UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TransUnion

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 1, 2020

Dear Fellow Stockholders:

I am pleased to invite you to join our Board of Directors and senior leadership for our 2020 Annual Meeting of Stockholders (Annual Meeting), which will be held on Tuesday, May 12, 2020, at 12:00 p.m. Central Daylight Time. Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast.

The attached Notice of Annual Meeting of Stockholders and proxy statement will serve as your guide to the business to be conducted at the meeting. We are mailing a Notice of Internet Availability of Proxy Materials (Notice) to our stockholders. We believe the Notice process allows us to provide our stockholders with the information they desire in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. The Notice contains instructions on how to access our 2019 Annual Report (which includes our 2019 Form 10-K), proxy statement and proxy card over the Internet, as well as instructions on how to request a paper copy of the materials, if desired.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or via the Internet following the instructions on the Notice as soon as possible, so that your shares will be represented and voted at the Annual Meeting. Instructions on how to vote are on page 11.

We urge you to read the accompanying proxy statement carefully and to vote FOR the director nominees proposed by the Board of Directors and FOR the other proposals in accordance with the recommendations of the Board of Directors.

On behalf of your Board of Directors, thank you for your confidence in TransUnion. We look forward to your continued support.

Chris Cartwright

President and CEO

555 West Adams Street

Chicago, Illinois 60661

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, May 12, 2020

12:00 p.m. Central Daylight Time

The 2020 Annual Meeting of Stockholders of TransUnion (Annual Meeting) will be held at 12:00 p.m. Central Daylight Time on Tuesday, May 12, 2020. Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders and other meeting participants, the Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. We also believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and TransUnion. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” on page 8.

We are holding the Annual Meeting for the following purposes:

1.

To amend and restate our Second Amended and Restated Certificate of Incorporation (Charter) to declassify the Board of Directors over the next three years such that all directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders;

2.	To amend and restate our Charter to eliminate the supermajority voting provisions relating to amendments to the Charter and Bylaws (Proposal 2(a)) and to the removal of directors (Proposal 2(b));

3.	To amend and restate our Charter to remove the corporate opportunity waiver provisions of the Charter;

4.

To amend and restate our Charter to remove certain rights, privileges and protections included in the Charter relating to former significant stockholders of TransUnion that have expired by their terms and to make other technical revisions to the Charter;

5.	To elect each of Suzanne P. Clark, Kermit R. Crawford and Thomas L. Monahan, III to the Board of Directors as a Class II director;

6.

To amend and restate our 2015 Omnibus Incentive Plan to, among other things, increase the number of shares authorized for issuance by 7 million shares and extend the term of our plan through the tenth anniversary of the date of such amendment and restatement;

7.	To ratify the appointment of PricewaterhouseCoopers LLP as TransUnion’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

8.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on March 13, 2020 is fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination, by any stockholder, at our offices in Chicago, Illinois during normal business hours for a period of ten days before the Annual Meeting. Please contact our Corporate Secretary, Mick Forde, at (312) 985-2000 if you wish to inspect the list of stockholders before the Annual Meeting. The stockholder list will also be available during the virtual Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/TRU2020.

We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. Under this process, on or around April 1, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials (Notice) to certain of our stockholders informing them that our proxy statement, 2019 Annual Report (which includes our 2019 Form 10-K) and voting instructions are available on the Internet as of the same date. The proxy statement will also be made available to all other stockholders on or around April 1, 2020. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request printed materials.

By order of the Board of Directors,

Mick Forde

Senior Vice President, Deputy General

Counsel and Corporate Secretary

April  1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of the 2020 Annual Meeting, the proxy statement and our 2019 Annual Report

(which includes our 2019 Form 10-K) are available at: www.proxyvote.com

2020 Proxy Statement Contents

i

PROPOSAL 3: AMEND OUR CHARTER TO REMOVE THE CORPORATE OPPORTUNITY WAIVER	38

Background of the Corporate Opportunity Amendment	38
Amendment	38
Vote Required	38

PROPOSAL 4: AMEND OUR CHARTER TO DELETE VARIOUS CHARTER PROVISIONS RELATED TO OUR FORMER SPONSORS THAT ARE NO LONGER APPLICABLE	39

Background	39
Amendment	39
Vote Required	39

PROPOSAL 5: ELECTION OF DIRECTORS	40

Director Compensation	40

PROPOSAL 6: APPROVAL OF TRANSUNION AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN	43

Material Changes to the 2015 Plan	43
Summary of the Amended 2015 Plan	44
Federal Income Tax Consequences	50
New Plan Benefits	51
History of Grants Under the 2015 Plan	52
Registration	52
Vote Required	52

PROPOSAL 7: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53

Ratification of Appointment of PricewaterhouseCoopers LLP	53
Change in Independent Registered Public Accounting Firm in 2020	53
Audit and Related Fees	54
Audit and Compliance Committee Report	54

COMPENSATION DISCUSSION AND ANALYSIS	56

Executive Summary	56
Executive Compensation Philosophy and Governance Practices Align with Stockholders and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking	61
Role of Compensation Committee, Management and Compensation Consultant in Compensation Decisions	63
Overview of 2019 Target Compensation Mix	63
Key Executive Compensation Components	65
Market Analysis and Benchmarking	65
2019 Executive Compensation Program	67

COMPENSATION COMMITTEE REPORT	77

ii

iii

TransUnion

555 West Adams Street

Chicago, Illinois 60661

(312) 985-2000

www.transunion.com

PROXY STATEMENT

For the 2020 Annual Meeting of Stockholders

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (or Board) to be voted at the 2020 Annual Meeting of Stockholders (Annual Meeting) of TransUnion, a Delaware corporation, sometimes referred to as the Company, we, us or our. The Annual Meeting will be held on Tuesday, May 12, 2020 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” on page 8.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (SEC), we are providing our stockholders access to our proxy materials and other Annual Meeting materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to our stockholders on or about April 1, 2020, unless a stockholder has previously requested printed materials. Stockholders will have the ability to access the proxy materials and our 2019 Annual Report (which includes our 2019 Form 10-K) on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice. The Notice contains instructions on how you can vote on the Internet or by telephone. You will need the 16-digit control number provided on the Notice or your proxy card (if applicable) to vote.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or mail will remain in effect until you terminate it.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS.

You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this cost-saving service, please see page 13 of the proxy statement.

PROXY STATEMENT SUMMARY

This proxy statement summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2019 Annual Report (which includes our 2019 Form 10-K) carefully before voting.

Annual Meeting of Stockholders

Time and Date:	Tuesday, May 12, 2020 at 12:00 p.m. Central Daylight Time

Virtual Meeting Access:	www.virtualshareholdermeeting.com/TRU2020

Record Date:	March 13, 2020

Voting:	Stockholders as of the record date are entitled to vote.
Vote by Internet at http://www.proxyvote.com
Vote by telephone at 1-800-690-6903
Vote by completing and returning your proxy card or voter instruction card
Vote your shares at www.virtualshareholdermeeting.com/TRU2020 on the day of and during the Annual Meeting
We urge you to vote before the meeting.

Voting Matters Agenda Item	Board Vote Recommendation	Page Reference

1. Declassification of the Board The Board recommends the declassification of the Board of Directors over the next three years such that all directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders.	FOR	34

2. Elimination of Supermajority Provisions The Board recommends the elimination of supermajority voting provisions relating to amendments to the Charter and Bylaws (Proposal 2(a)) and to the removal of directors (Proposal 2(b)).	FOR	36

3. Removal of Corporate Opportunity Waiver The Board recommends the removal of the corporate opportunity waiver provisions of the Charter.	FOR	38

4. Removal of Charter Provisions Related to Former Significant Stockholders The Board recommends the removal of certain rights, privileges and protections included in our Charter relating to former significant stockholders of the Company that have expired by their terms, as well as to make other technical revisions to the Charter.	FOR	39

5. Election of Directors The Board recommends the election of each of the director nominees as a Class II director.	FOR each Director Nominee	40

Voting Matters Agenda Item	Board Vote Recommendation	Page Reference

6. Amendment and Restatement of the 2015 Omnibus Incentive Plan The Board recommends the amendment and restatement of our 2015 Omnibus Incentive Plan to, among other things, increase the number of shares authorized for issuance by 7 million shares and extend the term of our plan through the tenth anniversary of the date of such amendment and restatement.	FOR	43

7. Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm The Board is asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2020.	FOR	53

Corporate Governance Highlights

The Board is responsible for overseeing our assets and business affairs in an honest, fair and ethical manner driven by comprehensive corporate governance principles, including the following:

Governance Highlights

☑  8 of 9 directors are independent

☑  Majority voting for directors

☑  Declassification of the Board of Directors (if stockholders approve Proposal 1)

☑  No supermajority voting provisions (if stockholders approve Proposals 2(a) and (2)(b))

☑  Clawback policy

☑  Stock ownership guidelines for executives and directors

☑  Independent Audit and Compliance, Compensation, Nominating and Corporate Governance and Technology, Privacy and Cybersecurity Committees

☑  Mandatory retirement age of 75 for directors (subject to waiver)

☑  No poison pill

☑  No pledging or hedging of TransUnion stock

☑  Active stockholder engagement

☑  Robust director nominee selection process

Over the course of the year, we have made several significant changes to reflect the business environment in which we operate and our continued commitment to sound corporate stewardship.

•	Established new Technology, Privacy and Cybersecurity Committee (the “TPC Committee”) of the Board of Directors, whose responsibilities include:

¡	monitoring the quality and effectiveness of our information security framework;
¡	reviewing our technology and innovation strategy and approach; and
¡	monitoring our compliance with global data privacy and security regulations and requirements applicable to the data we receive, collect, create, use, process and maintain.
•

Recruited a Chief Privacy Officer and created a Privacy Committee comprised of senior executives to govern TransUnion’s collection, analysis and use of personal information and to ensure we comply with all privacy laws and regulations around the world.

•	Established a new Sustainability Office to further progress our commitment to environmental, social and governance-related priorities.

As further discussed in this proxy statement, in August 2019, our Board approved certain amendments to our Second Amended and Restated Certificate of Incorporation (“Charter”), including the phased declassification of our board of directors and the elimination of the supermajority voting provisions that currently exist for removal of directors and implementation of certain amendments to our Charter and bylaws. Stockholders of record on March 13, 2020 will have the opportunity to vote on these proposals, together with the other proposals described in the proxy statement. Our Board is currently divided into three classes, with one class standing for election each year for a three-year term. If our stockholders approve the declassification, directors will stand for election to one-year terms, with all directors standing for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders. Just as TransUnion has grown and diversified our business since our 2015 IPO, it is equally as important that we also continue to evolve our corporate governance practices to more closely align with the interests of our stockholders.

Board of Directors – Key Facts

The following table provides summary information about each of our directors. More detailed information about each director’s background, skill set and experience can be found beginning on page 19.

Name	Age[1]	Director Since	Independent	Occupation	Committee Memberships	Other Public Company Boards

George M. Awad	59	2013	☑	Principal, Gibraltar Capital Corporation	• Audit and Compliance	• None

Christopher A. Cartwright	54	2019		President and CEO, TransUnion	• Executive	• None

Suzanne P. Clark	52	2017	☑	President, U.S. Chamber of Commerce	• Audit and Compliance • TPC	• AGCO Corporation (NYSE: AGCO)

Kermit R. Crawford	60	2019[2]	☑	Former President and COO, Rite Aid Pharmacy	• None	• The Allstate Corporation (NYSE: ALL)

Russell P. Fradin	64	2018	☑	Operating Partner, Clayton, Dubilier & Rice	• Nominating and Corporate Governance • TPC (Chairperson) • Executive	• Best Buy Co. (NYSE: BBY)

Pamela A. Joseph	61	2015	☑	CEO, Clearent, LLC	• Audit and Compliance (Chairperson) • Executive	• Paychex, Inc. (NASDAQ: PAYX)

Name	Age[1]	Director Since	Independent	Occupation	Committee Memberships	Other Public Company Boards

Siddharth N. (Bobby) Mehta	61	2012	☑	Former President and CEO, TransUnion	• TPC	• The Allstate Corporation (NYSE: ALL) • Jones Lange LaSalle Incorporated (NYSE: JLL) • Northern Trust Company (NASDAQ: NTRS)

Thomas L. Monahan, III	53	2017	☑	Managing Partner, Norton Street Capital	• Compensation	• None

Andrew Prozes	74	2014	☑	Former CEO, LexisNexis	• Compensation (Chairperson) • Nominating and Corporate Governance • Executive	• None

(1)	The age indicated for each director is as of March 13, 2020.
(2)

On June 14, 2019, Mr. Crawford was appointed by the Board of Directors as a Class II director to fill a vacancy on the Board and to serve as a Class II director for the balance of the three-year term expiring at the Annual Meeting. Mr. Crawford was recommended to the Board by a third-party search firm.

Executive Compensation Highlights

Executive Compensation Philosophy

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy:

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;
•

Align the focus of our executives with the interest of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance and, thereby, enhance stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results; and
•	Discourage unnecessary and excessive risk-taking.

Strong Stockholder Support

Our most recent Say-on-Pay vote was held at our 2019 Annual Meeting of Stockholders, and received 98.3% support. We believe this strong Say-on-Pay vote outcome shows the support for our executive compensation program.

2019 Executive Compensation Reflected our NEOs’ and the Company’s Overall Strong Performance

•	Our Named Executive Officer’s 2019 annual incentive payout ranged between 125% and 166% of target.
•

Our 2017-2019 Performance Share Unit total weighted payout was the maximum level of 200% resulting from maximum performance achievement on all three performance measures: Cumulative Adjusted EBITDA (45% weighting), Cumulative Revenue (20% weighting) and Relative TSR (35% weighting).

Target Compensation Mix is Linked to Company Performance and Aligned with Stockholders

•	87% of our CEO’s target compensation and 81% of our other NEOs’ target compensation is “at-risk” based on Company and share price performance.
•	73% of our CEO’s target compensation and 62% of our other NEOs’ target compensation is based on long-term incentives aligned with stockholders.

See “Compensation Discussion and Analysis” on page 56 and “Executive Compensation” on page 78 for additional details on our executive compensation programs.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Where and when is the Annual Meeting?

A:

The Annual Meeting will be held on Tuesday, May 12, 2020 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You may access the virtual meeting as follows: www.virtualshareholdermeeting.com/TRU2020. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

Q:	Why are we holding a virtual Annual Meeting?

A:

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the novel coronavirus disease, COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only stockholders of record at the close of business on March 13, 2020, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The record date is established by our Board. Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. On the record date, we had 189,784,879 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What do I need to do to attend and participate in the Annual Meeting virtually?

A:

Both stockholders of record and stockholders whose shares are held in street name will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRU2020. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

We have designed our virtual format to enhance your access, participation and communication. The virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our Board or management. Questions must be confined to matters properly before the Annual Meeting and of general Company concern. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate.

The Annual Meeting live audio webcast will begin promptly at 12:00 p.m. Central Daylight Time on Tuesday, May 12, 2020. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Central Daylight Time, and you should allow ample time for the check-in procedures.

Q:	What is the difference between holding shares as a registered stockholder and as a beneficial owner or in “street name?”

A:	If your shares were registered directly in your name as of the record date with our transfer agent, American Stock Transfer & Trust Company, you are considered the “registered stockholder” of those shares. As a stockholder of record, we will mail the Notice, or if requested, copies of the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee (“street name”), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Notice or, if requested, printed proxy materials and our 2019 Annual Report were forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions included in the materials. However, because a beneficial owner whose shares are held in “street name” is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Heather J. Russell, Chief Legal Officer, and Michael J. Forde, Senior Vice President, Deputy General Counsel and Corporate Secretary, to act as proxy holders at the virtual Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

Q:	What routine matters will be voted on at the Annual Meeting?

A:

The ratification of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

Q:	What non-routine matters will be voted on at the Annual Meeting?

A:

The amendments to our Charter to: (a) effect the phased declassification of the Board; (b) eliminate supermajority voting provisions in our Charter; (c) remove the corporate opportunity waiver provisions in our Charter; and (d) remove certain rights, privileges and protections in our Charter related to our former significant stockholders, together with making certain technical amendments to our Charter, are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Additionally, the election of directors and the amendment and restatement of our 2015 Omnibus Incentive Plan are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Brokers who do not receive voting instructions will only be allowed to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.

Q:	Could other matters be decided at the Annual Meeting?

A:

We are not aware of any matters that will be considered at the Annual Meeting other than those described in this proxy statement. However, if any other matters properly arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

•	“FOR” the amendment and restatement of our Charter to effect the declassification of the Board of Directors over the next three years such that all directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders.

•	“FOR” the elimination of supermajority voting provisions relating to amendments to the Charter and Bylaws (Proposal 2(a)) and to the removal of directors (Proposal 2(b)).

•	“FOR” the removal of the corporate opportunity waiver provisions of the Charter.

•	“FOR” the removal of certain rights, privileges and protections included in our Charter relating to former significant stockholders of the Company that have expired by their terms, as well as to make other technical revisions to the Charter.

•	“FOR” the election of each of the three director nominees named in this proxy statement as a Class II director.

•	“FOR” the amendment and restatement of our 2015 Omnibus Incentive Plan to, among other things, increase the number of shares authorized for issuance by 7 million shares and extend the term of our plan through the tenth anniversary of the date of such amendment and restatement.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.

Q:	What is the vote required for each proposal?

A:

For Proposal 1, Declassification of the Board, Proposal 2, Elimination of Supermajority Provisions, Proposal 3, Removal of Corporate Opportunity Waiver and Proposal 4, Removal of Charter Provisions Related to Former Significant Stockholders, to be approved, under the existing supermajority voting provisions set forth in the Charter, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the outstanding shares of the Company’s common stock is required to approve each of Proposal 1, Proposal 2(a), Proposal 2(b), Proposal 3 and Proposal 4. Each of Proposals 1 through 4 is an independent proposal and none of the proposals is conditioned on the approval of any other proposal. Abstentions and broker non-votes, if any, have the same effect as votes against each of these proposals. If you hold your shares in “street name” and do not give your broker specific voting instructions, your shares will not be voted and will not be counted with respect to these proposals.

For Proposal 5, Election of Directors, to be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Any incumbent director who fails to receive the required number of votes for re-election is required to promptly tender his or her resignation, and the Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. We will publicly disclose any such decision by the Board with regard to any director’s resignation. If you hold your shares in “street name” and do not give your broker specific voting instructions, your shares will not be voted and will not be counted in the election of the director nominees.

For Proposal 6, Amendment and Restatement of 2015 Omnibus Incentive Plan, the proposal will be approved if more votes are cast “FOR” than are cast “AGAINST” the proposal. Abstentions will have the same effect as a vote against Proposal 6 and broker non-votes will have no effect on this proposal. If you hold your shares in “street name” and do not give your broker specific voting instructions, your shares will not be voted and will not be counted with respect to this proposal.

For Proposal 7, Ratification of Appointment of Independent Registered Public Accounting Firm, the proposal will be approved if more votes are cast “FOR” than are cast “AGAINST” the proposal. As Proposal 7 is advisory and non-binding, the Board will review the voting results on this proposal and take the results into account when making future decisions regarding this matter. Broker non-votes (described below) may be voted at the discretion of the broker or other nominee with respect to Proposal 7. Abstentions will have no effect on the outcome of Proposal 7.

Q:	What is a broker non-vote?

A:

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes.” For purposes of determining the outcome of any proposal as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, if allowed, these shares will be treated as not present and not entitled to vote with respect to that proposal, even though those shares are considered entitled to vote for quorum purposes.

Q:	What is the effect of an abstention?

A:

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting. An abstention with respect to Proposals 1-4 and Proposal 6 have the same effect as a vote against such proposal. An abstention with respect to Proposal 7 will have no effect.

Q:	What constitutes a quorum?

A:

A majority of the aggregate voting power of the common stock entitled to be voted at the Annual Meeting is a quorum, which is required for holding and transacting business at the Annual Meeting. The shares may be present virtually or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	Who is soliciting my vote?

A:	Our Board is soliciting your vote for the Annual Meeting.
Q:	How do I vote?

A:

Virtual Meeting. Stockholders of record may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/TRU2020, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Annual Meeting” on page 8. You may also vote by any of the following methods (please vote as soon as possible):

Internet. Vote at http://www.proxyvote.com, the website for Internet voting. Follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 11, 2020.

Telephone. Vote by telephone by calling 1-800-690-6903. Follow the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 11, 2020.

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 11, 2020.

If you hold your TransUnion shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please carefully follow the directions on your proxy card or the voter instruction card from your broker.

Voting by Internet, telephone or mail will not limit your right to vote virtually at the Annual Meeting if you later decide to change your vote while attending the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, the Board recommends that you submit a proxy in advance via the Internet, by telephone or by mail.

Q:	Can I vote my stock by filling out and returning the Notice?

A:	No. The Notice will provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot electronically during the Annual Meeting.

Q:	If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

A:	No.

Q:	Can I change my vote?

A:	Yes. You may revoke or change a proxy before the vote is taken at the Annual Meeting by:

•	giving notice of the revocation in writing to our Corporate Secretary at 555 West Adams Street, Chicago, Illinois 60661;

•	submitting another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet, is received by 11:59 p.m. (Eastern Daylight Time) on May 11, 2020; or

•	if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.
Q:	Who will tabulate and certify the vote?

A:

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

Q:	What if I have technical difficulties during the check-in time or during the Annual Meeting?

A:

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TRU2020. Please be sure to check in by 11:45 a.m. Central Daylight Time on May 12, 2020, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting, unless only preliminary voting results are available at that time. If necessary, we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of this report and other reports free of charge on our Investor Relations website, www.transunion.com/tru, on the Financials page, or by contacting our Investor Relations department at 312-985-2860. Also, the Form 8-K and other reports we file with the SEC are available to you over the Internet at the SEC’s website at http://www.sec.gov.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

A:

Most stockholders received a Notice instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to stockholders. On or around April 1, 2020, we will begin mailing the Notice to certain stockholders of record as of the close of business on March 13, 2020, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail for this meeting and on an ongoing basis. Stockholders who previously requested printed proxy materials or electronic materials on an ongoing basis received those materials in the format requested.

Q:	How can I access the proxy materials over the Internet?

A:

The Notice, this proxy statement and our 2019 Annual Report are available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/TRU2020 on the day of and during the Annual Meeting. Your Notice or proxy card will contain instructions on how to view these materials. Our proxy materials are also available on our Investor Relations website, www.transunion.com/tru, on the Financials page.

Q:	What does it mean if I receive more than one proxy card or Notice?

A:

If you receive more than one proxy card or Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each proxy card and/or Notice to ensure that all of your shares are voted.

Q:	Who pays for the proxy solicitation related to the Annual Meeting?

A:

We will bear the entire cost of this solicitation, including the preparation, assembly, printing, the mailing of the Notice and any mailing of this proxy statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of TransUnion, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We have retained Georgeson LLC to assist us with the solicitation of proxies for an estimated fee of $8,500 plus expenses. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

Q:	Can I choose to receive proxy statements and annual reports on the Internet instead of receiving them by mail?

A:

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by following the instructions on your proxy card or voting instruction form. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

Our Board of Directors directs the management of our business and affairs, as well as managing our business on behalf of our stockholders. The Board and management recognize that the interests of TransUnion are advanced by responsibly addressing the concerns of multiple constituencies, including employees, consumers, customers and the communities in which we operate. Our Corporate Governance Guidelines support the Board in its oversight role and in fulfilling its obligation to stockholders.

Our Corporate Governance Guidelines address, among other things:

•	the composition and responsibilities of the Board,
•	director independence and qualification standards,
•	Board meeting requirements,
•	management succession planning,
•	compensation of non-management directors, and
•	communications with Board members.

The Nominating and Corporate Governance Committee regularly reviews our Corporate Governance Guidelines and recommends modifications of these guidelines to the Board when appropriate, including when New York Stock Exchange (NYSE) and SEC regulations require changes.

You can find our Corporate Governance Guidelines on our Investor Relations website, www.transunion.com/tru, on the “Leadership and Governance” page.

Company Structure; Board Composition

TransUnion was formed by affiliates of Goldman, Sachs & Co. LLC (“GS”) and Advent International Corporation (“Advent,” and together with GS, the “Sponsors”) on February 15, 2012. On April 30, 2012, TransUnion Intermediate Holdings, Inc. was acquired by TransUnion and became our wholly-owned subsidiary. On June 30, 2015, we completed the initial public offering of our common stock (the “IPO”) at a public offering price of $22.50 per share. Our stock trades on the New York Stock Exchange under the ticker “TRU.”

Our Second Amended and Restated Certificate of Incorporation currently provides for a classified board of directors. We currently have four directors in Class I (Messrs. George Awad, Christopher Cartwright, Siddharth (Bobby) Mehta and Andrew Prozes), four directors in Class II (Messrs. Kermit Crawford, Thomas Monahan and Leo Mullin and Ms. Suzanne Clark) and two directors in Class III (Mr. Russell Fradin and Ms. Pamela Joseph). Subject to approval by our stockholders of Proposal 1 at the Annual Meeting, the Board will be declassified over the next three years such that all directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders.

Board Leadership Structure and Role of Board in Risk Oversight

Our Board of Directors is currently led by Mr. Leo Mullin, our Non-Executive Chairperson. In accordance with our mandatory retirement guidelines, Mr. Mullin will not seek reelection at the Annual Meeting and will retire from the Board at the Annual Meeting. The Board has elected Ms. Pamela Joseph to succeed Mr. Mullin as Chairperson at that time. Whenever the Chairperson of the Board is also the CEO or is a director who does not otherwise qualify as an “independent director,” the independent directors will elect from among themselves a Lead Director of the Board. Following nomination by the Nominating and Corporate Governance Committee, each independent director will be given the opportunity, by secret ballot, to vote in favor of a Lead Director nominee or to write in a candidate of his or her own. The Lead Director will be elected by a plurality and will serve until the Board meeting immediately following the next annual meeting of stockholders, unless otherwise determined by the Board. Since the CEO position is currently separate from our Chairperson position, we do not have a Lead Director at this time.

We believe that the separation of the Chairperson and the CEO roles is appropriate for us at this time. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The Non-Executive Chairperson role allows our President and CEO to focus on his management responsibilities in leading the business, setting our strategic direction and optimizing our performance and operations. At the same time, the Non-Executive Chairperson can focus on Board leadership, provide guidance to the CEO, and focus on corporate governance and our overall business strategy. The Board believes that the separation of functions between the CEO and the Non-Executive Chairperson of the Board provides independent leadership of the Board in the exercise of its oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board and our stockholders.

The Board of Directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit and Compliance Committee. The Audit and Compliance Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the oversight of administrative and financial and disclosure controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, compliance and internal audit functions, the Audit and Compliance Committee reviews and discusses all significant areas of our business and summarizes for the Board of Directors areas of compliance risk and appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

In May 2019, our Board established the TPC Committee in response to the growing number of complexities that affect information security infrastructure and our industry, including cybersecurity and cyber fraud risks, third party risk management and privacy. Our Board and our TPC Committee regularly meet with our Chief Information Security Officer to assess cybersecurity risks and to evaluate the status of our cybersecurity strategy and program, which includes an overview of how people, process and technology are deployed at TransUnion to protect consumers, customers, data and systems that are part of our business.

Director Independence

Our Board of Directors has affirmatively determined that each of Mses. Clark and Joseph and Messrs. Awad, Crawford, Fradin, Mehta, Monahan, Mullin and Prozes has no material relationship with the Company and qualifies as an independent director under the standards established by the New York Stock Exchange (“NYSE”), as currently in effect.

In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or has an immediate family member who is one of our executive officers;
•	has been a Company employee within the past three years or has an immediate family member who has been an executive officer within the past three years;
•

has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than a family member’s compensation for service as a non-executive employee;

•	is a current partner or employee of a firm that is our internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on our audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

•

has, or has an immediate family member who has, been employed as an executive officer of another company where any of our present executives have served on the other company’s compensation committee during the past three years; or

•

is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Mr. Robert Beauchamp, who served as a director until his resignation on April 2, 2019, was deemed to be independent under the NYSE rules. Mr. James Peck, who served as a director until his resignation on February 29, 2020, was not deemed to be independent under the NYSE rules as Mr. Peck served as our President and CEO until May 8, 2019. The purpose of the independence review by our Board is to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director or director nominee is independent. As a result of its review of our nominees for director, the Board determined that Ms. Clark and Messrs. Crawford, and Monahan are independent under NYSE rules. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of our Company.

Mandatory Retirement

Any director who reaches age 75 while in office must resign when he or she reaches the age of 75. A director elected to the Board before his or her 75th birthday may continue to serve until the later of (1) the expiration of the director’s then-current term and (2) the annual stockholders’ meeting coincident with or next following his or her 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

No Term Limits

The Board believes we benefit from the service of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations. The Nominating and Corporate Governance Committee will review periodically the appropriateness of each director’s continued service.

Stockholder Engagement

We employ a broad stockholder engagement program that provides management and our Board with valuable insight and feedback from investors throughout the year. During 2019, senior management engaged with stockholders representing more than 65% of our outstanding common stock and with more than 80% of actively managed shares across ten major investment markets in the United States, Canada and Europe. In 2019, we also hosted our first ever Investor Day, which included presentations from 13 senior executives and seven product demonstrations across a broad range of topics, including key strategic growth initiatives across each of our business segments and largest verticals, new product innovation and technology.

Communications with Directors

We have established a process for communications with directors. All interested parties (including our stockholders) who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit and Compliance, Nominating and Corporate Governance or Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Chief Legal Officer (Heather Russell, heather.russell@transunion.com),

555 West Adams Street, Chicago, Illinois 60661, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously.

Meetings and Meeting Attendance

During 2019, each of our directors attended at least 75% of the Board and Board committee meetings on which he or she served (held during the period that such director served), except that Mr. Mehta attended less than 75% of the Board meetings during the fiscal year ended December 31, 2019. During 2019, our Board of Directors met seven times. Directors are expected to attend our annual stockholders’ meeting. For our 2019 Annual Meeting of Stockholders, all members of our Board who were then-serving attended the meeting.

Sustainability Overview

In 2019, we established a Sustainability Office under the purview of a Chief Sustainability Officer. In keeping with our mission of leveraging Information for Good®, the Sustainability Office embodies our commitment to integrating sustainability into every aspect of our business. The goals and programs at TransUnion are consistent with the greatest areas of sustainability risk and topics most important to our stakeholders.

Social Good: Human Capital Management and Diversity & Inclusion

We invest in associate development and diversity training to enable associates to bring their authentic selves to work. Beyond our inclusion training, we are committed to providing associates with competitive salaries and benefits. We provide our associates with flexible time off, pet insurance, gender confirmation procedures, and other cutting-edge benefits. Our commitment to creating a great work culture helps us attract and retain the best talent, so that we are able to continue to innovate creative solutions and build products that better reflect our customers’ needs and are inclusive of consumers’ perspectives.

Economic Good: Economic Inclusion and Financial Literacy

As a supplier of unbiased, highly predictive information within the financial system, we help create a more even playing field for all consumers. On a local level, in more than 30 global markets, we do this by working with non-profits and community groups to increase access to financial literacy and information. Across our global markets, we facilitate information exchanges in early credit markets so that national economies can flourish, as well as leveraging trended and alternative data in established markets to capture a wider range of positive payment behaviors. This empowers lenders to make more informed decisions while increasing financial inclusion to a larger population of consumers creating a more inclusive world.

Environmental Good: Environmental Efficiency and Climate Change

We recognize that individuals and businesses have a role to play in protecting the environment. We are currently evaluating numerous energy efficiency and waste management initiatives to reduce operating costs and improve our resilience to ensure continuous access to energy necessary for running our offices and data centers. By protecting the environment, we not only fulfill our responsibility to the world, but also improve our operational efficiency.

Good Governance: Ethics, Privacy and Information Security

We take the responsibility entrusted to us by consumers, data furnishers, and business partners to protect sensitive information and have developed a culture of privacy and security, working hard and taking action to reduce the impact and likelihood of malicious activity. Our information security team operates globally across all our business units and locations, ensuring coverage and visibility 24 hours a day, 7 days a week. Our legal department actively partners with business units across the globe to proactively manage and address compliance, security and related issues when the need arises. Protecting consumers and their data empowers people in markets where we operate and supports our growth plans for the future.

For more information on our sustainability practices and an overview of the steps we have already taken to make progress on a number of these goals, please review our CSR report available at https://www.transunion.com/csr.

Considerations for Board Nominees

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed below under Director Experience and Skills and each of the directors’ individual biographies. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

While the Board has not established mandatory minimum qualifications that a potential director nominee must possess, our Nominating and Corporate Governance Committee identifies candidates for the Board of Directors by taking into account all factors it considers appropriate, which includes monitoring the mix of specific experience, qualifications, skills and diversity of the directors to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively. Our guidelines regarding director candidates do not prescribe specific standards for diversity, but the Nominating and Corporate Governance Committee considers diversity broadly to include differences of professional experience, viewpoint, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors. Important individual qualifications for our directors include strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Nominating and Corporate Governance Committee considers candidates with demonstrated skills or experience in the following areas, among others: business or regulatory acumen, industry knowledge and experience, relevant technical skills, relevant career experience, financial experience, and local or community ties.

In identifying qualified candidates for our Board, our Nominating and Corporate Governance Committee reviews candidates’ existing commitments to other businesses and potential conflicts of interest with other pursuits. The Nominating and Corporate Governance Committee evaluates legal considerations, such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. Our Nominating and Corporate Governance Committee will consider director candidates from many sources, including stockholders. Stockholder recommendations must follow certain procedures under SEC rules and regulations and our bylaws. Any such recommendations must be in writing and delivered to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, 555 West Adams Street, Chicago, Illinois 60661. The Nominating and Corporate Governance Committee will evaluate all candidates for the Board in the same manner, including those candidates proposed by stockholders.

Background and Experience of Directors

Our director nominees and continuing directors reflect a wide range of diverse backgrounds, skills and experiences, ranging from senior governmental experience to several current and former CEOs from varying industries. We believe that identifying the primary skills of our directors provides a meaningful representation of the balance of skills of our Board as a whole. Our directors’ diverse viewpoints and unique experiences enhance the quality of our Board’s discussions and the ability to execute on our business strategy.

The table below highlights summary information about our directors’ experience and skills.

Director Biographies

The specific experience and qualifications of each our director nominees and continuing directors is described below. If a skill is not listed for an individual director that does not necessarily signify a director’s lack of qualification or experience in a particular area. The age indicated for each of our director nominees and continuing directors is as of March 13, 2020. The immediately following three directors will be seeking election at our Annual Meeting. See “Proposal 5: Election of Directors” for more information.

Suzanne P. Clark, 52	Director since June 2017
President, U.S. Chamber of Commerce

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Cybersecurity and Technology
•	Organizational Transformation

Suzanne P. Clark has served as President of the U.S. Chamber of Commerce since June 2019, where she focuses on strategy, government relations and market innovation in support of the Chamber’s more than 3 million member companies internationally. Ms. Clark served as Senior Executive Vice President from January 2017 until June 2019 and as Executive Vice President of the U.S. Chamber of Commerce from September 2014 until January 2017. She was previously the Chief Executive Officer of Potomac Research Group from 2010 through September 2014. Prior to that, she held senior leadership roles with Atlantic Media Company (President of National Journal Group) and American Trucking Associations (Chief of Staff). She has served on the board of AGCO Corporation (NYSE:AGCO) and their Compensation and Succession Committees since April 2017 and

Ms. Clark serves on the boards of So Others Might Eat and St. Patrick’s Episcopal Day School. She is the former President of International Women’s Forum (Washington chapter) and has been honored by Washingtonian Magazine as one of the “100 Most Powerful Women in Washington.”

Ms. Clark holds a B.A. and an M.B.A. from Georgetown University.

Kermit R. Crawford, 60	Director since June 2019
Former President and COO, Rite Aid Pharmacy

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Finance and Accounting
•	Risk Management

Kermit R. Crawford served as President and Chief Operating Officer of Rite Aid Pharmacy, which operates one of the leading retail drugstore chains in the United States, from October 2017 until March 2019. Prior to Rite Aid, he was an operating partner and advisor with the private equity firm Sycamore Partners from 2015 to 2017. He served as Executive Vice President and President of Pharmacy, Health and Wellness for Walgreen Company, which operates the largest drugstore chain in the United States, from April 2011 to December 2014, and prior to that, as Executive Vice President and Senior Vice President of Pharmacy Services from 2007 to 2011.

He has served on the board of directors for The Allstate Corporation since 2013 and is currently Chair of the Audit Committee, as well as a member of the Risk and Return Committee. Mr. Crawford served on the board of directors for LifePoint Health from March 2016 to November 2018. His service extends to several non-profit organizations including, the Board of Directors for Northwestern Lake Forest Hospital and the Board of Trustees for The Field Museum.

Mr. Crawford has received many notable honors for his expertise and contributions. Chain Drug Review honored him with the “Lifetime Achievement Award” in 2014. Drug Store News presented Crawford with its 2014 “Pharmacy Innovator Award.” Savoy Magazine named Crawford one of the “Top 100 Most Influential Blacks in Corporate America” in 2018, and Black Enterprise Magazine named Crawford to its prestigious list of “America’s Most Powerful Black Directors” in 2018.

Mr. Crawford holds a B.S. in Pharmacy from Texas Southern University.

Thomas L. Monahan, III, 53	Director since June 2017
Managing Partner, Norton Street Capital

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Cybersecurity and Technology
•	Global

Thomas L. Monahan, III served as Chairman and Chief Executive Officer of CEB, Inc. (formerly NYSE: CEB) from 2008 until April 2017, and served as CEO beginning in 2005. CEB is a research and analytics firm which provides data and insights to help people work more effectively. In his 21 years at CEB, Mr. Monahan led significant global growth and digitization of product delivery. Mr. Monahan has served as a Managing Partner at Norton Street Capital since April 2017. Previously, he worked at Deloitte and Andersen Consulting. He is a former member of the CEB board and served as a member of the board of Convergys Corporation (NYSE:CVG) from 2008 through 2018. Mr. Monahan is also currently a member of the boards of ProKarma, Inc. (Chair), Workforce Logiq, Winsight, the Peace Tech Lab and the Maret School.

Mr. Monahan holds a B.A. from Harvard University and an M.B.A. from New York University.

The following directors are continuing directors who will not stand for election at the 2020 Annual Meeting:

George M. Awad, 59	Director since November 2013
Founder and Principal, Gibraltar Capital Corporation

Qualification Highlights

•	Senior Leadership / CEO
•	Finance and Accounting
•	Global
•	Risk Management

George M. Awad is the founder and principal of Gibraltar Capital Corporation, which he founded in 2011. Gibraltar Capital Corporation is a wealth management and advisory firm providing investment and business advice to wealthy, internationally-based families. He is a highly accomplished executive with exceptional operating experience in running large, global businesses across the full suite of consumer financial services products, including senior leadership roles with GE Capital from 1988 to 2006 and Citigroup, Inc. from 2006 to 2011, with focus on domestic and global markets. Most recently, Mr. Awad served as CEO, Consumer Finance for Citigroup, with prior positions as CEO, North America Cards and CEO, Global Consumer Group EMEA. Mr. Awad acted as the interim CEO and President of Walter Investment Management Corp. (now known as Ditech Holding Corporation) from June to September 2016. He has served on its board of directors since June 2016 and as the Chairman of the Board from June 2016 through February 2018. Mr. Awad leads Ditech Holding Corporation’s Compliance Committee and serves on its Nominating and Corporate Governance and Finance committees.

Mr. Awad holds a B.S. from the American University of Beirut and an M.B.A. from the University of Pittsburgh - Katz Graduate School of Business.

Christopher A. Cartwright, 54	Director since May 2019
President and CEO, TransUnion

Qualification Highlights

•	Senior Leadership / CEO
•	Cybersecurity & Technology
•	Industry
•	Organizational Transformation

Christopher A. Cartwright has served as President and CEO of the Company since May 8, 2019. Mr. Cartwright joined the Company in August 2013 as Executive Vice President-U.S. Information Services. From December 2010 through March 2013, he was the Chief Executive Officer of Decision Insight Information Group, a portfolio of independent businesses providing real property information, software and services to insurance, finance, legal and real estate professionals in the United States, Canada and Europe. From June 1997 through October 2010, he held a variety of positions at Wolters Kluwer, a global information services and workflow solutions company, where he was CEO of Corporate Legal and Financial Services Division of North America and CEO of Shared Technology Services. Prior to Wolters Kluwer, he was Senior Vice President, Strategic Planning & Operations for Christie’s Inc. and Strategy Consultant for Coopers and Lybrand.

Mr. Cartwright holds a bachelor’s degree in business administration and a master’s in public accountancy from The University of Texas at Austin.

Russell P. Fradin, 64	Director since July 2018
Operating Partner, Clayton, Dubilier & Rice, Inc.

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Cybersecurity and Technology
•	Organizational Transformation

Russell P. Fradin became an operating partner with private investment firm Clayton, Dubilier & Rice, Inc. (CD&R) in 2016, and in that capacity serves as Chairman of two portfolio companies: Capco, a business, digital and technology consulting services company for the financial services industry; and TRANZACT, which provides end-to-end customer acquisition solutions to the insurance sector. Prior to joining CD&R, Mr. Fradin served as President and CEO at SunGard Data Systems, from 2011 until the company’s acquisition by FIS in 2015. He previously served as the Chairman and CEO of Aon Hewitt, a global leader in human resource solutions. During his tenure, Mr. Fradin oversaw the successful 2010 merger between Aon Consulting and Hewitt Associates, having been CEO of Hewitt since 2006. Additional former roles include CEO of the BISYS Group, and senior executive positions at Automatic Data Processing and McKinsey & Company. He has served on the board of Best Buy Co., Inc. since April 2013 and is currently lead independent director. Mr. Fradin also serves on the board of Hamilton Insurance Group, Ltd.

Mr. Fradin holds a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

Pamela A. Joseph, 61	Director since September 2015; Chairperson Elect of the Board
CEO, Clearent, LLC

Qualification Highlights

•	Senior Leadership / CEO
•	Cybersecurity and Technology
•	Finance and Accounting
•	Global

Pamela A. Joseph has served as Chief Executive Officer of Clearent, LLC, a payments processing company, since September 2019, and acts as Operating Partner for Clearent’s majority owner, Advent International. Ms. Joseph served as the President and Chief Operating Officer of TSYS from May 2016 until September 2017. Ms. Joseph was previously the Vice Chairman of U.S. Bancorp Payment Services and Chairman of Elavon (formerly NOVA Information Systems, Inc.), a wholly-owned subsidiary of U.S. Bancorp, a position she held from 2004 until June 2015. Ms. Joseph serves on the board of directors of Paychex, Inc., a payroll provider, and also serves on its Governance and Compensation Committee. Ms. Joseph also serves on the board of directors of Adyen, N.V., a Netherlands-based payment processor, and the board of directors of Clearent. Ms. Joseph served on the board of directors of TSYS from May 2016 to September 2017. Ms. Joseph served as a director of Centene Corporation from September 2007 to April 2016.

Ms. Joseph holds a B.S. from the University of Illinois at Urbana-Champaign.

Siddharth N. (Bobby) Mehta, 61	Director since April 2012
Former President and CEO, TransUnion

Qualification Highlights

•	Senior Leadership / CEO
•	Cybersecurity and Technology
•	Industry
•	Risk Management

Siddharth N. (Bobby) Mehta is the former President and CEO of TransUnion. He joined the Company in August 2007 and served as the President and CEO until December 31, 2012. From May 2007 through July 2007, he was a consultant to our Board of Directors. From 1998 through February 2007, he held a variety of positions with HSBC Finance Corporation and HSBC North America Holdings, Inc., including Chairman and Chief Executive Officer of HSBC Finance Corporation. He has served on the board of directors of Jones Lang LaSalle Incorporated since July 2019, the board of directors of Northern Trust Corporation since January 2019 and the board of directors of The Allstate Corporation since 2014. Mr. Mehta also serves on the boards of DataCard Group, The Chicago Public Education Fund, The Field Museum, the Myelin Repair Foundation and Amount LLC.

Mr. Mehta holds a B.S. from London School of Economics and an M.B.A. from the University of Chicago.

Andrew Prozes, 74	Director since January 2014
Former CEO, LexisNexis

Qualification Highlights

•	Senior Leadership / CEO
•	Corporate Governance
•	Industry
•	Organizational Transformation

Andrew Prozes served as a director of Cott Corporation from 2005 until May 2018 and chaired its Human Resources and Compensation Committee. He currently serves on the board of directors of Scribestar Limited, Fiizy, Payfone, Neoway, nanopay and Synaptive Limited, and a number of other private for-profit and not-for-profit boards. Mr. Prozes served as the Chief Executive Officer of LexisNexis and on the board of directors of Reed Elsevier PLC from 2000 until December 2010. Prior to joining Reed Elsevier, Mr. Prozes served as Executive Vice President and Chief Operating Officer of West Group, part of the Thomson Reuters Corporation, from 1997 to 2000. From 1988 to 1996, he served as President of Southam’s City Newspapers and was responsible for thirteen daily newspapers and Southam’s business information. Mr. Prozes is a past Chairman of The U.S. Information Industry Association and has served on the boards of the Information Technology Association of Canada and the Canadian Newspaper Association. He is a board trustee of Freedom House in Washington, D.C.

Mr. Prozes holds a B.A. from the University of Waterloo and an M.B.A. from York University.

Board Committees

The standing committees of our Board of Directors consist of an Audit and Compliance Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Technology, Privacy and Cybersecurity Committee and an Executive Committee. The Board has adopted written charters for each of its committees, which can be found on our Investor Relations website, www.transunion.com/tru, on the “Leadership and Governance” page. Listed below are the members of each of the five standing committees as of March 13, 2020.

AUDIT AND COMPLIANCE COMMITTEE 2019 Meetings: 4 Pamela A. Joseph, Chairperson (I) George M. Awad (I) Suzanne P. Clark (I)

•   Assist our Board in overseeing and advising on:

¡   the quality and integrity of our financial statements and our financial reporting and disclosure practices;

¡   the soundness of our system of internal controls regarding finance and accounting;

¡   our compliance with applicable legal and regulatory requirements;

¡  our independent registered public accounting firm’s qualifications, performance and independence;

¡  the performance of our internal audit function;

¡   compliance with our Code of Business Conduct; and

¡  compliance with our related person transaction policy.

•   Retain our independent registered public accounting firm.

•   Pre-approve audit and non-audit services to be provided by our independent registered public accounting firm.

•   Consult with our independent and internal auditors regarding audits of our consolidated financial statements and the adequacy of our internal controls.

•   Prepare the audit committee report for our proxy statement.

•   Our Board has determined that each member of the Audit and Compliance Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•   Our Board has determined that each of Ms. Joseph and Mr. Awad qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

I = Independent

COMPENSATION COMMITTEE 2019 Meetings: 7 Andrew Prozes, Chairperson (I) Thomas L. Monahan, III (I) Leo F. Mullin (I)[1]

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡  setting our compensation program and compensation of our executive officers and directors;

¡   monitoring our incentive and equity-based compensation plans;

¡  overseeing our management succession and continuity planning process; and

¡   preparing the compensation committee report in our proxy statement.

•   Review and approve annual compensation decisions for our CEO and executive officers, including adjustments to base salary, bonus, equity and equity-based incentives, and other benefits.

•   Review and make recommendations to the Board regarding compensation for non-management directors for their Board and committee service.

•   Review and discuss with management, at least annually, management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company.

•   Review and evaluate the succession plans relating to the CEO and other executive officers and make recommendations to the Board accordingly.

•   Consult directly with our independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), as needed, and with management to review and evaluate our compensation practices, which include both our executive and director compensation programs.

I = Independent

(1)	Mr. Mullin will resign from the Board effective as of the Annual Meeting.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE 2019 Meetings: 2 Leo F. Mullin, Chairperson (I)[1] Russell P. Fradin (I) Andrew Prozes (I)

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡  identifying qualified individuals to become new Board members and selecting the director nominees for the annual meetings of stockholders or filling vacancies that may occur between meetings;

¡   reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection, or recommending that the Board select the director nominees for our annual meeting of stockholders;

¡  recommending Board members to serve on Board committees and evaluating the operations and performance of such committees;

¡  developing and recommending to the Board applicable corporate governance principles and taking a leadership role in shaping the corporate governance of the Company;

¡  overseeing the annual self-evaluation of the Board and each Board committee, as well as overseeing individual director and management evaluations; and

¡   maintaining an informed status on Company issues related to corporate social responsibility, philanthropy, public policy, and the Company’s visibility as a global corporate citizen.

I = Independent

(1)	Mr. Mullin will resign from the Board effective as of the Annual Meeting.

TECHNOLOGY, PRIVACY AND CYBERSECURITY COMMITTEE 2019 Meetings: 2 Russell P. Fradin, Chairperson (I) Suzanne P. Clark (I) Siddharth (Bobby) N. Mehta (I)

•   Assist our Board of Directors in discharging its responsibilities related to:

¡  reviewing our technology and innovation strategy and approach, including the impact on our performance, growth and competitive position, and monitoring performance against its technology functionality and availability goals;

¡   monitoring the quality and effectiveness of our information security framework, including capabilities, policies and controls, and methods for identifying, assessing and mitigating information and cybersecurity risks;

¡  assessing the effectiveness of our management of information security-related risks, including reviewing the results of audits regarding information technology and information security issues and management’s responses thereto, and consulting with internal and external advisors as appropriate;

¡   monitoring our compliance with global data privacy and security regulations and requirements applicable to the data we receive, collect, create, use, process and maintain, including personal information and information regarding consumers; and

¡  assessing the effectiveness of systems, controls and procedures we use to ensure compliance with applicable global data privacy and security regulations and requirements.

EXECUTIVE COMMITTEE 2019 Meetings: None Leo F. Mullin, Chairperson (I)[1] Christopher A. Cartwright Russell P. Fradin (I) Pamela A. Joseph (I) Andrew Prozes (I)	• Exercise the powers and authority of the Board during the intervals between meetings of the full Board of Directors.

I = Independent

(1)	Mr. Mullin will resign from the Board effective as of the Annual Meeting.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all directors, officers and employees. You can find our Code of Business Conduct on our Investor Relations website, www.transunion.com/tru, on the “Leadership and Governance” page, and a copy of the Code of Business Conduct may also be obtained free of charge upon a request directed to TransUnion, 555 West Adams Street, Chicago, Illinois 60661, Attn: Corporate Secretary.

Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, which provides that any “Related Person Transaction” must be reviewed and approved or ratified in accordance with specified procedures. The term “Related Person Transaction” includes any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate dollar amount involved exceeds $120,000 in any fiscal year, (2) the Company is, or is proposed to be, a participant, and (3) any person who is or was (since the beginning of the last fiscal year) a director, a nominee for director, an executive officer or a beneficial owner of more than five percent of any class of our voting securities, or a member of the immediate family of any such person, had, has or will have a direct or indirect interest (other than solely as a result of being a director or being less than a 10 percent beneficial owner of another entity).

Our policy requires each director, nominee and executive officer to notify the Chief Legal Officer in writing of any Related Person Transaction in which the director, nominee, executive officer or an immediate family member has or will have an interest and to provide specified details of the transaction. The Chief Legal Officer will deliver a copy of the notice to the Audit and Compliance Committee, who will then review the material facts of each proposed Related Person Transaction and approve, ratify or disapprove the transaction.

The vote of a majority of disinterested members of the Audit and Compliance Committee is required for the approval or ratification of any Related Person Transaction. The Audit and Compliance Committee may approve or ratify a Related Person Transaction if the Audit and Compliance Committee determines, in its business judgment, based on the review of all available information, that the transaction is fair and reasonable to the Company, that there is a business or corporate interest supporting the Related Person Transaction, and that the Related Person Transaction is in the best interests of the Company.

In making this determination, the Audit and Compliance Committee will consider, among other things:

•	the business or corporate purpose of the transaction;

•	whether the transaction is entered into on an arms-length basis and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the interest of the director, nominee, executive officer, beneficial owner or family member in the transaction is material;

•	whether the transaction would impair the independence of the director or executive officer;

•	whether the transaction would otherwise present an improper conflict of interest; and

•	whether the transaction would violate any law or regulation applicable to us or any provision of our Code of Business Conduct.

The policy also contains categories of pre-approved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In any case where the Audit and Compliance Committee determines not to approve or ratify a Related Person Transaction, the matter will be referred to the Chief Legal Officer for review and consultation regarding the appropriate disposition of such transaction, arrangement or relationship including, but not limited to, termination of the transaction or rescission or modification of the transaction in a manner that would permit it to be ratified and approved.

Associated Organizations of Directors and Executive Officers

During 2018, we entered into a three-year contract with BMC Software Inc. (“BMC”) to provide us with ITSM SAAS (IT service management, software as a service) after a competitive bidding process. Mr. Robert Beauchamp, who served as a director from June 20, 2018 until his resignation on April 2, 2019, served as the chairman of BMC’s board until October 12, 2018 (and his since been reappointed to such position). During 2018, we paid $2.8 million for services provided by BMC. Given that the services provided by BMC are easily obtainable/replaceable from a number of third parties and the services are for our internal use and not used to generate revenue, the services are not considered to be qualitatively significant or material to TransUnion.

Compensation Committee Interlocks and Insider Participation

Messrs. Prozes (Chairperson), Monahan and Mullin were members of the Compensation Committee during 2019. None of these individuals is or has been an officer or employee of the Company or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on our Compensation Committee. None of our executive officers serves on the board of directors or as a member of the compensation committee of another entity at which a member of our Compensation Committee or Board of Directors serves as an executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 13, 2020, by:

•	each person that is the beneficial owner of more than 5% of our outstanding common stock;

•	each member of our board of directors;

•	each of our “named executive officers” (as defined in “Compensation Discussion and Analysis” in this proxy statement); and

•	all of the members of our board of directors and our executive officers as a group.

The information below is based on a total of 189,784,879 shares of our common stock outstanding as of March 13, 2020.

To our knowledge, unless otherwise disclosed in the footnotes to this table, and subject to applicable community property laws, we believe that the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 13, 2020, are deemed to be outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o TransUnion, 555 West Adams Street, Chicago, Illinois 60661.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
5% or greater stockholders:
T. Rowe Price Associates, Inc.(1)	30,396,079	16.02%
The Vanguard Group(2)	17,083,013	9.00%
BlackRock, Inc.(3)	15,757,027	8.30%
Wellington Management Group LLP(4)	11,013,296	5.80%
Directors and Named Executive Officers:
George M. Awad(5)	51,703	*
Suzanne P. Clark	8,302	*
Kermit R. Crawford	2,397
Russell P. Fradin	4,576	*
Pamela A. Joseph	25,734	*
Siddharth N. (Bobby) Mehta(6)	80,805	*
Thomas L. Monahan, III	8,302	*
Leo F. Mullin(7)	98,776	*
Andrew Prozes	5,951	*
Christopher A. Cartwright(8)	233,312	*
Todd M. Cello(9)	8,834	*
John T. Danaher	0	*
Abhinav (Abhi) Dhar	0	*
David M. Neenan	112,313	*
James M. Peck(10)	501,461	*
All Directors and Executive Officers as a Group:
(Consisting of 19 persons)(11)	714,701	*

 * Less than 1%.

(1)

Based solely on information obtained from a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 14, 2020, reporting beneficial ownership obtained as of December 31, 2019. Price Associates has sole voting power over 10,495,309 shares of our common stock and sole dispositive power over 30,396,079 shares of our common stock. Price Associates’ business address is 100 East Pratt Street, Baltimore, MD 21202.

(2)

Based solely on information obtained from a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 12, 2020, reporting beneficial ownership as of December 31, 2019. Vanguard has sole voting power over 154,951 shares, shared voting power over 47,287 shares, sole dispositive power over 16,902,650 shares and shared dispositive power over 180,363 shares. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on information obtained from a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 6, 2020, reporting beneficial ownership as of December 31, 2019. BlackRock has indicated that it has sole voting power over 13,600,507 shares and sole dispositive power over 15,757,027 shares. BlackRock’s business address is 55 East 52nd Street, New York, NY 10055.

(4)

Based solely on information obtained from a Schedule 13G filed by Wellington Management Group LLP (“Wellington”) with the SEC on January 27, 2020, reporting beneficial ownership as of December 31, 2019. Wellington has indicated that it holds shares of our common stock together with certain of its subsidiaries. Wellington has shared voting power with respect to 9,516,289 of these shares and shared dispositive power with respect to 11,013,296 of these shares. Wellington’s business address is 280 Congress Street, Boston, MA 02210.

(5)	Represents 8,514 shares of common stock and options to purchase 43,189 shares of common stock, which are exercisable within 60 days.
(6)	Represents 38,147 shares of common stock and options to purchase 42,658 shares of common stock, which are exercisable within 60 days.
(7)	Represents 65,718 shares of common stock and options to purchase 33,058 shares of common stock, which are exercisable within 60 days.
(8)	Represents 70,336 shares of common stock and options to purchase 162,976 shares of common stock, which are exercisable within 60 days.
(9)	Represents 8,334 shares of common stock and options to purchase 500 shares of common stock, which are exercisable within 60 days.
(10)

Represents 125,533 shares of common stock held by Mr. Peck, 251,568 shares of common stock held by Peckers Ventures, LLC, and options to purchase 124,360 shares of common stock, which are exercisable within 60 days, which is based solely on information obtained from a Form 4 filed by Mr. Peck with the SEC on February 25, 2020. Mr. Peck is the former President and CEO of the Company.

(11)	Represents 432,320 shares of common stock held by our directors and executive officers and options to purchase 282,381 shares of common stock, which are exercisable within 60 days.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on our review of the reports filed during 2019 and related written representations, we determined that no director, executive officer, or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2019, except for three late Form 4 filings filed by the Company on behalf of David M. Neenan to report the sale of shares of our common stock made pursuant to a Rule 10b5-1 trading plan on April 26, July 26 and October 25, 2019.

AMENDMENTS TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(PROPOSALS 1 THROUGH 4)

The Board has unanimously approved, and recommends to the stockholders that they adopt, amendments to our Second Amended and Restated Certificate of Incorporation (our “Charter”) to:

•	declassify the Board of Directors over the next three years such that all directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders (Proposal 1);

•	eliminate the supermajority voting provisions relating to amendments to certain provisions of the Charter and Bylaws (Proposal 2(a)) and to the removal of directors (Proposal 2(b));

•	remove the corporate opportunity waiver provisions of the Charter (Proposal 3); and

•

remove certain rights, privileges and protections included in the Charter relating to former significant stockholders of the Company that have expired by their terms and to make other technical revisions to the Charter (Proposal 4).

Background of Charter Amendments

Since we completed our IPO, there have been many changes to our stockholder base. Specifically, when we completed our IPO in 2015, the Sponsors collectively owned more than 81% of the outstanding shares of our common stock. At the time of our IPO, there were numerous items in our Charter that reflected those ownership positions.

As of March 8, 2018, the Sponsors no longer beneficially owned any shares of our common stock. Therefore, we have reviewed our Charter to determine what revisions are advisable due to these changes in our stockholder base. During this review, we also analyzed recent corporate governance trends and considered what other modifications were advisable.

Separate Proposals

Although each of these proposals has come about based on a review of our Charter due to changes in our stockholder base and our review of recent corporate governance trends, we are submitting these amendments to the stockholders as separate proposals so that our stockholders are able to express their views on each amendment separately. None of the proposals is conditioned on the approval of any other proposal. Our Charter provides that the affirmative vote of 66-2/3% of the outstanding shares entitled to vote is required to amend our Charter to implement each of the proposals.

Corresponding Changes to our Bylaws

As part of our review of our Charter and corporate governance trends, we also reviewed our amended and restated bylaws and identified the corresponding provisions of our bylaws that would be revised assuming that the proposals in this proxy statement are approved by our stockholders. Even though our Board has the right to amend our bylaws without the need to seek stockholder approval, our Board has determined that, to the extent that our stockholders do not approve a Charter proposal that has a corresponding change in our amended and restated bylaws, the Board will not make that change in our amended and restated bylaws.

The changes proposed to be made to our amended and restated bylaws are as follows:

•	delete references to Advent and GS (Sections 2.02, 2.03, 3.06 and 9.01);

•	delete references to the Major Stockholders’ Agreement (Sections 2.03, 3.04, 3.05, 3.06, 3.08, 3.11 and 7.04);

•	delete references to special meetings of stockholders scheduled at the request of Advent or GS (Section 2.02);

•	delete references to director classes (Section 3.05);

•	delete references to the ability of Advent or GS to call special meetings of our Board (Section 3.06);

•	delete the provisions that provide first resort indemnification and advancement of expenses to directors that were partners or employees of the Sponsors (Section 7.04(B)); and

•	provide that the bylaws may be amended or repealed by majority vote at any meeting of stockholders or at any meeting of the Board duly called and held (Section 9.01).

PROPOSAL 1: AMEND OUR CHARTER TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE

Our Charter provides that the Board is divided into three classes, with each class of directors elected every three years. On the recommendation of the Nominating and Corporate Governance Committee, the Board has approved, and recommends that the stockholders approve, amendments to our Charter (the “Declassification Amendment”) to eliminate the classified board structure in order to provide for the annual election of all directors.

Background of Declassification Amendment

In addition to the changes in our ownership structure over the past several years, as part of its ongoing review of corporate governance matters, the Board, assisted by the Nominating and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the classified board structure.

The Board recognizes the potential advantages of declassification, including the ability of stockholders to evaluate directors annually. The Board also recognizes the growing sentiment among stockholders and the investment community in favor of annual elections.

The Board also considered benefits of retaining the classified board structure, which has a long history in corporate law. A classified structure may provide continuity and stability in the management of the business and affairs of a company because a majority of directors always has prior experience as directors of the company. In some circumstances, classified boards may enhance stockholder value by forcing an entity seeking control of the company to initiate discussions at arm’s-length with the board of the company, because the entity cannot replace the entire board in a single election.

The Board considered that even without a classified board (and without the supermajority voting requirements, discussed below, which the Board also recommends eliminating), the Company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the Company and to assist the Board in responding to such proposals. These defenses include other provisions of our Charter and bylaws, as well as certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

In addition, the DGCL provides that a director who serves on a classified board of directors may only be removed by stockholders “for cause.” The Declassification Amendment would permit stockholders to remove directors elected for one-year terms with or without cause. Directors in a class that is serving out the remainder of a three-year term would continue to be removable only for cause.

After carefully weighing these and other factors, including that the number of companies with classified boards continues to decline, the Board has determined that is it is in the best interests of the Company and our stockholders to declassify the Board and recommends that the stockholders approve the Declassification Amendment.

Effect of Declassification Amendment; Phased Declassification

Under the Declassification Amendment, director nominees standing for election at each annual meeting of stockholders, commencing with the Annual Meeting, will be elected for a one-year term expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified in accordance with our bylaws. The Declassification Amendment will not shorten the term of any current director. If the Declassification Amendment is approved by our stockholders by the requisite vote at the Annual Meeting, then the amendment will become effective upon the filing of the Declassification Amendment with the office of the Secretary of State of the State of Delaware. We intend to file the Declassification Amendment during the Annual Meeting, immediately after the requisite vote for Proposal 1 is obtained.

As mentioned above, if the Declassification Amendment is approved by the Company’s stockholders, the classification of the Board will be phased out over the next three annual meetings of stockholders, such that:

(a)

at the Annual Meeting, each of the Class II director nominees elected by our stockholders will be elected to hold office for a term of one year, or until their successors are duly elected and qualified in accordance with our bylaws;

(b)

at the 2021 annual meeting of stockholders, each of the Class II and Class III director nominees elected by our stockholders will be elected to hold office for a term of one year, or until their successors are duly elected and qualified in accordance with our bylaws; and

(c)

at the 2022 annual meeting of stockholders, each of the Class I, Class II and Class III director nominees elected by our stockholders will be elected to hold office for a term of one year, or until their successors are duly elected and qualified in accordance with our bylaws, and thereafter the classification of the board of directors will terminate in its entirety.

Any vacancy on the Board occurring after the Annual Meeting that is created by an increase in the number of directors and any vacancy created by death, resignation, retirement, disqualification, removal or other cause, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy resulting from the death, resignation, retirement, disqualification or removal from office of a director shall hold office for the remaining term of his or her predecessor.

As noted above, if the Declassification Amendment is approved, beginning at the 2022 annual meeting, directors may be removed with or without cause, by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote on such matter.

Amendment

Article VI of our Charter contains the provisions that will be affected if this proposal is adopted. This article, set forth in Appendix A to this proxy statement, shows the proposed changes, with deletions indicated by strike-outs and additions indicated by underlining. If Proposal 1 is approved, the Company intends to file the Declassification Amendment with the Secretary of State of the State of Delaware during the Annual Meeting, immediately after the requisite approval is received. Such amendment will be effective at the time of filing. The Board has also adopted conforming amendments to our bylaws, to be effective immediately upon the effectiveness of the amendments to the Charter (if the Declassification Amendment is approved). If the Declassification Amendment is not approved by the stockholders by the requisite vote at the Annual Meeting, we will continue to have a classified board as currently provided by the Charter.

A copy of the Third Amended and Restated Certificate of Incorporation giving effect to this proposal and the other proposals recommended in this proxy statement (assuming all such proposals are approved) is attached to this proxy statement as Appendix E.

Vote Required

The affirmative vote of the holders of at least 66-2/3% of the voting power of all of the outstanding shares of our common stock is required to approve Proposal 1. Abstentions and broker non-votes, if any, have the same effect as votes against this proposal.

The Board of Directors recommends a vote “FOR” the declassification of the Board over the next three years such that directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders.

PROPOSAL 2: AMEND OUR CHARTER AND BYLAWS TO REMOVE SUPERMAJORITY VOTING STANDARDS

Our Charter and bylaws currently require the approval of the holders of 66-2/3% of our outstanding stock for certain fundamental changes to our corporate governance. We are seeking stockholder approval to amend our Charter to eliminate the supermajority voting provisions from the Charter and to replace such provisions with a majority voting standard (the “Majority Amendment”). As discussed further below, the Charter currently requires a two-thirds supermajority vote for stockholders to amend the Company’s governance documents—our bylaws and certain provisions in our Charter (see Proposal 2(a)) and to remove directors from office (see Proposal 2(b)). In light of the differing nature of the provisions affected, this matter is presented as two separate voting items. Approval of either of Proposal 2(a) or Proposal 2(b) is not conditioned upon approval of the other.

Background and Effect of the Majority Amendment

In addition to our ownership changes following the IPO, the Majority Amendment is a result of the Board’s ongoing review of our corporate governance principles. In developing the Majority Amendment, the Board (including all members of the Nominating and Corporate Governance Committee) carefully considered the implications of amending our Charter to eliminate supermajority voting provisions.

The Board recognizes that supermajority voting requirements are intended to protect against self-interested action on the part of large stockholders by requiring broad stockholder support for certain types of governance changes. The Majority Amendment may make it easier for one or more stockholders to remove directors or effect other corporate governance changes in the future and may make it more difficult for the Board to protect stockholders’ interests if presented with an acquisition proposal that undervalues the Company. Nevertheless, the Board also recognizes that many investors and others now view supermajority voting provisions as unduly limiting the Boards’ accountability to stockholders, as well as limiting stockholder participation in our corporate governance. In this regard, as of August 2019, less than 50% of Russell 1000 companies had supermajority voting provisions in their governing documents to amend such governing documents and less than 25% had supermajority voting requirements to remove directors.

After consulting with management and outside advisors, and reviewing stockholder feedback, the Board believes that the Majority Amendment is in the best interest of the Company and our stockholders.

Proposal 2(a): Eliminate Supermajority Voting Provisions to Amend Our Governance Documents

Our Charter currently states that stockholders can alter, amend or repeal the bylaws only if that action is approved by at least a two-thirds supermajority vote (see Article V B. of the Charter). This Proposal 2(a) proposes to amend this provision by replacing the reference to “sixty-six and two-thirds percent (66-2/3%)” with a provision stating that the bylaws shall be amended in accordance with the DGCL, which imposes a majority voting standard. As a result, stockholders would be able to amend the bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Likewise, Article V of our Charter currently requires a two-thirds supermajority vote to amend or repeal, or adopt a provision inconsistent with, the provisions in the Charter relating to:

•	amendment of the Charter;
•	election and removal of directors;
•	director exculpation from liability;
•	stockholder action at an annual or special meeting and the process by which a special meeting may be called;
•	competition and corporate opportunities, which Article we are proposing to eliminate in connection with Proposal 3; and
•	DGCL Section 203 and business combinations.

This Proposal 2(a) proposes to delete the supermajority voting requirement for amending these provisions. As a result, if approved and implemented, the standard for stockholder approval of any future amendments to the Charter, including with respect to any of these provisions, would be by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, which is the default voting standard under the DGCL.

Proposal 2(b): Eliminate Supermajority Voting Provision to Remove Directors

The Charter currently states that at any time when our Sponsors own, in the aggregate, less than 50% in voting power of all outstanding shares of stock entitled to vote, stockholders have the ability to remove a director from office only if that action is approved by a vote of at least a two-thirds supermajority (see Article VI.C of the Charter). This Proposal 2(b) proposes to amend this provision by removing the reference to “sixty-six and two-thirds percent (66-2/3%)” so that the stockholders will be entitled to remove a director by the affirmative vote of a majority in voting power of all outstanding shares of capital stock entitled to vote on such matter. As a result, if approved and implemented, stockholders would be able to remove any director from office by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote on the matter, voting together as a single class, which is the default voting standard under the DGCL.

Related Changes to the Bylaws

In connection with the Majority Amendment, the Board has approved conforming amendments to the bylaws, contingent upon stockholder approval and implementation of the related portion of the Majority Amendment. Specifically, the Board has approved amendments to the bylaws to replace the two-thirds supermajority voting provision to amend the bylaws set forth in Section 9.01.

Amendment

The text of the Majority Amendment is attached as Appendix B to this proxy statement. In addition, the text of the related amendments to the bylaws is attached as Appendix C to this proxy statement. Additions to the Charter and the bylaws are indicated by underlining and deletions to the Charter and the bylaws are indicated by strikeouts.

If either Proposal 2(a) or Proposal 2(b) is approved, the Company intends to file an amendment to the Charter with the Secretary of State of the State of Delaware promptly following the Annual Meeting, which amendment will become effective at the time of that filing. If neither Proposal 2(a) nor Proposal 2(b) is approved by the requisite vote, then an amendment to the Charter will not be filed with the Secretary of State of the State of Delaware, the bylaw amendments will not become effective, and the supermajority voting provisions in both the Charter and bylaws will remain in place.

A copy of the Third Amended and Restated Certificate of Incorporation giving effect to this proposal and the other proposals recommended in this proxy statement (assuming all such proposals are approved) is attached to this proxy statement as Appendix E.

Vote Required

Under the existing supermajority voting provisions set forth in the Charter, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the outstanding shares of our common stock is required to approve Proposal 2(a) and Proposal 2(b). Abstentions and broker non-votes, if any, have the same effect as votes against these proposals.

The Board of Directors recommends a vote “FOR” the approval of each of the amendments set forth in Proposal 2(a) and 2(b) to remove the supermajority voting standards contained in the Charter and bylaws.

PROPOSAL 3: AMEND OUR CHARTER TO REMOVE THE CORPORATE OPPORTUNITY WAIVER

Background of the Corporate Opportunity Amendment

The “corporate opportunity” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. Section 122(17) of the DGCL expressly permits Delaware corporations, such as the Company, to renounce any interest or expectancy of the corporation in certain business opportunities. Article IX of our Charter currently provides that certain business opportunities are not subject to the “corporate opportunity” doctrine, and that to the maximum extent permitted under the DGCL, the Company renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for the Sponsors, members of the Board who are not employees of the Company, or any of their respective affiliates.

Our Board believes the provisions contained in Article IX of our Charter were appropriate when the Sponsors owned shares of our common stock. The Sponsors and their affiliates invest in a wide array of companies, including companies with businesses similar to or competitive with the Company, and without such assurances, the Sponsors would have been unwilling or unable to invest in the Company. As of March 8, 2018, the Sponsors no longer beneficially owned any shares of our common stock and, as a result, our Board believes these provisions are no longer appropriate. As such, the Board recommends that Article IX be eliminated from the Charter to remove the corporate opportunity waiver (the “Corporate Opportunity Amendment”).

Amendment

If approved, the Corporate Opportunity Amendment would amend our Charter by deleting Article IX in its entirety. If our stockholders approve this Proposal 3, the Company will file the Corporate Opportunity Amendment with the Secretary of State of the State of Delaware promptly after the Annual Meeting, and the amendment will become effective upon filing. If stockholders do not approve this Proposal 3, we will not file the Corporate Opportunity Amendment and our Charter will continue in its current form, subject to amendments required to give effect to any of the other proposals that are approved.

A copy of the Third Amended and Restated Certificate of Incorporation giving effect to this proposal and the other proposals recommended in this proxy statement (assuming all such proposals are approved) is attached to this proxy statement as Appendix E.

Vote Required

The affirmative vote of the holders of at least 66-2/3% of the voting power of all of the outstanding shares of our common stock is required to approval Proposal 3. Abstentions and broker non-votes, if any, have the same effect as a vote against this proposal.

The Board of Directors recommends a vote “FOR” the approval of Proposal 3 and the removal of the corporate opportunities waiver provisions from our Charter.

PROPOSAL 4: AMEND OUR CHARTER TO DELETE VARIOUS CHARTER PROVISIONS RELATED TO OUR FORMER SPONSORS THAT ARE NO LONGER APPLICABLE

Background

Our Charter currently contains several provisions related to Advent, GS, and their respective affiliates. These provisions:

•	allow for our stockholders to act by written consent if the Sponsors own, in the aggregate, at least 40% of our outstanding shares of common stock;
•

allow for special meetings of our stockholders to be called at the request of GS at any time that GS beneficially owns at least 20% of our outstanding shares of common stock, and by Advent at any time that Advent beneficially owns at least 20% of our outstanding shares of common stock; and

•	provide that the Company shall not be governed by Section 203 of the DGCL while GS or Advent owns at least 5% of our outstanding shares of common stock.

These provisions, which we refer to as the “Sponsor Amendment,” detail certain rights, privileges and protections of the Sponsors, are no longer applicable since as of March 8, 2018, the Sponsors no longer beneficially own the number of shares of our common stock required by these provisions. In addition, our Board believes the current provisions related to the Sponsors are potentially confusing and should be removed.

Amendment

If approved, the Sponsor Amendment would amend our Charter as follows:

•

Article VIII, Section A of our Charter would provide that our common stockholders will only be permitted to take action at a duly called annual or special meeting and will not be permitted to take action by written consent.

•

Article VIII, Section B of our Charter would provide that special meetings of stockholders may only be called by or at the direction of the Board of Directors or the Chairperson of the Board of Directors.

•	Article X of our Charter would state that the Company elects to be governed by Section 203 of the DGCL, which governs certain business combinations with interested stockholders.

The text of the Sponsor Amendment is attached as Appendix D to this proxy statement. Additions to the Charter are indicated by underlining and deletions to the Charter are indicated by strikeouts.

If stockholders approve this Proposal 4, the Company will file the Sponsor Amendment incorporating the approved changes with the Secretary of State of the State of Delaware promptly after the Annual Meeting, and the Sponsor Amendment will become effective upon filing. If stockholders do not approve this proposal, we will not file the Sponsor Amendment and our Charter will continue in its current form, subject to amendments required to give effect to any of the other proposals that are approved.

A copy of the Third Amended and Restated Certificate of Incorporation giving effect to this proposal and the other proposals recommended in this proxy statement (assuming all such proposals are approved) is attached to this proxy statement as Appendix E.

Vote Required

The affirmative vote of the holders of at least 66-2/3% of the voting power of all of the outstanding shares of our common stock is required to approve Proposal 4. Abstentions and broker non-votes, if any, have the same effect as a vote against this proposal.

The Board of Directors recommends a vote “FOR” the approval of Proposal 4 and the deletion of various Charter provisions related to our former Sponsors that are no longer applicable.

PROPOSAL 5: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three people named below for election as Class II directors at our Annual Meeting. Each of the nominees for director has agreed to be named in this proxy statement and to serve as a director if elected.

Nominees:

Suzanne P. Clark

Kermit R. Crawford

Thomas L. Monahan, III

If Proposal 1 is approved by our stockholders, upon the filing of the Declassification Amendment set forth on Appendix A attached hereto, the classification of the Board will be phased out over the next three annual meetings of stockholders as described in Proposal 1, such that at the (a) Annual Meeting, each of the directors in Class II will be elected to hold office for a term of one year, (b) 2021 Annual Meeting of Stockholders, each of the directors in Class II and Class III will be elected to hold office for a term of one year, and (c) 2022 Annual Meeting of Stockholders, each of the directors in Class I, Class II and Class III will be elected to hold office for a term of one year, and thereafter the classification of the Board will terminate in its entirety, and if elected, each of the Class II director nominees will serve a term of one year on our Board, until our 2021 annual meeting of stockholders or until their successors are duly elected and qualified in accordance with our bylaws.

If Proposal 1 is not approved by our stockholders, and if elected, each of the Class II director nominees will serve a term of three years on our Board, until our 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our bylaws.

The affirmative vote of a majority of votes (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) cast virtually or represented by proxy and entitled to vote at the Annual Meeting will elect each of the three nominees as Class II directors. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Corporate Governance Guidelines provide that such person shall tender to the Board his or her resignation as a director. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” the election of these three nominees as directors.

In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The relevant experiences, qualifications, attributes or skills of each nominee that led our Board to recommend the above persons as a nominee for director are described in the section entitled “Background and Experience of Directors.”

The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a Class II director.

Director Compensation

The following table discusses the compensation earned by our independent, non-employee directors in 2019. All of our current non-employee directors are independent. Mr. Cartwright, our President and CEO, and Mr. Peck, our former President and CEO, are not included in the table below because they did not receive any additional compensation for their service on the Board of Directors. Mr. Peck served on the Board until his resignation on February 29, 2020. Messrs. Cartwright’s and Peck’s 2019 compensation is presented in the Summary Compensation Table found on page 78.

The Compensation Committee annually reviews non-employee director compensation with its independent compensation consultant, FW Cook, to confirm that pay is aligned with the market and that of our comparator companies used for executive compensation benchmarking, but is not excessive.

After its annual compensation review in May 2019, the Compensation Committee recommended and the Board of Directors approved the following: a $10,000 increase in the Board of Directors annual retainer (from $85,000 to $95,000); a $15,000 increase in the annual Board Chairperson fee (from $100,000 to $115,000); and a $20,000 increase in the annual target restricted stock grant value (from $150,000 to $170,000). The Compensation Committee recommended and the Board of Directors also approved the compensation for the newly formed Technology, Privacy and Cybersecurity Committee with an annual Committee Chair fee of $20,000 and an annual Committee Member fee of $10,000. The retainer and fee increases were effective on July 1, 2019 and the restricted stock grant increase was effective beginning with the May 2019 grant.

Overall, in 2019, our independent, non-employee directors were eligible for the annualized compensation amounts described below, which are inclusive of the increases described above. The independent directors are paid on a quarterly basis for their service on our Board of Directors and Committees:

Board of Directors’ Annual Retainer	$95,000
Board Chair Fee	$115,000
Audit and Compliance Committee Chair Fee	$30,000
Compensation Committee Chair Fee	$25,000
Nominating and Corporate Governance Committee Chair Fee	$20,000
Technology, Privacy and Cybersecurity Committee Chair Fee	$20,000
Committee Member Fees	$10,000

In addition, in 2019, our independent directors received restricted stock grants with a target grant value of $170,000 under our 2015 Omnibus Incentive Plan, which vest on the one-year anniversary of the grant date. The restricted stock grants provide the directors with the same rights as stockholders generally, including the right to receive dividends paid on our common stock.

The total compensation paid to our independent directors in 2019 is shown in the table below and reflects the increases described above. The annual retainer and applicable fees are prorated for Mr. Crawford, who was appointed on June 14, 2019, and Mr. Beauchamp, who resigned effective April 2, 2019.

Non-Employee Director Compensation Table – 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
George M. Awad(2)	100,000	169,943	269,943
Robert E. Beauchamp	23,750	—	23,750
Suzanne P. Clark	105,000	169,943	274,943
Kermit R. Crawford	47,500	169,995	217,495
Russell P. Fradin	115,000	169,943	284,943
Pamela A. Joseph	130,000	169,943	299,943
Siddharth N. (Bobby) Mehta(2)	95,000	169,943	264,943
Thomas L. Monahan	100,000	169,943	269,943
Leo F. Mullin(2)	227,500	169,943	397,443
Andrew Prozes	135,000	169,943	304,943

(1)

The amounts shown in this column represent the full grant date fair value of the restricted stock grant in 2019 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 17, “Stock-Based Compensation,” of the consolidated financial statements contained in our 2019 Annual Report on Form 10-K. Messrs. Awad, Fradin, Mehta, Monahan, Mullin and Prozes and Mses. Clark and Joseph each received a grant of 2,571 shares of restricted stock under our 2015 Omnibus Incentive Plan on May 8, 2019. Mr. Crawford received a grant of 2,397 shares of restricted stock under our 2015 Omnibus Incentive Plan on June 14, 2019 in connection with his appointment to the Board. These are the only outstanding restricted stock grants for each director.
(2)

Mr. Awad has 43,189 vested and exercisable stock options with an exercise price of $8.57. Mr. Mehta has 42,658 vested and exercisable stock options with an exercise price of $4.99. Mr. Mullin has 31,405 vested and exercisable stock options and 1,653 unvested stock options with an exercise price of $13.06 that fully vest on March 31, 2020.

Stock Ownership Requirements

We maintain a formal stock ownership policy requiring all independent, non-employee directors to hold TransUnion common stock, which includes unvested restricted stock, in an amount equal to five times the Board of Directors’ annual retainer. To attain the desired multiple, each director must retain 75% of the after-tax value of his or her shares received pursuant to any equity grant after January 1, 2016, until such multiple is achieved. All applicable directors have met their stock ownership requirements, except for Messrs. Fradin and Crawford who were recently appointed to the Board of Directors in 2018 and 2019, respectively.

Business Expenses

The independent directors are reimbursed for their business expenses related to their attendance at our meetings, including room, meals and transportation to and from Board and committee meetings. On rare occasions, a director’s spouse may accompany a director when traveling on TransUnion business.

Director and Officer Liability (or D&O) Insurance

D&O insurance insures our individual directors and officers against certain losses that they are legally required to bear as a result of their actions while performing duties on our behalf. Our D&O insurance policy does not break out the premium for directors versus officers and, therefore, a dollar amount cannot be assigned to the coverage provided for individual directors.

PROPOSAL 6: APPROVAL OF TRANSUNION AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

On June 18, 2015, our stockholders approved our existing 2015 Omnibus Incentive Plan, which we refer to as our 2015 Plan. The Board of Directors believes that it is advisable to amend our 2015 Plan in order to increase the shares of our common stock available for issuance by an additional 7 million shares, to extend the term of the 2015 Plan to the tenth anniversary of the adoption of the Amended 2015 Plan (as defined below) and to make certain additional clarifying and administrative updates to the 2015 Plan, including technical amendments to reflect recent changes to Section 162(m) of the Internal Revenue Code (the “Code”), which we refer to as Section 162(m). These changes will be incorporated in the Amended and Restated 2015 Omnibus Incentive Plan (the “Amended 2015 Plan”). The Board approved, subject to stockholder approval, the Amended 2015 Plan on February 27, 2020 following the recommendation of the Compensation Committee and recommends that stockholders approve the Amended 2015 Plan. If our stockholders do not approve the Amended 2015 Plan, the 2015 Plan will remain in effect in its current form.

In accordance with SEC disclosure requirements, the following is a description of the material features of the Amended 2015 Plan. The Amended 2015 Plan is set forth in its entirety as Appendix F to this proxy statement. The following description and summary are qualified in their entirety by reference to Appendix F.

Material Changes to the 2015 Plan

In connection with this approval, the Board has recommended that the 2015 Plan be amended in the following respects, and to reflect such amendments in the new Amended 2015 Plan document:

•	Increase the number of shares of common stock reserved for issuance under the 2015 Plan by 7,000,000 shares (from 5,400,000 shares to 12,400,000 shares);
•	Extend the term of the 2015 Plan through the tenth anniversary of the date of adoption of the Amended 2015 Plan; and
•	To make certain additional clarifying and administrative updates to the 2015 Plan, including technical amendments to reflect recent changes to Section 162(m).

As of February 28, 2020, 1,228,551 shares of common stock remained available for issuance of future awards under the 2015 Plan. As of February 28, 2020, 2,364,763 full value awards remain outstanding under the 2015 Plan and 1,291,200 stock options remain outstanding under the frozen TransUnion Holding Company, Inc. 2012 Management Equity Plan. As of February 28, 2020, the average weighted per share exercise price of all outstanding stock options was $7.79 and the weighted average remaining contractual term was 3.35 years. As discussed under the “Compensation Discussion and Analysis” section of this proxy statement below, beginning in the first quarter of 2016, we began issuing equity awards for shares of our common stock as equity compensation. Based on past trends and current expectations for possible future awards, we are recommending that an additional 7 million shares of common stock be made available for issuance under the Amended 2015 Plan, sufficient to cover equity awards for the next several years. On February 28, 2020, the closing price of a share of our common stock was $88.92.

Common measures for the use of stock incentive plans include the run rate and the overhang rate. The run rate measures the annual dilution from equity awards granted during a particular year. We calculate this based on all target awards granted under the 2015 Plan in a given year as a percent of the number of shares of our common stock outstanding in that year. Our run rates for 2017, 2018 and 2019 were approximately 0.52%, 0.50% and 0.52%, respectively. In February 2020, the Compensation Committee approved time-based and performance-based equity compensation awards in the form of RSUs and PSUs for approximately 580,814 shares of common stock. After discussing with FW Cook and reviewing the grant practices of our comparator companies, we believe these are reasonable levels. The run rate may increase in future years as the number of our associates who are eligible to receive equity awards grows, and if we continue to have equity awards as an important component of compensation for our executives and other key employees to better align their interests with the interests of our stockholders.

The overhang rate is a measure of potential dilution to stockholders. We calculate this based on all unissued shares under the 2015 Plan plus outstanding PSUs and RSUs as a percentage of the total number of shares of common stock outstanding. At the end of 2019 (not including grants made in February 2020), our overhang rate was approximately 2.24%. With the increase in the number of shares reserved for issuance under the Amended 2015 Plan, our overhang rate at the end of 2019 would have been 5.97%. After discussing with FW Cook and reviewing the grant practices of our comparator companies, we believe these are reasonable levels and provide us with the appropriate flexibility to ensure meaningful equity awards in future years to our executives and other key employees to better align their interests with the interests of our stockholders.

The 2015 Plan is also being amended to reflect certain technical amendments designed to address changes to the Code due to the enactment of the 2017 Tax Cuts and Jobs Act (the “Tax Act”) and its elimination of the tax deduction for certain qualified performance-based compensation under Section 162(m). These proposed amendments will not eliminate performance criteria for equity awards under the Amended 2015 Plan or materially impact the performance criteria that the Compensation Committee may consider when establishing performance awards under the Amended 2015 Plan.

Summary of the Amended 2015 Plan

Purpose

The purpose of the Amended 2015 Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby current directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Administration

The Amended 2015 Plan will be administered by the Compensation Committee. The Compensation Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the Amended 2015 Plan. The Compensation Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Amended 2015 Plan and any instrument or agreement relating to, or any award granted under, the Amended 2015 Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the Amended 2015 Plan; and to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Amended 2015 Plan.

Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Amended 2015 Plan. Any such allocation or delegation may be revoked by the Compensation Committee at any time. Unless otherwise expressly provided in the Amended 2015 Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Amended 2015 Plan or any award or any documents evidencing awards granted pursuant to the Amended 2015 Plan are within the sole discretion of the Compensation Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any holder or beneficiary of any award, and any of our stockholders.

Term

The Amended 2015 Plan shall become effective on the date on which it is approved by our stockholders (the “Restatement Effective Date”). Without giving effect to the amendment and restatement of the 2015 Plan, the 2015 Plan provides that the expiration date of the 2015 Plan is the tenth anniversary of the original effective date of the 2015 Plan (June 18, 2015). If the Amended 2015 Plan is approved by our stockholders, the expiration date of the Amended 2015 Plan, on and after which date no awards may be granted, shall be the tenth anniversary of the Restatement Effective Date.

Eligibility

Any employee, director, officer, consultant or advisor to the Company or an affiliate thereof who is selected by the Compensation Committee to participate in the Amended 2015 Plan is eligible to receive an award thereunder. As of February 28, 2020, approximately 8,113 employees and 9 directors would be eligible to receive awards under the Amended 2015 Plan. Consultants do not receive awards pursuant to our current equity compensation program and we have not granted any awards to consultants in the past under the 2015 Plan.

Shares Subject to the Amended 2015 Plan

Without giving effect to the amendment and restatement of the 2015 Plan, the Amended 2015 Plan provides that no more than 5,400,000 shares of common stock shall be available for awards under the 2015 Plan. The Amended 2015 Plan would increase this amount by 7,000,000 shares and provide that no more than 12,400,000 shares of common stock shall be available for awards under the Amended 2015 Plan. Of this amount, the maximum number of shares for which incentive stock options may be granted is 12,400,000; the maximum number of shares for which options or SARs may be granted to any individual participant during any single fiscal year is 1,333,000; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 1,333,000 (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value of such shares on the last day of the performance period to which such award relates); the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year in respect of such non-employee director’s service on the Board, shall not exceed $1,500,000 in total value; and the maximum amount that may be paid to any individual for a single fiscal year under a performance compensation award denominated in cash is $25,000,000. Except for substitute awards (as described below), in the event any award terminates, lapses, or is settled without the payment of the full number of shares subject to such award, including as a result of net exercise or settlement of the award or as a result of the award being settled in cash, the undelivered shares may be granted again under the Amended 2015 Plan, unless the shares are surrendered after the termination of the Amended 2015 Plan, and only if stockholder approval is not required under the then-applicable rules of the exchange on which the shares of common stock are listed. Awards may, in the sole discretion of the Compensation Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards shall not be counted against the total number of shares that may be issued under the Amended 2015 Plan, except that substitute awards intended to qualify as “incentive stock options” shall count against the limit on incentive stock options described above. No award may be granted under the Amended 2015 Plan after the tenth anniversary of the effective date of the Amended 2015 Plan, but awards theretofore granted may extend beyond that date. Without giving effect to the amendment and restatement of the 2015 Plan, the 2015 Plan provides that no award may be granted under the 2015 Plan after the tenth anniversary of the original effective date of the 2015 Plan.

Options

The Compensation Committee may grant non-qualified stock options and incentive stock options under the Amended 2015 Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the Amended 2015 Plan; provided that all stock options granted under the Amended 2015 Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the Amended 2015 Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by our insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (1) in cash or its equivalent at the time the stock option is exercised, (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Compensation Committee, or (3) by such other method as the Compensation Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”), with terms and conditions determined by the committee that are not inconsistent with the Amended 2015 Plan. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the committee) equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the numbers of shares of common stock covered by the SAR, less an amount equal to any statutory withholding amounts or taxes required to be withheld. The strike price per share of a SAR will be determined by the Compensation Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the SAR is granted (other than in the case of SARS granted in tandem with or in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units

The Compensation Committee may grant restricted shares of our common stock or restricted stock units (“RSUs”), representing the right to receive, upon the expiration of the applicable restricted period (or applicable deferral period), one share of common stock for each RSU, or, in the Compensation Committee’s sole discretion, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the Amended 2015 Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock (except, that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than or in addition to the passage of time, any dividends payable on such restricted shares of common stock will be retained and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding RSUs will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the Compensation Committee’s sole discretion, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the Compensation Committee’s sole discretion, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the committee), which will be payable at the same time as the underlying RSUs are settled following the release of restrictions on such RSUs.

Other Stock-Based Awards and Other Cash-Based Awards

The Compensation Committee may issue unrestricted common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of common stock (including, without limitation, performance shares or performance units), and other awards denominated in cash, including, without limitation, cash bonuses, under the Amended 2015 Plan, including performance-based awards.

Performance Compensation Awards

The Compensation Committee may also make performance goals applicable to an award recipient with respect to any award granted in its discretion, including, but not limited to, one or more of the performance goals set forth in the Amended 2015 Plan.

The Compensation Committee has the sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of performance of the Company (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and will be described in the Amended 2015 Plan. Unless otherwise determined by the Compensation Committee at the time a performance compensation award is granted, the Compensation Committee shall specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and to appropriately reflect the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; (9) discontinued operations and nonrecurring charges; (10) a change in our fiscal year; and (11) any other adjustments specified by the Compensation Committee. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or any other events or circumstances, renders any performance goals to be unsuitable, the Compensation Committee may modify such goals as it deems appropriate.

Following the completion of a performance period, the Compensation Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. In determining the actual amount of an individual participant’s performance compensation award for a performance period, the Compensation Committee may make such adjustments to the amount of the performance compensation award earned as it determines in its sole discretion.

The Amended 2015 Plan deleted certain provisions under the 2015 Plan that were previously applicable to performance compensation awards under Section 162(m) that, following the effectiveness of the Tax Act and its elimination of the exception for qualified “performance-based compensation” from the deductibility limits under Section 162(m), are no longer applicable to awards under the Amended 2015 Plan.

Effect of Certain Events on the Amended 2015 Plan and Awards

In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in the Amended 2015 Plan), or (b) unusual or nonrecurring events affecting us, including changes in applicable rules, rulings, regulations or other requirements that the Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (an “adjustment event”) the Compensation Committee shall, in respect of any such adjustment event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (i) the share limits applicable under the Amended 2015 Plan with respect to the number of awards which may be granted thereunder, (ii) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the Amended 2015 Plan and (iii) the terms of any outstanding award, including, without limitation, (A) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate (with any increase requiring the approval of our board of directors), (B) the exercise price or strike price with respect to any award or (C) any applicable performance measures.

In connection with any adjustment event, the Compensation Committee may, in its discretion, provide for any one or more of the following: (i) providing for (A) a substitution or assumption of awards (which we refer to as “successor awards”), (B) accelerating the exercisability of, lapse of restrictions on, or termination of, awards or (C) providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (ii) cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which if applicable may be based upon the price per share of common stock received or to be received by other Company stockholders in such event), including without limitation, in the case of options and SARs, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or SAR over the aggregate exercise price thereof. For the avoidance of doubt, the Compensation Committee may cancel any stock option or SAR for no consideration if the fair market value of the shares subject to such option or SAR is less than or equal to the aggregate exercise price or strike price of such stock option or SAR.

In the event of (a) any sale, transfer, disposition, or other transaction which results in an award holder ceasing to provide services to us or any of our affiliates, or (b) a change in control, unless otherwise provided for under the terms of an award granted under the Amended 2015 Plan: (i) any successor awards issued in connection with such transaction will become fully vested and exercisable (to the extent applicable) upon specified qualifying terminations of the award holder’s employment following such transaction; (ii) with respect to any unvested performance-vesting awards, satisfaction of performance criteria will be measured based on actual performance through such event (or if performance levels cannot be measured, such criteria will be deemed to have been satisfied at target levels), and a successor award may be granted in respect of the vested portion of such awards.

Nontransferability of Awards

An award will not be transferable or assignable by a participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the Amended 2015 Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the Amended 2015 Plan or for changes in GAAP to new accounting standards, (2) it would materially increase the number of securities which may be issued under the Amended 2015 Plan (except for adjustments in connection with certain corporate events), or (3) it would materially modify the requirements for participation in the Amended 2015 Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective without such individual’s consent.

The Compensation Committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award; provided, further, that without stockholder approval, except as otherwise permitted in the “adjustments” provisions of the Amended 2015 Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (2) the Compensation Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or SAR, and (3) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividends and Dividend Equivalents

The Compensation Committee, in its sole discretion, may provide part of an award with dividends, dividend equivalents, or similar payments in respect of awards, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion; provided, that no dividend equivalents shall be payable in respect of outstanding (1) options or SARs or (2) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become earned, payable or distributable).

Clawback/Forfeiture, Other Detrimental Activity

All awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture, or other similar policy adopted by the board or committee, and applicable law (including, without limitation, the applicable rules and regulations of the SEC and the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or quoted). In addition, to the extent a participant receives any amount in excess of what the participant should have received under the terms of an award (including by reason of a financial restatement, mistake in calculations, or other administrative error) the committee may require the participant to repay any such excess amount.

If the participant, while employed by or providing services to us or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in other detrimental activity that is in conflict with or adverse to our interests or the interests of any affiliate, as determined by the Compensation Committee in its sole discretion, the committee may cancel any or all of such participant’s outstanding awards, or require the participant to forfeit any amount or gain realized due to the vesting or exercise of such award, and must repay any such amount or gain to us.

Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to our company and to United States taxpayers of awards granted under the Amended 2015 Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

Non-Qualified Stock Options and SARs—Tax Effects

No taxable income is reportable when a non-qualified stock option or SAR is granted to a person. Upon exercise, generally, the person will have ordinary income equal to the fair market value of our common stock, on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be a capital gain or loss to the person.

Incentive Stock Options—Tax Effects

No taxable income is reportable when an incentive stock option is granted or exercised (except for persons who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the incentive stock option is exercised). If the person exercises the incentive stock option and then sells the underlying shares of our common stock more than two years after the grant date and more than one year after the exercise date, the sale price minus the exercise price will be taxed as capital gain or loss. If the person exercises the incentive stock option and sells the shares before the end of the two- or one-year holding periods, then the person generally will have ordinary income at the time of the sale equal to the fair market value of the shares of our common stock on the exercise date (or the sale price, if less) minus the exercise price of the incentive stock option, and any additional gain on the sale will be treated as capital gain.

Restricted Stock and RSUs—Tax Effects

A person receiving restricted stock or RSUs will not have taxable income upon the grant unless, in the case of restricted stock, the person timely elects under Code Section 83(b) to be taxed at that time. Instead, the person will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares of our common stock (or cash) received.

Performance Compensation Awards—Tax Effects

A person receiving a performance compensation award that is subject to a substantial risk of forfeiture will generally not recognize income at the time of receipt and the Company will not be entitled to a deduction at that time. A person will generally recognize ordinary income in an amount equal to any cash received or the value of any shares received on the date of payment or delivery of such cash or shares in settlement of such person’s performance compensation award. Depending on the length of time the shares acquired upon the achievement of the performance goals are held, such person will recognize either long-term or short-term capital gain or loss upon the sale of such shares.

Tax Effect for Our Company

We generally will receive a tax deduction for any ordinary income recognized by a person with respect to an award under the Amended 2015 Plan (for example, upon the exercise of a non-qualified stock option). In the case of incentive stock options that meet the holding period requirements described above, the person will not recognize ordinary income; therefore, we will not receive a deduction. Our deduction may also be limited by Code Section 280G or Section 162(m).

Section 162(m) generally provides that a publicly traded corporation may not deduct compensation in excess of $1.0 million per year paid to the company’s “covered employees.” “Covered employee” includes (a) any individual who at any time during the taxable year is either our principal executive officer or principal financial officer, or an employee whose total compensation for the tax year is required to be reported to our stockholders because he or she is among the three highest compensated officers for the tax year (other than the principal executive officer or principal financial officer), and (b) any person who was a covered employee at any time after December 31, 2016. However, certain awards that qualified as “performance-based compensation” under Section 162(m) were not subject to such $1.0 million limitation. The performance-based compensation exception was eliminated by the Tax Act with respect to tax years beginning January 1, 2018; however, under a transition rule, compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and which is not materially modified after such date may still qualify for the performance-based compensation exception.

To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. While the Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and support our compensation philosophy. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

New Plan Benefits

Because grants under the Amended 2015 Plan are generally within the discretion of the Compensation Committee, it is not possible to determine the future grants that will be made, other than to non-employee directors, under the Amended 2015 Plan.

The Amended 2015 Plan authorizes the grant of equity-based awards to non-employee directors in accordance with our director compensation program, as described above under “Director Compensation.” Historically, our non-employee directors have received annual equity grants under the 2015 Plan in May of each year. The table below sets forth the aggregate target grant value that all non-employee directors as a group are expected to receive in 2020 pursuant to our current director compensation program. If our stockholders do not approve this Proposal 6, we expect that sufficient shares will remain available for grant to our non-employee directors in May 2020 under the 2015 Plan.

Name	Dollar Value	Number of Units/ Awards(1)
Current NEOs and Position	—	—
Christopher A. Cartwright, President and CEO	—	—
James M. Peck, Former President and CEO	—	—
Todd M. Cello, Executive Vice President, Chief Financial Officer	—	—
John T. Danaher, President, Consumer Interactive	—	—
Abhi Dhar, Executive Vice President, Chief Information & Technology Officer	—	—
David M. Neenan, President, International	—	—
All Current Executive Officers as a Group	—	—
All Current Non-Executive Directors as a Group(2)	$1,360,000	—
All Current Non-Executive Officer Employees as a Group	—	—

(1)

The number of restricted shares granted to non-executive directors in May 2020 cannot be determined at this time since the $170,000 target grant value will be converted to the number of restricted shares using TransUnion’s closing stock price on the date of grant.

(2)	Excludes Mr. Mullin, who will retire from the Board at the Annual Meeting.

History of Grants Under the 2015 Plan

The following table shows the number of shares of our common stock subject to equity awards granted under the 2015 Plan since its inception through February 28, 2020 for certain individuals:

Name	RSUs/ Restricted Stock	PSUs(1)
Current NEOs and Position
Christopher A. Cartwright, President and CEO	173,875	130,426
James M. Peck, Former President and CEO	255,127	255,124
Todd M. Cello, Executive Vice President, Chief Financial Officer	43,552	43,547
John T. Danaher, President, Consumer Interactive	93,429	58,235
Abhi Dhar, Executive Vice President, Chief Information & Technology Officer	34,501	16,703
David M. Neenan, President, International	93,029	95,035
All Current Executive Officers as a Group	215,121	215,104
All Current Non-Executive Directors as a Group	80,089	—
Nominees for Election as a Director
Suzanne P. Clark	8,302	—
Kermit R. Crawford	2,397	—
Thomas L. Monahan, III	8,302	—
Associates of any such Directors, Executive Officers or Nominees	—	—
Other Persons who received or are to receive 5% of such options or rights	—	—
All Current Non-Executive Officer Employees as a Group	1,650,832	1,285,523

(1)	Reflects target PSUs granted.

Registration

We intend to file a registration statement on Form S-8 with the SEC with respect to the Amended 2015 Plan to cover shares issuable under the Amended 2015 Plan.

Vote Required

Approval of Proposal 6 requires the affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote against Proposal 6 and broker non-votes will have no effect on Proposal 6.

The Board of Directors recommends a vote “FOR” the approval of the Amended 2015 Plan.

PROPOSAL 7: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee of our Board has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2020. This is the first year that PricewaterhouseCoopers has been engaged as our independent registered public accounting firm. We are not required under SEC regulations to submit this proposal. However, the Board believes it is appropriate and a good corporate governance practice to do so.

Ratification of Appointment of PricewaterhouseCoopers LLP

The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 will be determined by the vote of a majority of the voting power of the shares present or represented at the 2020 Annual Meeting of Stockholders and voting affirmatively or negatively on the proposal. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” ratification.

If the appointment is not ratified by the stockholders, the Audit and Compliance Committee will consider the appointment of a different independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP and a representative of Ernst & Young LLP, our former independent registered public accounting firm, are expected to be present at the virtual Annual Meeting, will be offered the opportunity to make a statement if such representative desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Change in Independent Registered Public Accounting Firm in 2020

As reported on our Current Report on Form 8-K filed on February 24, 2020 (the “Auditor 8-K”), on February 18, 2020, the Audit and Compliance Committee (i) dismissed Ernst & Young LLP (“EY”) and (ii) engaged PricewaterhouseCoopers LLP (or “PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter. The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through February 18, 2020, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused them to make a reference thereto in their reports.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through February 18, 2020, there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K, except as described below.

During the quarterly period ended June 30, 2019, a material weakness in internal control over financial reporting was identified relating to the operating effectiveness of internal controls designed to prevent or timely detect unauthorized wire transfers by TransUnion Limited, a Hong Kong entity in which we hold a 56.25% interest, so as to safeguard the Company’s cash assets in TransUnion Limited from unauthorized wire transfers and prevent or detect a material misstatement of our financial statements. This material weakness was disclosed in Item 4 of our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019, and disclosed as remediated in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

We provided EY with a copy of the Auditor 8-K and requested that EY provide a letter addressed to the SEC stating whether EY agrees with the statements contained in the Auditor 8-K as they relate to EY. A copy of such letter dated February 24, 2020 was attached as Exhibit 16.1 to the Auditor 8-K.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through February 18, 2020, neither the Company nor anyone on its behalf consulted PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of paragraph (a)(1)(iv) of Item 304 of Regulation S-K and paragraph (a)(1)(v) of Item 304 of Regulation S-K, respectively).

Audit and Related Fees

The following table sets forth the aggregate fees paid to Ernst & Young LLP, our principal accountant, for the years ended December 31, 2019 and 2018:

Category (in millions)	2019	2018
Audit fees	$5.3	$4.6
Audit-related fees	—	0.1
Tax fees	—	0.1
All other fees	—	—

Total	$5.3	$4.8

All audit and non-audit services provided by our principal accountant must be approved by the Audit and Compliance Committee of our Board of Directors. For engagements expected to generate fees of $50,000 or less, audit and non-audit services by our principal accountant can be approved by the Chairperson of the Audit and Compliance Committee. Audit-related fees include fees paid for the review of controls and security of our information systems and agreed upon procedures. Tax fees include fees related to the analysis of various domestic and international tax restructuring matters. All of the fees paid to our principal accountant in 2019 and 2018 were pre-approved by our Audit and Compliance Committee.

Audit and Compliance Committee Report

The Audit and Compliance Committee of our Board of Directors currently consists of the three directors whose names appear below. Each member of the Audit and Compliance Committee is “independent” and meets the financial literacy requirements of NYSE’s listing standards. The primary purposes of the Audit and Compliance Committee are to assist the Board in monitoring:

•	the integrity of TransUnion’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of TransUnion’s independent registered public accounting firm;

•	the performance of TransUnion’s internal audit function and independent registered public accounting firm; and

•	TransUnion’s compliance with legal and regulatory requirements.

The Audit and Compliance Committee is responsible for appointing, retaining and terminating our independent registered public accounting firm and also performs the specific functions set forth in its charter, which is available on our website.

The Audit and Compliance Committee has reviewed and discussed with TransUnion’s management and Ernst & Young LLP, TransUnion’s independent registered public accounting firm, the audited financial statements of TransUnion included in its Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit and Compliance Committee has discussed with TransUnion’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Compliance Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence, and has discussed with Ernst & Young LLP such independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit and Compliance Committee recommended to our Board of Directors that the audited financial statements be included in TransUnion’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

This report is submitted on behalf of the Audit and Compliance Committee.

Pamela A. Joseph, Chairperson

George M. Awad, Committee Member

Suzanne P. Clark, Committee Member

The foregoing Audit and Compliance Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

The information contained in this “Compensation Discussion and Analysis” (“CD&A”) describes the material elements of compensation paid or awarded to our principal executive officer, former principal executive officer, principal financial officer, and the other three most highly compensated executive officers (collectively, our “named executive officers” or “NEOs”) for the twelve months ended December 31, 2019.

For 2019, our NEOs were:

•	Mr. Christopher A. Cartwright—President and Chief Executive Officer (the “CEO”);

•	Mr. James M. Peck—Former President and Chief Executive Officer (the “Former CEO”);

•	Mr. Todd M. Cello—Executive Vice President (“EVP”), Chief Financial Officer (the “CFO”);

•	Mr. David M. Neenan—President, International;

•	Mr. John T. Danaher—President, Consumer Interactive; and

•	Mr. Abhi Dhar—EVP, Chief Information and Technology Officer.

In the Executive Summary section of this CD&A, we highlight our:

•	2019 Business Results;

•	2019 Annual Incentive Plan Performance;

•	2017-2019 Performance Share Unit Performance;

•	2019 Executive Compensation Program Actions, Results and Changes; and

•	CEO Transition.

In the remainder of this CD&A, we describe:

•

How our executive compensation philosophy and governance practices align with stockholders and reflect best practices, particularly by discouraging and mitigating against excessive risk taking (see page 61);

•	The role of the Compensation Committee, management and compensation consultant in compensation decisions (see page 63);

•	An overview of our NEOs’ 2019 target compensation mix (see page 63);

•	Key executive compensation components (see page 65);

•	Our market analysis and benchmarking (see page 65); and

•	Our 2019 executive compensation program (see page 67).

Executive Summary

2019 Business Results

As a global information and insights company, we find innovative ways to leverage data and information to help businesses and consumers transact with confidence and achieve great things. We link online and offline data to securely provide the best foundation for identifying and building a comprehensive picture of each consumer. This unique data identity allows us to help make trust possible between businesses and consumers, by reliably and safely representing consumers in the marketplace. We call this Information for Good® — it is our purpose and what drives us every day.

For 2019, we delivered another year of excellent financial performance with double-digit revenue and Adjusted EBITDA growth as well as continued margin expansion, as compared to 2018, which is summarized as follows:

•   Consolidated revenue of $2.656 billion, an increase of 15% (16% on a constant currency basis)

•   Consolidated Adjusted Revenue of $2.662 billion, an increase of 14% (14% on a constant currency basis)

•   Consolidated Adjusted EBITDA of $1.059 billion, an increase of 15% (17% on a constant currency basis)

•   Adjusted EBITDA margin expansion of approximately 70 basis points

This strong performance was broad-based and the result of executing on our growth strategy, which is driven by our core business, new solutions, and faster growing verticals and geographies. Additionally, we are enabling further investment in strategic growth initiatives that should continue to drive diversified top-line growth and strengthen our competitive position globally.

Adjusted Revenue and Adjusted EBITDA are non-GAAP financial measures that we use as supplemental measures of our operating performance. For a more detailed explanation of how we calculate these non-GAAP measures, please refer to our Annual Report on Form 10-K, filed with the SEC on February 18, 2020, under the heading “Results of Operations—Twelve Months Ended December 31, 2019, 2018 and 2017,” and Exhibit 99.1 of our Current Report on Form 8-K, filed with the SEC on February 18, 2020, under the heading “Non-GAAP Financial Measures.” Further, the year over year constant currency percentage changes above assume that foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

2019 Annual Incentive Plan Performance

The following highlights the corporate financial performance results for our 2019 annual incentive plan. Overall, our Defined Corporate Adjusted EBITDA was $1,058.5 million resulting in a payout of 144% of target and our Defined Corporate Revenue was $2,662.1 million resulting in a payout of 124% of target. For the portion of the year that Mr. Cartwright served as our CEO and for the 2019 annual incentives for Mr. Peck, Mr. Cello and Mr. Dhar, Defined Corporate Adjusted EBITDA has a 50% weighting and Defined Corporate Revenue has a 20% weighting. For our other NEOs and for the portion of the year that Mr. Cartwright served as our President, U.S. Markets, Defined Corporate Adjusted EBITDA has a 20% weighting. Our 2019 annual incentive, including the business unit level financial objectives, individual objectives, applicable weightings and achievement is discussed in greater detail beginning on page 67 in the section titled “2019 Executive Compensation Program—Annual Incentive Plan.”

2017-2019 Performance Share Unit Performance

The following highlights the performance results for our 2017-2019 Performance Share Units (“PSUs”) granted in February 2017 with a performance period of January 1, 2017 to December 31, 2019. Overall, our cumulative Adjusted EBITDA was $2,532.6 million resulting in a payout of 200%, our cumulative Revenue was $6,271.2 million resulting in a payout of 200% and our Relative Total Shareholder Return (“TSR”) was in the 97th percentile resulting in a payout of 200%. For our 2017 PSUs, cumulative Adjusted EBITDA has a 45% weighting, cumulative Revenue has a 20% weighting, and Relative TSR has a 35% weighting resulting in an overall weighted payout of 200% (maximum performance). Our PSU performance is discussed in greater detail beginning on page 73 in the section titled “2019 Executive Compensation Program—Long-Term Incentive Plan—2017-2019 Performance Share Unit Performance.”

2019 Executive Compensation Program Actions, Results and Changes

We took the following actions with respect to our NEOs and executive compensation program in 2019:

•   Mr. Cartwright received a base salary increase in connection with his promotion to CEO. Mr. Cello received a base salary increase in recognition of strong performance and to better align his pay with peers (see page 67).

•   Mr. Cartwright received an increase in his target annual incentive in connection with his promotion to CEO. Mr. Cello received an increase in his target annual incentive to better align his pay with peers (see page 68).

•   Actual 2019 annual incentive payouts for the NEOs ranged from 125% to 166% of target based on corporate, business unit and individual performance (see page 70).

•   Mr. Dhar received a one-time restricted stock unit grant upon hire and Mr. Danaher received a one-time restricted stock unit retention grant (see page 74).

CEO Transition

On May 8, 2019 (the “Succession Date”), Mr. Cartwright succeeded Mr. Peck as our President and CEO. To assist with an orderly transition, from the Succession Date through February 29, 2020, Mr. Peck continued as a non-executive employee and member of the Board until his resignation on February 29, 2020. The Compensation Committee approved the following compensation for Mr. Cartwright effective as of the Succession Date:

•	An annual base salary of $950,000;

•	A target annual incentive equal to 115% of his base salary, prorated for the remainder of 2019; and

•	A long-term incentive award with a target grant value of $5,500,000.

The Compensation Committee also approved an annual base salary for Mr. Peck of $500,000 as of the Succession Date through February 29, 2020. Mr. Peck was eligible for a target annual incentive equal to 130% of his base salary for 2019, but is not eligible for any annual incentive or long-term incentive awards in 2020. Additionally, Mr. Peck did not receive a long-term incentive award in 2019.

Executive Compensation Philosophy and Governance Practices Align with Stockholders and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking

What We Do	What We Don’t Do

☑  Emphasize Company performance. 87% of our CEO’s target compensation and 81% of our other NEOs’ target compensation is “at-risk” based on Company and share price performance.

☑  Align with stockholders. 73% of our CEO’s target compensation and 62% of our other NEOs’ target compensation is based on long-term incentives aligned with our stockholders.

☑  Incent both short- and long-term performance. Our long-term incentives have a three-year vesting or performance period complementing the one-year performance period for our annual incentive.

☑  Require significant stock ownership for our executives. Our executives are subject to certain stock ownership requirements.

☑  Compensation Committee advised by an independent compensation consultant. The independent consultant does not provide services to the Company other than advising the Compensation Committee.

☑  Anti-hedging and pledging stock policies for our officers and directors.

☑  Annual incentive plan and long-term incentive grants contain a clawback provision. We can recoup annual incentive payments and long-term incentive compensation, including upon a financial restatement.

☑  Pay severance or vest PSUs and RSUs upon a “double trigger” in the event of a change in control. Our “double trigger” requires both a change in control and termination of employment either involuntarily without cause or voluntarily for good reason.

☒  Provide NEOs with tax gross-ups in the event of a change in control. Taxes are our NEOs’ responsibility.

☒  No re-pricing of underwater stock options. We do not re-price outstanding stock options, whether vested or unvested.

☒  Pay dividend equivalents on unvested performance share units. Dividend equivalents on PSUs are paid only upon the vesting of such PSUs based on the number of shares earned as a result of actual Company performance.

☒  Provide enhanced benefit plans for our NEOs. Our NEOs generally participate in the same retirement, health and welfare plans broadly available to all U.S. salaried employees. Additionally, there are no lifetime benefits for former or retired executives.

☒  Offer excessive perquisites. We only offer a limited number of perquisites to NEOs to support personal financial planning and well-being.

Executive Compensation Philosophy & Practices

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy, which are used to guide the Compensation Committee in making compensation decisions. These objectives are evaluated to confirm the appropriateness of each objective in light of the overall corporate strategy and market practices.

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;

•

Align the focus of our executives with the interest of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance and, thereby, enhance stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results; and

•	Discourage unnecessary and excessive risk-taking.

In support of this philosophy, the Compensation Committee:

•	Reviews and approves corporate goals and objectives for our CEO;

•

Evaluates the performance of our CEO in light of such goals and objectives and approves the annual base salary, annual incentive, long-term incentives and other benefits provided to the CEO and other executive officers;

•	Reviews and recommends to the full Board of Directors new executive compensation programs, including long-term incentive compensation programs;

•	Periodically reviews the operation of our executive compensation programs as well as the administration of such programs to determine whether they are achieving their intended purpose(s);

•	Requires our executives to establish and maintain significant stock ownership in the Company;

•

Engages an independent compensation consultant to solely advise the Compensation Committee as to the competitiveness of our program and incentives being provided to our CEO and the other executives; and

•	Places a significant portion of each executive’s compensation at risk, contingent upon meeting measurable and meaningful performance goals.

Most Recent Say-on-Pay Voting Results

At our 2016 Annual Meeting of Stockholders, the stockholders approved, on a non-binding advisory basis, holding a non-binding advisory vote to approve the executive compensation of the NEOs every three years (the “Say-on-Pay vote”). Our most recent Say-on-Pay vote was held at our 2019 Annual Meeting of Stockholders, and received 98.3% support. We believe this strong Say-on-Pay vote outcome shows support for the program and no changes have been made to the current program design as a result of the most recent Say-on-Pay vote. We presently expect that our next Say-on-Pay advisory vote will be conducted at our 2022 Annual Meeting of Stockholders.

Role of Compensation Committee, Management and Compensation Consultant in Compensation Decisions

Pursuant to its charter, the Compensation Committee is responsible for overseeing our executive compensation program, developing and reviewing our executive compensation philosophy, and approving decisions regarding executive compensation.

The Compensation Committee is ultimately responsible for making the compensation decisions with respect to our CEO and creating appropriate programs for the CEO and the other NEOs. The Compensation Committee seeks and considers input from senior management and an independent compensation consultant in connection with its duties. In 2019, the Compensation Committee engaged FW Cook as a consultant on executive compensation matters.

FW Cook’s engagement includes reviewing and advising on executive compensation matters principally related to the CEO, the executive officers, our senior executives and outside directors. For 2019, FW Cook assisted the Compensation Committee by (a) recommending a comparator group for benchmarking purposes and (b) providing comparator group data on compensation levels and design, including an analysis of target total compensation (base salary, annual incentives and long-term incentives). FW Cook also assisted the Compensation Committee in reviewing general market practices and management compensation proposals.

FW Cook performs services solely on behalf of the Compensation Committee and does not provide any other services to us. The Compensation Committee assessed the independence of FW Cook and concluded no conflicts of interest exist that would prevent FW Cook from independently representing the Compensation Committee.

Executive management regularly participates in the compensation decision-making process in the following specific respects:

•

The CEO reports to the Compensation Committee his performance evaluation of our senior executives, including the NEOs (other than himself). Together with the EVP, Chief Human Resources Officer, the CEO recommends compensation decisions for these individuals, including base salary levels, the mix of incentive awards and performance objectives;

•	The CEO develops recommended performance objectives and targets for our incentive compensation programs; and

•	The CEO and the EVP, Chief Human Resources Officer recommend long-term incentive grants for executive officers, other than the CEO, for approval by the Compensation Committee.

Overview of 2019 Target Compensation Mix

The Compensation Committee annually reviews the CEO’s and other NEOs’ compensation. In performing this exercise, the Compensation Committee evaluates all elements of target total compensation against a pre-determined group of companies (as described below in the section titled “Market Analysis and Benchmarking”). As noted in the following section, there is a significant emphasis on performance-based components of compensation. For additional detail on each compensation component, please see the sections below titled “Base Salary,” “Annual Incentive Plan” and “Long-Term Incentive Plan” under “2019 Executive Compensation Program.”

Target Compensation Mix

There is a significant emphasis on the elements that comprise performance-based pay (annual and long-term incentive awards). As illustrated in the following charts, a significant percentage of our CEO’s and all other NEOs’ target total compensation (i.e., target annual incentive, restricted stock units (“RSUs”) and PSUs) is linked to Company performance and aligned with the interests of our stockholders and considered “at-risk”: 87% for the CEO and 81% for our other NEOs.

(1)

Percentages calculated using Mr. Cartwright’s 2019 annual base salary, target annual incentive and target annual long-term incentive grant value for RSUs and PSUs as if Mr. Cartwright were the CEO for the full 2019 calendar year. Due to the CEO transition, our Former CEO, Mr. Peck, is excluded from the CEO illustration.

(2)

Percentages are calculated using 2019 annual base salary, target annual incentive and target grant value for RSUs and PSUs. Includes the one-time 2019 PSU grant made to Mr. Neenan in May 2019 and excludes Mr. Cartwright and the one-time RSU grants for Mr. Danaher and Mr. Dhar.

Key Executive Compensation Components

The key components of our executive compensation program for NEOs are base salary, annual incentive, employee benefits (health, welfare, retirement and perquisites) and long-term incentive (“LTI”) awards, which consist of time-vested RSUs and PSUs subject to a three-year performance period.

These elements are illustrated in greater detail below:

Component		Description	Purpose
Fixed	Base Salary	• Ongoing cash compensation based on the NEO’s role, responsibilities, market data and individual performance	• Designed to attract and retain experienced executives • Recognizes individual experiences, skills, and sustained performance
	Benefits (health, welfare and retirement)	• Medical, dental, qualified and nonqualified retirement plan	• Same benefits generally available to U.S. employees
	Perquisites	• Reimbursement for financial and tax planning services and annual physical program	• Supports personal financial planning needs • Ensures personal well-being

At-Risk	Annual Incentive	• Actual pay varies between 0% and 200% of target • Uses predominantly financial objectives, including financial goals linked to a business unit where relevant, as well as individual objectives	• Incentivizes and drives the accomplishment of financial and individual strategic goals
	Restricted Stock Units	• Represents 50% of target annual LTI grant value • Vest 100% on the third anniversary of the grant date provided NEO remains continuously employed	• Aligns NEOs to long-term financial and share price performance
Performance Share Units

•  Represents 50% of target annual LTI grant value

•  Actual awarded shares varies between 0% and 200% of target

•  Performance components include 3-year cumulative Adjusted EBITDA, Revenue and Relative TSR

•  Vest 100% following three-year performance period based on actual Company performance

• Aligns NEOs to long-term financial and share price performance • Aligns pay and performance by linking number of shares to financial and market performance

Market Analysis and Benchmarking

As described below, we use various tools and methods, including benchmarking, to evaluate whether each NEO’s level of pay is appropriate. For 2019, the benchmarking process for all of our NEOs is described below.

Benchmarking

The Compensation Committee benchmarks against the median for each pay component (i.e., base salary, target annual incentive and target LTI grants) to guide our compensation objectives. We utilize the median as a point of reference and not necessarily the definitive compensation level. Consequently, our NEOs’ compensation may be positioned at a level less than or greater than the median based on time in position, experience and competitive pay objectives, as well as other factors.

Comparator Group

The Compensation Committee, with input from FW Cook and management, annually approves a company comparator group (the “Custom Comparator Group”) to be used in reviewing and benchmarking various pay components in addition to the use of general industry data.

Selection of the Custom Comparator Group begins with an initial list of potential organizations and is then filtered using various selection criteria to determine our final list of comparator companies. The following outlines the process the Compensation Committee used in selecting the Custom Comparator Group for benchmarking executive compensation in 2019.

(1)

On October 5, 2018, Convergys Corporation was acquired by SYNNEX Corporation and is now part of Concentrix Corporation. All benchmark information was completed based on available fiscal year 2018 results for Convergys Corporation.

(2)	On February 8, 2019, The Dun & Bradstreet Corporation became a privately held company. All benchmark information was completed based on fiscal year 2018 results.

Based on the above methodology, the evaluation resulted in the following year-over-year changes to our Custom Comparator Group:

•	Additions: Alliance Data Systems Corporation; Euronet Worldwide, Inc.; and Nielsen Holdings plc

•	Removals: Cardtronics, Inc.; DST Systems, Inc.; Total Systems Services, Inc.; and Worldpay, Inc.

Weighing each of the quantitative criteria described above equally for our Custom Comparator Group, our composite percentile ranking was 45%—near the median of the group. While not receiving a greater weight than any other factor, the median annual net revenue of the Custom Comparator Group at the time of benchmarking was approximately $2.5 billion, compared with our approximate 2018 revenue of $2.3 billion and 2019 revenue of $2.7 billion.

2019 Executive Compensation Program

Base Salary

Each NEO receives an annual base salary to compensate for services rendered in the NEO’s position during the year. The Compensation Committee annually evaluates the performance of the CEO and determines his base salary in light of his goals and objectives, individual performance and competitive market data. The Compensation Committee also, at least annually, reviews each other NEO’s base salary based on a recommendation from the CEO, with input from our EVP, Chief Human Resources Officer, and adjusts the NEO’s base salary when appropriate. In general, the CEO recommends a base salary increase for the other NEOs when supported by additional responsibilities, strong individual performance or changes in competitive market data.

In January 2019, as part of the annual compensation review process, Mr. Cartwright received a $100,000 base salary increase in recognition of beginning the CEO transition. Following the increase, Mr. Cartwright’s annualized base salary was $800,000. On the Succession Date, as part of the CEO transition, Mr. Cartwright received an additional $150,000 base salary increase. Following the increase, Mr. Cartwright’s annualized base salary is $950,000.

Effective on the Succession Date, as part of his employment agreement, Mr. Peck’s annualized base salary is $500,000.

In February 2019, as part of the annual compensation review process, Mr. Cello received a $100,000 base salary increase to reflect strong performance and to better align his pay with peers. Following the increase, Mr. Cello’s annualized base salary is $550,000.

Messrs. Neenan and Danaher did not receive a base salary increase in 2019. Mr. Dhar was hired on January 14, 2019.

The following table illustrates the NEO’s 2019 annualized base salary incorporating the increases described above.

Named Executive Officer	2019 Annualized Base Salary	2018 Annualized Base Salary
Christopher A. Cartwright	$950,000	$700,000
James M. Peck	$500,000	$1,000,000
Todd M. Cello	$550,000	$450,000
David M. Neenan	$650,000	$650,000
John T. Danaher	$450,000	$450,000
Abhi Dhar	$500,000	n/a

Annual Incentive Plan

The annual incentive plan is designed to motivate and reward our NEOs based on financial and individual performance. Financial targets are approved by the Compensation Committee at the beginning of the performance period with individual and other qualitative goals set to successfully drive our operations and business results to achieve our overall corporate strategy. Each NEO’s annual incentive is determined by multiplying the target annual incentive percentage by the NEO’s eligible base salary and then multiplying this result by the percentage achievement with respect to the applicable financial and individual goals, provided the threshold level of performance is achieved.

Target Levels

Each NEO has a target annual incentive expressed as a percentage of his eligible base salary. The target is determined by the Compensation Committee after consideration of several factors, including the NEO’s duties and responsibilities and competitive market data. In connection with his appointment as CEO, Mr. Cartwright received an increase in his target annual incentive in 2019 from 100% of base salary to 115% of base salary effective as of the Succession Date. Mr. Cello also received an increase in his target annual incentive in 2019 from 90% of base salary to 100% of base salary to better align his pay with peers.

Named Executive Officer	2019 Target Annual Incentive as a Percentage of Base Salary	2019 Target Annual Incentive
Christopher A. Cartwright(1)	110%	$990,726
James M. Peck	130%	$877,945
Todd M. Cello	100%	$550,000
David M. Neenan	100%	$650,000
John T. Danaher	100%	$450,000
Abhi Dhar(2)	100%	$500,000

(1)

Mr. Cartwright’s 2019 target annual incentive from January 1, 2019—May 7, 2019 was 100% when he was our President, U.S. Markets. His target annual incentive from May 8, 2019—December 31, 2019 was 115% after his appointment as CEO. The percentage and amount disclosed above reflects the combined target annual incentive.

(2)	Mr. Dhar’s 2019 target annual incentive was retroactive to January 1, 2019.

Financial and Individual Objectives, Targets, and Potential Payouts

The following table defines the various financial and individual objectives applicable for the 2019 annual incentive. The actual payout ranges between 0% and 200% of target for each objective depending on actual performance. The objectives of Defined Corporate Adjusted EBITDA and Defined Corporate Revenue are to incent our NEOs based on the achievement of overall Company financial performance. Similarly, at the business unit level, Defined Adjusted EBITDA and Defined Revenue are designed to incent specific business unit financial performance. The Growth Strategy Initiative is a quantitative measure aligned to our overall growth strategy, while the Strategic Individual Objectives are quantitative and qualitative measures aligned to specific strategic objectives. Both of these objectives are set individually for each NEO in a manner that would significantly advance our growth and strategic objectives, if delivered. Additionally, these goals are designed to provide NEOs with the opportunity to achieve above target payouts only upon robust performance.

Objective	Definition
Defined Corporate Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, and other adjustments deemed by management and the Compensation Committee for annual incentive plan purposes.
Defined Corporate Revenue

The overall corporate revenue, including applicable adjustments used in the calculation of Adjusted Revenue as disclosed in our Annual Report on Form 10-K, and further adjusted by management and the Compensation Committee for annual incentive plan purposes.

Defined U.S. Markets Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, and other adjustments for annual incentive plan purposes for the U.S. Markets operating segment.
Defined U.S. Markets Revenue	The U.S. Markets operating segment revenue, including applicable adjustments used in the calculation of Adjusted Revenue as disclosed in our Annual Report on Form 10-K, and further adjusted by management and the Compensation Committee for annual incentive plan purposes.

Defined International Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, and other adjustments for annual incentive plan purposes for the International operating segment.
Defined International Revenue	The International operating segment revenue, including applicable adjustments used in the calculation of Adjusted Revenue as disclosed in our Annual Report on Form 10-K, and further adjusted by management and the Compensation Committee for annual incentive plan purposes.

Defined Consumer Interactive Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, and other adjustments for annual incentive plan purposes for the Consumer Interactive operating segment.
Defined Consumer Interactive Revenue	The Consumer Interactive operating segment revenue, including applicable adjustments used in the calculation of Adjusted Revenue as disclosed in our Annual Report on Form 10-K, and further adjusted by management and the Compensation Committee for annual incentive plan purposes.

Growth Strategy Initiative

Robust planning process that supports the development of growth strategy initiatives, including business cases, action plans and specific, budgeted Adjusted EBITDA growth targets that are accretive to fuel growth in future years.

Strategic Individual Objectives	Specific individual quantitative and qualitative goals aligned with our strategic objectives.

The following table provides threshold, target and maximum targets for the financial objectives described above. It also provides actual 2019 results and the achievement as a percentage of target. For each financial objective, at threshold performance, the NEO receives a 20% payout, at target performance, a 100% payout and, at maximum performance, a 200% payout. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that financial objective.

Financial Objective*	Threshold (20% Payout)	Target (100% Payout)	Maximum (200% Payout)	Result	Achievement

Defined Corporate Adjusted EBITDA	$ 985.7	$1,037.6	$1,084.3	$1,058.5	144%

Defined Corporate Revenue	$2,501.5	$2,633.2	$2,751.7	$2,662.1	124%

Defined U.S. Markets Adjusted EBITDA	$ 610.4	$ 642.5	$ 671.5	$ 642.7	100%

Defined U.S. Markets Revenue	$1,353.1	$1,424.3	$1,488.4	$1,423.9	100%

Defined International Adjusted EBITDA	$ 245.3	$ 258.2	$ 269.8	$ 263.5	147%

Defined International Revenue	$ 601.1	$ 632.8	$ 661.3	$ 639.1	122%

Defined Consumer Interactive Adjusted EBITDA	$ 224.9	$ 236.7	$ 247.4	$ 249.8	200%

Defined Consumer Interactive Revenue	$ 479.2	$ 504.4	$ 527.1	$ 515.1	147%

* Amounts reflect millions.

2019 Annual Incentive Payouts

The following table summarizes each NEO’s 2019 annual incentive plan objectives described above, including the applicable weighting, achievement as a percentage of target and payout. The NEO weightings are determined based on the NEO’s role, duties, and responsibilities and are designed to strengthen the link between pay and performance.

Named Executive Officer	Objective	Weighting	Achievement	Payout
Christopher A. Cartwright, President and CEO(1)	Defined Corporate Adjusted EBITDA	50%	144%	$514,489
	Defined Corporate Revenue	20%	124%	$177,301
	Growth Strategy Initiative	30%	100%	$213,711
		Total	127%	$905,501
	Defined Corporate Adjusted EBITDA	20%	144%	$80,414
	Defined U.S. Markets Adjusted EBITDA	25%	100%	$69,589
	Defined U.S. Markets Revenue	25%	100%	$69,589
	Growth Strategy Initiative	20%	100%	$55,671
	Strategic Individual Objectives	10%	200%	$55,671

		Total	119%	$330,934

		Combined Total	125%	$1,236,436
James M. Peck, Former President and CEO	Defined Corporate Adjusted EBITDA	50%	144%	$634,072
	Defined Corporate Revenue	20%	124%	$218,511
	Growth Strategy Initiative	30%	100%	$263,384

		Total	127%	$1,115,966
Todd M. Cello, EVP, CFO	Defined Corporate Adjusted EBITDA	50%	144%	$397,222
	Defined Corporate Revenue	20%	124%	$136,889
	Growth Strategy Initiative	30%	100%	$165,000

		Total	127%	$699,111

Named Executive Officer	Objective	Weighting	Achievement	Payout
David M. Neenan, President, International	Defined Corporate Adjusted EBITDA	20%	144%	$187,778
	Defined International Adjusted EBITDA	25%	147%	$238,333
	Defined International Revenue	25%	122%	$198,611
	Growth Strategy Initiative	20%	100%	$130,000
	Strategic Individual Objectives	10%	200%	$130,000

		Total	136%	$884,722
John T. Danaher, President, Consumer Interactive	Defined Corporate Adjusted EBITDA	20%	144%	$130,000
	Defined Consumer Interactive Adjusted EBITDA	25%	200%	$225,000
	Defined Consumer Interactive Revenue	25%	147%	$165,000
	Growth Strategy Initiative	20%	175%	$157,500
	Strategic Individual Objectives	10%	150%	$67,500

		Total	166%	$745,000
Abhi Dhar, EVP, Chief Information and Technology Officer	Defined Corporate Adjusted EBITDA	50%	144%	$361,111
	Defined Corporate Revenue	20%	124%	$124,444
	Growth Strategy Initiative	20%	100%	$100,000
	Strategic Individual Objectives	10%	125%	$62,500

		Total	130%	$648,056

(1)

Reflects Mr. Cartwright’s 2019 annual incentive objectives, weightings, achievement and payout for the time period following the Succession Date and the time period when he was the President, U.S. Markets prior to the Succession Date.

For the Strategic Individual Objectives, the Compensation Committee evaluated the CEO’s performance for his time as the President, U.S. Markets and the CEO evaluated each of the other NEOs in conjunction with such NEO’s self-evaluation with the Compensation Committee approving the final performance. Mr. Cartwright earned a 200% payout on his Strategic Individual Objectives by delivering solid performance in the U.S. Markets segment and developing and executing the CEO transition plan. Mr. Neenan earned a 200% payout on his Strategic Individual Objectives with his continued focus on the evolution and transition of our UK business following the acquisition of Callcredit in 2018 and further diversification and growth in other key countries including India and Canada. Mr. Danaher earned a 150% payout on his Strategic Individual Objectives by delivering strong performance in the Consumer Interactive segment, including continuing to invest in our direct business and attracting and retaining high quality subscribers in our indirect business. Mr. Dhar earned a 125% payout on his Strategic Individual Objectives by establishing the next evolutionary step of our technology transformation.

Additionally, the Compensation Committee awarded Mr. Cartwright a one-time $250,000 incentive payment in recognition of the successful CEO transition.

Long-Term Incentive Plan

2019 Annual LTI Grants

Our NEOs receive annual LTI grants, which are linked directly to the creation of stockholder value over a multi-year term. In 2019, 73% of the target total compensation opportunity provided to our CEO and 62% of the target total compensation opportunity provided to all other NEOs was equity-based and directly correlated to the Compensation Committee’s view there should be a strong connection between an NEO’s rewards and stockholder value creation.

As noted previously, except for Mr. Neenan, 50% of the 2019 target LTI grant value was delivered in the form of time-vested RSUs that cliff vest on the third anniversary of the grant date and the remaining 50% in PSUs that vest following a three-year performance period starting January 1, 2019 and ending December 31, 2021. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash based on the number shares that vest. Similarly, for PSUs, dividend equivalents accrue during the performance period and are paid out in cash based on the number of shares that vest as a result of actual Company performance.

Similar to 2018, the PSU grants made in 2019 have the following three performance components and weightings with the actual payout ranging between 0% and 200% of target for each performance component depending on actual Company performance:

Performance Component	Weighting
Cumulative Adjusted EBITDA(1)	45%

Relative total stockholder return (“Relative TSR”) against the companies in the Commercial and Professional Services industry classification within the Russell 3000 Index (the “Relative TSR Peer Group”)	35%

Cumulative Revenue(1)	20%

(1)

Adjusted EBITDA and Revenue are calculated using the definitions of Adjusted EBITDA and Adjusted Revenue disclosed in our Annual Report on Form 10-K and adjusted to be on an organic, constant currency basis.

Additionally, if our Relative TSR during the performance period is negative, then the maximum payout for the Relative TSR performance component is 100%, regardless of actual performance against the Relative TSR Peer Group.

The Compensation Committee sets our financial performance targets for the cumulative Adjusted EBITDA and cumulative Revenue components taking into consideration our long-term strategic plan. We do not publicly disclose specific financial performance targets on a prospective basis. Prospectively disclosing these specific targets would provide competitors and others with insights into our confidential planning process and strategies and potentially harm us competitively. We design our financial performance targets to be challenging. There is a risk we will not achieve threshold or target performance resulting in either no shares or shares awarded below target.

The performance components in our PSUs are cumulative Adjusted EBITDA and cumulative Revenue, which differ from the Defined Corporate Adjusted EBITDA and Defined Corporate Revenue financial components in our 2019 annual incentive. Each are independent financial components intended to drive different behavior. The performance targets for the annual incentive financial components are based on our annual internal operating targets and designed to incent our annual performance, while the performance targets for the PSU components are based on our long-term strategic plan and designed to incent our long-term performance.

To determine the 2019 target LTI grant value for each NEO, the Compensation Committee considered target total compensation data from our Custom Comparator Group for comparable executive positions, the strategic direction of the Company and business units, and the NEO’s scope of authority and responsibility.

Except for Mr. Neenan, the table below reflects the 2019 target LTI grant value for each NEO with respect to the annual LTI grant made on February 20, 2019. In conjunction with the CEO transition, Mr. Peck did not receive a 2019 LTI grant. In lieu of an annual grant, Mr. Neenan received a one-time PSU grant, which is described in greater detail below.

Named Executive Officer	Target LTI Grant Value
Christopher A. Cartwright(1)	$5,500,000
Todd M. Cello	$1,700,000
John T. Danaher	$1,000,000
Abhi Dhar	$1,200,000

(1)

In connection with his CEO transition, on the Succession Date, Mr. Cartwright received an additional LTI grant with a target grant value of $3,500,000, which is reflected in the table above. This additional LTI grant is subject to the same terms and conditions described above for the 2019 annual LTI grant with 50% of the grant value in time-vested RSUs and 50% of the grant value in PSUs.

Mr. Neenan’s 2019 Performance Share Unit Grant

In lieu of a 2019 annual LTI grant, Mr. Neenan received a PSU grant on May 9, 2019 with a target grant value of $3,000,000 that is tied to the performance of our TransUnion UK business. The PSUs vest following a two-year performance period starting January 1, 2019 and ending December 31, 2020. Provided Mr. Neenan remains employed through February 16, 2021, he will receive a minimum payout equal to 50% of the target grant value. When dividends are paid on our common stock, dividend equivalents accrue during the performance period and are paid out in cash based on the number of shares that vest as a result of actual Company performance.

The PSU grant is subject to the following two performance components and weightings with the actual payout ranging between 50% and 200% of target for each performance component depending on actual performance:

Performance Component	Weighting
2020 TransUnion UK Adjusted EBITDA(1)	50%

2020 TransUnion UK Revenue(1)	50%

(1)

Adjusted EBITDA and Revenue are calculated using the definitions of Adjusted EBITDA and Revenue (or Adjusted Revenue, if applicable), for the United Kingdom region disclosed in our Annual Report on Form 10-K and adjusted to be on an organic, constant currency basis as well as for items that are infrequent in occurrence or unusual in nature, including restructurings.

Like the PSUs granted in connection with the 2019 annual LTI grant, the Compensation Committee sets the financial performance targets for the TransUnion UK Adjusted EBITDA and Revenue components taking into consideration our long-term strategic plan. We do not publicly disclose specific financial performance targets on a prospective basis. Prospectively disclosing these specific targets would provide competitors and others with insights into our confidential planning process and strategies and potentially harm us competitively. We design our financial performance targets to be challenging and there is a risk we will not achieve target performance.

2017-2019 Performance Share Unit Performance

In January 2020, the Compensation Committee approved the results for the PSU grants made to the NEOs on February 17, 2017 for the performance period of January 1, 2017 – December 31, 2019, which vested on February 18, 2020. The PSUs were tied to cumulative Adjusted EBITDA, cumulative Revenue and our Relative TSR against the Relative TSR Peer Group.

The chart below details the applicable performance measures, weightings, targets and the certified performance achievement as a percentage of target. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that performance measure. The Compensation Committee did not apply any discretion to adjust the final performance achievement for the 2017 PSUs.

Performance Measure*	Weighting	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement
Cumulative Adjusted EBITDA(1)	45%	$2,114.7	$2,268.3	$2,487.7	$2,532.6	200%

Cumulative Revenue(1)	20%	$5,579.1	$5,762.1	$6,098.9	$6,271.2	200%

Relative TSR	35%	25th Percentile	50th Percentile	80th Percentile and above	97th Percentile	200%
				Total Weighted Payout		200%

*	Amounts reflect millions.
(1)

Adjusted EBITDA and Revenue are calculated using the definitions of Adjusted EBITDA and Adjusted Revenue disclosed in our Annual Report on Form 10-K and adjusted to be on an organic, constant currency basis.

The following table illustrates the final results for each NEO’s 2017 PSUs. All NEOs received a PSU grant in 2017, with the exception of Mr. Dhar who started with the Company on January 14, 2019.

			Actual Performance(1)
Named Executive Officer	Performance Metric	# of Target PSUs	Payout %	# of Shares Earned
Christopher A. Cartwright	Cumulative Adjusted EBITDA	7,287	200%	14,574
	Cumulative Revenue	3,239	200%	6,478
	Relative TSR	5,668	200%	11,336

James M. Peck	Cumulative Adjusted EBITDA	30,061	200%	60,122
	Cumulative Revenue	13,360	200%	26,720
	Relative TSR	23,380	200%	46,760

Todd M. Cello(2)	Cumulative Adjusted EBITDA	3,211	200%	6,422
	Cumulative Revenue	1,426	200%	2,852
	Relative TSR	2,497	200%	4,994

David M. Neenan	Cumulative Adjusted EBITDA	7,287	200%	14,574
	Cumulative Revenue	3,239	200%	6,478
	Relative TSR	5,668	200%	11,336

John T. Danaher	Cumulative Adjusted EBITDA	6,073	200%	12,146
	Cumulative Revenue	2,699	200%	5,398
	Relative TSR	4,723	200%	9,446

(1)	The PSUs vested on February 18, 2020 and, therefore, are reported in the “Outstanding Equity Awards at Fiscal Year-end Table” for 2019.
(2)

In connection with his promotion to CFO on August 18, 2017, Mr. Cello received an additional LTI grant with the same terms and conditions as the 2017 annual LTI grant. The PSUs from this award vest on August 1, 2020 and are included in the amounts listed above.

One-time 2019 RSU Grants

As described above, a primary goal of our executive compensation program is to attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth. The CEO and Compensation Committee extensively review talent retention on an on-going basis, including retention of executives with strong performance who are key to our future success.

Based on this review, on January 15, 2019, Mr. Danaher received a grant of RSUs with a fair market value of $1,999,961. The grant is comprised of 35,192 RSUs that fully vest on the second anniversary of the grant date with the same terms and conditions as the annual LTI grant to employees generally. The Compensation Committee determined the grant size based on a review of Mr. Danaher’s compensation and the value of outstanding long-term incentive grants for comparable positions at peer companies.

On January 14, 2019, Mr. Dhar received a grant of RSUs with a fair market value of $999,957 in connection with his offer of employment to join TransUnion. The grant is comprised of 17,796 RSUs that fully vest on the third anniversary of the grant date with the same terms and conditions as the annual LTI grant to employees generally.

These one-time RSU grants will not affect any regular compensation arrangements for Mr. Danaher or Mr. Dhar.

2020 Annual LTI Grants

Beginning with the 2020 annual LTI grants, 50% of the target LTI grant value delivered in the form of time-vested RSUs will vest ratably over three years where 33% vests on the first and second anniversary of the grant date and 34% vests on the third anniversary of the grant date. The remaining 50% will be delivered in PSUs and continue to vest following a three-year performance period starting January 1, 2020 and ending December 31, 2022.

Stock Ownership Requirements

The Compensation Committee maintains a formal stock ownership policy requiring all executives (defined as the CEO and his direct reports) to hold TransUnion common stock, including unvested RSUs, in an amount equal to six times annual base salary for the CEO and three times annual base salary for all other executives. To attain the requisite multiples, the executive must retain 75% of the after-tax value of the executive’s shares received pursuant to any long-term incentive grant made after January 1, 2016 until such multiple is achieved. Executives age 60 or older are subject to a reduced ownership requirement equal to 50% of the applicable amount.

All NEOs have met their stock ownership requirements.

Prohibited Transactions

Our insider trading policy limits the timing and types of transactions in TransUnion securities by Company directors, employees and officers (including our NEOs), and any member of such person’s immediate family sharing the same household, any corporations or other business entities they control or manage, and any trusts of which they are the trustee or otherwise have investment control over.

Subject to certain specified exceptions, among other restrictions, the policy:

•

allows all executive officers, directors and other designated employees to trade TransUnion securities only during open window periods and only after they have pre-cleared transactions with the CFO and Chief Legal Officer (or their respective designees);

•

prohibits the short-selling of TransUnion securities or “selling against the box” (failing to deliver sold securities) unless approval is received from the CFO and Chief Legal Officer (or their respective designees), which will generally not be granted absent exceptional circumstances; and

•

prohibits transactions in puts, calls or other derivatives on TransUnion securities on an exchange or in any other organized market, as well as any other derivative or hedging transactions on TransUnion securities unless approval is received from the CFO and Chief Legal Officer (or their respective designees), which will generally not be granted absent exceptional circumstances.

Transactions made pursuant to approved 10b5-1 plans, certain stock option exercises and purchases through our employee stock purchase plan are examples of the types of transactions that may be permissible during blackout periods, in accordance with our insider trading policy.

Our insider trading policy also prohibits holding TransUnion securities in a margin account or pledging TransUnion securities as collateral for a loan unless approval is received from the CFO and Chief Legal Officer (or their respective designees).

Executive Benefits and Perquisites

The NEOs receive benefits that are part of a competitive total compensation package necessary to attract and retain executive talent, and are generally identical to those we provide to other U.S.-based employees. These benefits include medical, dental, vision, life and disability insurance. In addition, we offer a qualified retirement plan (described below) and, for the NEOs, a nonqualified supplemental retirement plan (described below). NEOs are also eligible to participate in an annual physical program and may receive reimbursement for financial planning and tax services up to the maximum amount of $15,000 for the CEO and Former CEO and $12,000 for the other NEOs.

Retirement Plans

We maintain the TransUnion 401(k) & Savings Plan (the “401(k) Plan”), which is a broad-based 401(k) savings and retirement plan in which all employees, including the NEOs, may participate. Generally, we match employees’ eligible contributions up to a certain amount and also may make a non-elective Company contribution. The Code places certain limits on the amount of contributions that may be made by and on behalf of employees to the 401(k) Plan. Therefore, to allow for contributions beyond the limits set under the Code, we also maintain the nonqualified Retirement and 401(k) Supplemental Plan (the “Supplemental Plan”). In general, under the Supplemental Plan, each NEO may defer all or some portion of the NEO’s cash compensation that the NEO was not otherwise permitted to defer under the 401(k) Plan due to limitations under the Code in order to provide additional retirement savings. We make a matching contribution to the Supplemental Plan consistent with our matching contributions under the 401(k) Plan. Additionally, we may make a discretionary non-elective contribution on behalf of the NEOs to the Supplemental Plan at the end of the year based on a similar contribution to the 401(k) Plan.

CEO Employment Agreement and Severance Agreements

As a result of our CEO transition, both Mr. Cartwright and Mr. Peck entered into employment agreements effective as of the Succession Date (the “Cartwright Employment Agreement” and the “Peck Employment Agreement”). Each are summarized under “—Executive Compensation—Payments upon Termination and Change in Control—2019” and the accompanying narrative.

We have also entered into a Severance and Restrictive Covenant Agreement (the “Severance Agreement”) with each of the other NEOs. The Severance Agreements are designed to maximize retention and are summarized under “—Executive Compensation—Payments upon Termination and Change in Control—2019” and the accompanying narrative.

Use of Tally Sheets

In 2019, the Compensation Committee reviewed compensation summaries for each executive officer, including the NEOs. These summaries outline each component of pay and amounts paid in certain termination and change in control scenarios. Changes to our NEOs’ compensation are not based off this information, however, the Compensation Committee uses this information to confirm that pay objectives continue to be aligned with the long-term interests of the stockholders.

Federal Income Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to certain NEOs in any calendar year. Since our initial public offering in 2015, we have been subject to transition relief from the $1 million compensation deductibility limitation under Section 162(m) until May 2019. Additionally, under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the Tax Act eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured to qualify as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules.

While the Tax Act limits the deductibility of compensation paid to the NEOs, such limitations will not have a material impact on our executive compensation program. Our Compensation Committee may, among other things, determine that failing to meet its objectives to attract, retain, and motivate senior executives creates more risk for the Company than the financial impact of losing the tax deduction. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of TransUnion has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Andrew Prozes, Chairperson

Thomas L. Monahan, III, Committee Member

Leo F. Mullin, Committee Member

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table — 2019

Name/Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)

Christopher A. Cartwright President and Chief Executive Officer	2019	891,731	250,000	(4)	5,706,465	—	1,236,436	—	121,999	8,206,631
	2018	700,000	—		4,275,701	—	1,169,000	—	112,814	6,275,515
	2017	700,000	—		1,312,125	—	1,149,944	—	104,423	3,266,492

James M. Peck Former President and Chief Executive Officer	2019	688,462	—		—	—	1,115,966	—	233,606	2,038,034
	2018	992,308	—		9,036,693	—	1,981,056	—	254,065	12,264,122
	2017	950,000	—		5,412,447	—	1,860,891	—	242,651	8,465,989

Todd M. Cello EVP, Chief Financial Officer	2019	534,615	—		1,763,861	—	699,111	—	89,087	3,086,674
	2018	496,811	—		1,063,106	—	617,175	—	58,655	2,235,747
	2017	371,563	—		689,107	—	425,812	—	32,944	1,519,426

David M. Neenan President, International	2019	650,000	—		2,999,964	—	884,722	—	108,190	4,642,876
	2018	592,308	—		4,275,701	—	701,818	—	121,505	5,691,332
	2017	492,298	—		1,312,125	—	717,222	—	112,763	2,634,408

John T. Danaher President, Consumer Interactive	2019	450,000	—		3,037,460	—	745,000	—	92,502	4,324,962
	2018	505,828	—		1,063,106	—	862,750	—	79,724	2,511,408
	2017	417,308	—		1,093,438	—	711,208	—	19,105	2,241,059

Abhi Dhar(5) EVP, Chief Information and Technology Officer	2019	490,385	—		2,244,992	—	648,056	—	14,054	3,397,487

(1)

The amounts shown in this column represent the aggregate grant date fair value of RSUs and PSUs granted to the NEOs calculated in accordance with FASB ASC Topic 718. For 2019, assumptions used in the calculation of these amounts are included in Note 17, “Stock-Based Compensation,” of the consolidated financial statements in our 2019 Annual Report on Form 10-K. For PSUs, the amounts are based on probable outcomes as of the grant date. The table below illustrates the value of the PSUs for each NEO assuming maximum performance.

Name	Performance Period	PSU Value Assuming Maximum Performance ($)
Christopher A. Cartwright	2019 – 2021	4,743,855
	2018 – 2020	1,065,744
	2017 – 2019	1,102,088
James M. Peck	2018 – 2020	7,549,141
	2017 – 2019	4,546,181
Todd M. Cello	2019 – 2021	1,466,249
	2018 – 2020	888,107
	2017 – 2019	578,745
David M. Neenan	2019 – 2020	5,999,928
	2018 – 2020	1,065,744
	2017 – 2019	1,102,088
John T. Danaher	2019 – 2021	862,500
	2018 – 2020	888,107
	2017 – 2019	918,414
Abhi Dhar	2019 – 2021	1,034,986

(2)	The amounts shown in this column represent amounts paid under the annual incentive plan for the year shown and are paid in February of the following year.
(3)	Information regarding the amounts shown in this column can be found in the “Detailed Analysis of ‘All Other Compensation’ Column” table below.
(4)	Mr. Cartwright’s one-time recognition payment in connection with the successful CEO transition was made in February 2020 at the same time as the 2019 annual incentive.
(5)	Mr. Dhar started with the Company on January 14, 2019.

Detailed Analysis of “All Other Compensation” Column

Name	Company Match & Retirement Contribution to Qualified 401(k) Savings Plan(1) ($)	Company Match & Retirement Contribution to Nonqualified Retirement Plan(2) ($)	Other Benefits(3) ($)	Total ($)
Christopher A. Cartwright	19,450	66,632	35,917	121,999
James M. Peck	19,450	185,846	28,310	233,606
Todd M. Cello	19,450	39,175	30,462	89,087
David M. Neenan	19,450	74,874	13,866	108,190
John T. Danaher	19,450	59,052	14,000	92,502
Abhi Dhar	6,808	280	6,966	14,054

(1)

For 2019, we matched 100% of the first 3% and 50% of the next 2% percent of eligible compensation (subject to the 2019 Code limit of $280,000 (the “IRS Limit”)) contributed on a pre-tax basis to the 401(k) Plan. Additionally, in 2019, we made a discretionary non-elective retirement contribution equal to 3% of eligible 2018 compensation to the 401(k) Plan.

(2)

For eligible compensation above the IRS Limit, we matched 100% of the first 3% and 50% of the next 2% contributed on a pre-tax basis to the Supplemental Plan. Additionally, in 2019, for the 2018 plan year, we made a discretionary non-elective retirement contribution equal to 3% of eligible compensation to the Supplemental Plan. Contributions into the Supplemental Plan are also subject to FICA taxes (Social Security and Medicare taxes), which are paid, along with the applicable taxes, on behalf of the NEO by the Company. In 2019, the total FICA taxes on the Supplemental Plan Contributions, including the applicable taxes, paid on behalf of the NEOs were: Mr. Cartwright- $2,384; Mr. Peck- $5,372; Mr. Cello- $1,542; Mr. Neenan- $2,457; Mr. Danaher- $2,032; and Mr. Dhar- $280.

(3)

The amounts in this column are based on the aggregate incremental cost to the Company for the reimbursement of tax and financial planning services, annual medical examinations, match on charitable contributions up to a maximum of $2,000 per calendar year under our standard Company program available to all U.S. associates (Mr. Cello- $2,000; Mr. Neenan- $2,000; and Mr. Danaher- $2,000), legal fees incurred due to the CEO transition (Mr. Cartwright- $12,720 and Mr. Peck- $14,240), non-cash gifts and for business and other related travel. The following NEOs were also provided tax payments for imputed income for annual medical examinations and business and other related travel under our standard Company practice applicable to all impacted U.S. associates, regardless of level: Mr. Cartwright- $3,631; Mr. Peck- $3,879; Mr. Cello- $7,292; Mr. Neenan- $934; and Mr. Dhar- $2,671.

Grants of Plan-Based Awards — 2019

Name/Award Type	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Cartwright 2019 Annual Incentive	—	—	198,145	990,726	1,981,452	—	—	—	—	—
2019 RSUs	2/20/19	1/30/19		—	—	—	—	—	15,863	1,000,004
2019 PSUs	2/20/19	1/30/19		—	—	3,965	15,862	31,724	—	1,075,059
2019 RSUs	5/8/19	11/6/18		—	—	—	—	—	26,475	1,749,998
2019 PSUs	5/8/19	11/6/18		—	—	6,617	26,475	52,950	—	1,881,404
James M. Peck(5) 2019 Annual Incentive	—	—	175,589	877,945	1,755,890	—	—	—	—	—
Todd M. Cello 2019 Annual Incentive	—	—	110,000	550,000	1,100,000	—	—	—	—	—
2019 RSUs	2/20/19	1/30/19		—	—	—	—	—	13,484	850,031
2019 PSUs	2/20/19	1/30/19		—	—	3,370	13,483	26,966	—	913,830
David M. Neenan 2019 Annual Incentive	—	—	130,000	650,000	1,300,000	—	—	—	—	—
2019 PSUs	5/9/19	5/9/19		—	—	22,726	45,454	90,908	—	2,999,964
John T. Danaher 2019 Annual Incentive	—	—	90,000	450,000	900,000	—	—	—	—	—
2019 RSUs	1/15/19	1/14/19		—	—	—	—	—	35,192	1,999,961
2019 RSUs	2/20/19	1/30/19		—	—	—	—	—	7,931	499,970
2019 PSUs	2/20/19	1/30/19		—	—	1,982	7,931	15,862	—	537,529
Abhi Dhar 2019 Annual Incentive	—	—	100,000	500,000	1,000,000	—	—	—	—	—
2019 RSUs	1/14/19	11/20/18		—	—	—	—	—	17,796	999,957
2019 RSUs	2/20/19	1/30/19		—	—	—	—	—	9,518	600,015
2019 PSUs	2/20/19	1/30/19		—	—	2,378	9,517	19,034	—	645,020

(1)

Reflects target and maximum payment opportunities for the twelve months ended December 31, 2019 under the 2019 annual incentive. The threshold amount reflects a 20% payout of the target incentive opportunity, which is payable only if both financial and individual performance are at threshold levels. The target amount reflects a 100% payout of the target incentive opportunity if both financial and individual performance are at target levels. The maximum reflects a 200% payout of the target opportunity, which is payable only upon maximum achievement of both the financial and individual goals. The actual amounts paid in February 2020 under our 2019 annual incentive are disclosed in the 2019 Summary Compensation Table under the Non–Equity Incentive Plan Compensation column.

(2)

Reflects PSUs granted during 2019 under the TransUnion 2015 Omnibus Incentive Plan. When dividends are paid on our common stock, PSUs accrue dividend equivalents during the performance period that are paid out in cash based on the number of shares that vest as a result of actual Company performance. The performance components and vesting provisions for the PSUs are described in the CD&A above under “2019 Executive Compensation Program—Long-Term Incentive Plan.”

(3)

Reflects RSUs granted during 2019 under the TransUnion 2015 Omnibus Incentive Plan. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash based on the number shares that vest. The vesting provisions for the RSUs are described in the CD&A above under “2019 Executive Compensation Program—Long-Term Incentive Plan.”

(4)

The amounts shown in this column represent the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 17, “Stock-Based Compensation,” of the consolidated financial statements in our 2019 Annual Report on Form 10-K.

(5)	Mr. Peck did not receive any LTI grants in 2019.

Outstanding Equity Awards at Fiscal Year-End — 2019

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Christopher A. Cartwright	5/8/2019									52,950	4,533,050
	5/8/2019						26,475		2,266,525
	2/20/2019									31,724	2,715,892
	2/20/2019						15,863		1,358,031
	6/1/2018						43,446		3,719,412
	2/16/2018									20,530	1,757,573
	2/16/2018						10,265		878,787
	2/17/2017						32,388	(6)	2,772,737
	2/17/2017						16,195		1,386,454
	8/27/2013	162,976			8.57	8/27/2023

James M. Peck(7)	2/16/2018									145,422	12,449,577
	2/16/2018						72,712		6,224,874
	2/17/2017						133,602	(6)	11,437,667
	2/17/2017						66,802		5,718,919
	12/31/2012	176,860			4.99	12/31/2022

Todd M. Cello	2/20/2019									26,966	2,308,559
	2/20/2019						13,484		1,154,365
	2/16/2018									17,108	1,464,616
	2/16/2018						8,554		732,308
	8/18/2017						10,754	(6)	920,650
	8/18/2017						5,378		460,411
	2/17/2017						3,514	(6)	300,834
	2/17/2017						1,758		150,502
	6/24/2015		1,200		22.50	6/24/2025

David M. Neenan	5/9/2019									45,454	3,891,317
	6/1/2018						43,446		3,719,412
	2/16/2018									20,530	1,757,573
	2/16/2018						10,265		878,787
	2/17/2017						32,388	(6)	2,772,737
	2/17/2017						16,195		1,386,454
	9/10/2012	79,550			4.99	9/10/2022

John T. Danaher	2/20/2019									15,862	1,357,946
	2/20/2019						7,931		678,973
	1/15/2019						35,192		3,012,787
	2/16/2018									17,108	1,464,616
	2/16/2018						8,554		732,308
	2/17/2017						26,990	(6)	2,310,614
	2/17/2017						13,496		1,155,393

Abhi Dhar	2/20/2019									19,034	1,629,501
	2/20/2019						9,518		814,836
	1/14/2019						17,796		1,523,516

(1)

Forty percent (40%) of the options are time-vested that vest twenty percent (20%) on the later of the first anniversary of the award date or on the first anniversary of the NEO’s hire date and five percent (5%) vest thereafter on the last day of each subsequent full calendar year quarter. The remaining sixty percent (60%) of the options are performance-based with the underlying performance criteria achieved on February 22, 2017 and the options continuing to vest according to the time-based vesting schedule described in the immediately preceding sentence. For Mr. Cello, 500 stock options vest on March 31, 2020, 500 stock options vest on June 30, 2020, and 200 stock options vest on September 30, 2020.

(2)

For Messrs. Peck and Neenan, the option exercise price equals the per share price in our 2012 change in control transaction, as adjusted for a November 1, 2012 dividend payment to stockholders, and the June 2015 stock split, which the Board of Directors determined to be the fair market value. For Messrs. Cello and Cartwright, the exercise price equals the fair market value of our common stock on the grant date.

(3)

RSUs granted on February 17, 2017 vested on February 18, 2020. RSUs granted on August 18, 2017 vest on August 1, 2020. RSUs granted on February 16, 2018 vest on February 16, 2021. RSUs granted on June 1, 2018 vest on June 1, 2021. RSUs granted on January 14, 2019 vest on January 14, 2022. RSUs granted on January 15, 2019 vest on January 15, 2021. RSUs granted on February 20, 2019 vest on February 20, 2022. RSUs granted on May 8, 2019 vest on February 20, 2022.

(4)	The market value was determined based on the closing share price on December 31, 2019 ($85.61).
(5)

This represents the maximum number of PSUs granted during 2018 that may be earned and the maximum number of PSUs granted during 2019 that may be earned based on the closing share price on December 31, 2019 ($85.61). The final number of shares earned is based on actual Company performance, as determined by the Compensation Committee, during the three-year performance period ending on December 31, 2020 for PSUs granted in 2018 and December 31, 2021 for PSUs granted in 2019. PSUs granted to Mr. Neenan on May 9, 2019 are represented at the target number of PSUs granted. The final number of shares earned will be based on actual performance as described in the CD&A above under “2019 Executive Compensation Program—Long-Term Incentive Plan”. Additionally, the NEOs must be employed on February 16, 2021 for PSUs granted on February 16, 2018, February 20, 2022 for PSUs granted on February 20, 2019, February 20, 2022 for PSUs granted on May 8, 2019 and February 16, 2021 for PSUs granted on May 9, 2019.

(6)

Reflects PSUs awarded in February 2017 and August 2017 tied to cumulative Adjusted EBITDA, cumulative Revenue and Relative TSR against the Relative TSR Peer Group for the performance period of January 1, 2017—December 31, 2019 that vested on February 18, 2020 or will vest on August 1, 2020. The value shown reflects actual performance results whereby 200% of target PSUs were earned.

(7)	Upon Mr. Peck’s retirement from the Company, effective February 29, 2020, he forfeited all outstanding RSUs and PSUs granted in 2018.

Options Exercised and Stock Vested — 2019

The following table sets forth information regarding the exercise of vested stock options and vesting of stock awards by the NEOs during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Christopher A. Cartwright	124,325	8,212,693	92,490	5,859,704

James M. Peck	267,000	20,057,078	346,837	21,973,859

Todd M. Cello	3,500	186,500	12,331	781,230

David M. Neenan	40,000	3,224,164	69,367	4,394,747

John T. Danaher	12,955	812,700	69,367	4,394,747

Abhi Dhar	—	—	—	—

(1)	Represents the difference between the exercise price of the stock options and the fair market value of our stock at time of exercise.
(2)

Amounts also include accrued dividend equivalents during the vesting period for RSUs and PSUs with the dividend equivalents for the PSUs based on the actual number of shares earned for the 2016-2018 performance period.

Nonqualified Deferred Compensation — 2019

Name	Executive Contributions in 2019(1) ($)	Registrant Contributions in 2019(2) ($)	Aggregate Earnings in 2019(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2019(4) ($)

Christopher A. Cartwright	38,548	64,248	133,422	—	769,587

James M. Peck	125,784	180,474	406,332	—	2,310,623

Todd M. Cello	43,589	37,633	19,119	—	134,406

David M. Neenan	321,545	72,417	229,646	—	2,024,627

John T. Danaher	51,637	57,020	31,147	—	233,472

Abhi Dhar	44,365	—	2,549	—	46,915

(1)

Includes amounts reported in the “Salary” columns for 2019 and, if applicable, in the “Non-Equity Incentive Plan Compensation” column for 2018 in the Summary Compensation Table above. Amounts contributed in 2019 attributable to base salary and the annual incentive are detailed below.

Name	Base Salary ($)	Annual Incentive ($)

Christopher A. Cartwright	38,548	—

James M. Peck	26,731	99,053

Todd M. Cello	23,269	20,320

David M. Neenan	138,000	183,545

John T. Danaher	19,038	32,599

Abhi Dhar	44,365	—

(2)	Amounts reported in this column are reflected in the “All Other Compensation” column in the Summary Compensation Table above for 2019.
(3)

Amounts reported in this column do not constitute above-market or preferential earnings and, therefore, are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2019. Each NEO self-directs the investment of the Supplemental Plan account balance into one or more of the available investment funds described below.

(4)

The aggregate balance includes amounts previously reported as compensation for our NEOs in the Summary Compensation Table for prior years. These amounts include the following: Mr. Cartwright- $548,161; Mr. Peck- $642,387; Mr. Cello- $30,275; Mr. Neenan- $990,539; and Mr. Danaher- $65,659.

Nonqualified Deferred Compensation Plan

The TransUnion Retirement and 401(k) Supplemental Plan is a nonqualified tax deferred compensation program for a limited number of executives, including the NEOs. The Supplemental Plan provides a favorable tax vehicle for deferring cash compensation (i.e., salary and annual incentive payments). Under the terms of the Supplemental Plan, participants are able to defer up to 100% of cash compensation received. Deferred amounts are self-directed into one or more of the available investment funds described below and are credited with gains or losses of the various funds selected by the participant. The Supplemental Plan does not offer any above-market rate of return. Upon termination of employment, deferred amounts are paid, at the participant’s election, in a lump sum or annual installments over a period of either 5 or 10 years. Participants are not permitted to take loans under the terms of the Supplemental Plan. We contribute a match equal to 100% of the first 3% and 50% on the next 2% of the participant’s contributions, which mirrors the 401(k) Plan. Additionally, in 2019, we made a non-elective discretionary contribution of an additional 3% of eligible 2018 compensation. The table below lists the available investment options under the Supplemental Plan and their annual rate of return for the 2019 calendar year.

Name of Fund	Annual Return (%)

Aberdeen Emerging Markets Fund Institutional Class	20.42

Columbia Contrarian Core Fund Class I3	33.08

Vanguard Institutional Index Fund Institutional Class	31.46

Vanguard Total International Stock Index Institutional Class	21.56

American EuroPacific Growth Fund R5	27.37

American EuroPacific Growth Fund R6	27.40

DFA US Small Cap Portfolio Instl Class	21.75

The Hartford Mid Cap Fund Class R6	32.75

The Hartford Mid Cap Fund Class Y	32.68

Vanguard Extend Market Index Fund Inst Class	28.05

Vanguard Total International Stock Index Fund Admiral Class	21.51

iShares Russell 2000 Small-Cap Index Fund Instl Class	25.50

Metropolitan West Total Return Bond Fund	9.23

Vanguard Inflation Protected Securities Fund Admiral Class	8.16

Vanguard Inflation Protected Securities Fund Instl	8.18

Vanguard Total Bond Market Index Fund Inst Class	8.73

Vanguard Federal Money Market Investor Class	2.14

Vanguard Institutional Target Retirement 2015 Fund	14.88

Vanguard Institutional Target Retirement 2020 Fund	17.69

Vanguard Institutional Target Retirement 2025 Fund	19.67

Vanguard Institutional Target Retirement 2030 Fund	21.14

Vanguard Institutional Target Retirement 2035 Fund	22.56

Vanguard Institutional Target Retirement 2040 Fund	23.93

Vanguard Institutional Target Retirement 2045 Fund	25.07

Vanguard Institutional Target Retirement 2050 Fund	25.05

Vanguard Institutional Target Retirement 2055 Fund	25.06

Vanguard Institutional Target Retirement 2060 Fund	25.13

Vanguard Institutional Target Retirement 2065 Fund	25.15

Vanguard Institutional Target Retirement Income Fund	13.20

Payments upon Termination and Change in Control—2019

As mentioned above in our CD&A, in connection with the CEO transition, we entered into employment agreements with Mr. Peck and Mr. Cartwright, which were effective beginning on the Succession Date. The following description provides a summary of the terms of the employment agreements and is qualified in its entirety by the employment agreements, which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on November 14, 2018.

Cartwright Employment Agreement

The Cartwright Employment Agreement was effective on the Succession Date with a three year term, but renews automatically for twelve-month intervals, unless either Mr. Cartwright or the Company provides notice of non-renewal at least 180 days before the expiration date. The Cartwright Employment Agreement provides a minimum base salary, eligibility to participate in our annual incentive plan for executive officers and certain severance provisions, contingent upon executing a general release of claims, upon an involuntary termination without Cause (as defined in the Cartwright Employment Agreement), termination following non-renewal or voluntary termination for good reason.

“Good reason” is defined as the occurrence or non-occurrence of any of the following events, without written consent:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees;

•	a change in location of employment by more than fifty miles from the then-current location; or
•	a material breach of any material covenant, provision or term of the Cartwright Employment Agreement.

The Cartwright Employment Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination, and an employee non-solicitation clause for twenty-four months following termination. The table below outlines the payments under the Cartwright Employment Agreement upon various separation scenarios.

Peck Employment Agreement

The Peck Employment Agreement was effective on the Succession Date and was valid through February 29, 2020 (the “Post-Succession Period”). Mr. Peck resigned from the Board of Directors and ended his employment with the Company as of that date. The Peck Employment Agreement outlines Mr. Peck’s duties during the Post-Succession Period, provides a minimum base salary and eligibility to participate in our annual incentive plan for executive officers in 2019. Mr. Peck will not receive an annual bonus opportunity in 2020 or any other new LTI grants after the Succession Date.

The Peck Employment Agreement provides that the Company may not, except for Cause (as defined in the Peck Employment Agreement), terminate Mr. Peck’s employment during the Post-Succession Period before February 17, 2020, provided that if Mr. Peck re-executes a release of claims at such time such that the release first becomes irrevocable during the period from February 13, 2020 to February 16, 2020, the Company will not terminate his employment at any time during the Post-Succession Period except for Cause.

The Peck Employment Agreement also retains certain restrictive covenants and confidentiality provisions set forth in Mr. Peck’s employment agreement dated December 31, 2012, which are intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination, and an employee non-solicitation clause for twenty-four months following termination. The table below outlines the payments under the Peck Employment Agreement upon various separation scenarios.

NEO Severance Agreements

We have also entered into Severance Agreements with each of the other NEOs. The Severance Agreement for each NEO contains similar provisions, including certain severance payments, contingent upon executing a general release of claims, upon an involuntary termination without cause or voluntary termination for good reason.

Good reason is defined as:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees; or

•	a change in location of employment by more than fifty miles from the then-current location.

Each Severance Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination, and an employee non-solicitation clause for twelve months following termination. The tables below outline the payments under each NEO’s Severance Agreement upon various separation scenarios.

LTI Grants

LTI grants to our NEOs are governed by the terms and conditions of the underlying grant agreements and applicable plan. Outstanding stock options were granted under the TransUnion Holding Company, Inc. 2012 Management Equity Plan (the “2012 Plan”), while all RSUs and PSUs were granted under the TransUnion 2015 Omnibus Incentive Plan (“2015 Plan”). The tables below outline the vesting treatment of LTI grants upon various scenarios under the 2012 Plan and 2015 Plan.

2012 Plan

Scenario	Vesting Treatment	Definitions

Death or Disability	All unvested stock options immediately vest upon death or disability with the stock options exercisable for 12 months following the event.

Disability means the definition in our long-term disability insurance plan. Or, if not applicable, at such time the employee is unable to perform his or her material job duties by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a physician that we select.

Voluntary or Involuntary Termination/ Change in Control	All unvested stock options forfeit with any vested stock options exercisable for 30 days following the event, except upon an involuntary termination for cause, where any vested stock options are immediately forfeited. Upon a change in control, all unvested stock options immediately vest.

Change in control means (1) any sale or disposition of all or substantially all, of our assets; (2) any person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our voting stock; or (3) a merger of the Company with or into another person or entity in which our voting stockholders immediately prior to such merger cease to hold at least 50% of our voting shares immediately following such merger.

2015 Plan

Scenario	Vesting Treatment	Definitions

Death or Disability	All unvested RSUs and PSUs immediately vest upon death or disability assuming target performance for the PSUs.

Disability has the meaning in any employment, consulting or similar agreement or, in the absence of any such definition or agreement, it is a condition entitling the employee to receive benefits under a long-term disability plan of the Company, or, in the absence of such a plan, the complete and permanent inability of the employee by reason of illness or accident to perform his or her duties.

Voluntary or Involuntary Termination	All unvested RSUs and PSUs forfeit, unless the employee is retirement eligible. If the employee is retirement eligible, the RSUs granted in the year prior to retirement vest pro rata based on the number of months actively employed during the vesting period. PSUs granted in the year prior to retirement vest pro rata, subject to actual Company performance during the full performance period, and based on the number of months the employee participates in during the performance period.

To qualify as retirement eligible, an employee must terminate employment (for any reason other than disability, death or for cause) at a time when:

•   the employee is age 55 (or older),

•   the sum of the employee’s age plus completed years of service is at least 65,

•   the employee has completed at least 5 years of service with the Company,

•   the employee does not have an offer for and has not accepted employment with any other for profit business on financial terms and conditions substantially similar to those provided by the Company, and

•   the employee provided at least 60 days’ written notice of the employee’s intent to retire.

As of December 31, 2019, only Mr. Danaher is retirement eligible.

Qualifying Termination following A Change in Control

All RSUs and PSUs fully vest only if there is a qualifying termination within two years following the change in control (unless the RSUs and PSUs are not assumed in the transaction).

The PSUs are paid based on our actual performance for the Relative TSR performance component as of the date of the change in control and target performance for the cumulative Adjusted EBITDA and Revenue performance components. For Mr. Neenan’s 2019 PSU grant, PSUs are paid based on target performance for the TransUnion UK Adjusted Revenue and TransUnion UK Adjusted EBITDA.

Qualifying termination includes an involuntary termination for any reason other than death, disability or cause or termination for good reason (as defined in the Peck Employment Agreement or Severance Agreement for the other NEOs).

Change in control is defined as (1) the acquisition by any person of more than 50% of Company common stock; (2) during any period of 12 months, individuals who, at the beginning of such period, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board; or (3) the sale, transfer or other disposition of all or substantially all of our assets.

All RSUs and PSUs are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time, and applicable law. Also, if any employee receives any amount in excess of the amount that the employee should have otherwise received under the terms of the grant for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Compensation Committee may provide that the employee shall be required to repay any such excess amount.

The following chart illustrates payments and benefits our NEOs would receive upon the occurrence of various separation scenarios, including an involuntary termination without cause or a voluntary termination for good reason, death, disability, and a qualifying termination within two years following a change in control. All scenarios are assumed to occur on December 31, 2019. No incremental severance payments or equity vesting occurs upon a voluntary resignation.

Name	Type of Payment	Involuntary Termination ($)	Death ($)	Disability ($)	Qualifying Termination Following a Change In Control ($)
Christopher A. Cartwright	Severance Payments(1)	5,174,507	—	—	5,174,507
	Value of PSUs/RSUs(2)	2,126,724	15,498,834	15,498,834	15,498,834
	Other Benefits(3)	87,513	—	—	87,513
	Total:	7,388,744	15,498,834	15,498,834	20,760,854

James M. Peck(4)	Value of PSUs/RSUs (2)	—	23,887,416	23,887,416	23,887,416
	Other Benefits(3)	—	—	—	—
	Total:	—	23,887,416	23,887,416	23,887,416

Todd M. Cello	Severance Payments(1)	2,155,733	—	—	2,155,733
	Value of PSUs/RSUs/Stock Options(2)	—	5,070,647	5,070,647	5,070,647
	Other Benefits(3)	66,617	—	—	66,617
	Total:	2,222,350	5,070,647	5,070,647	7,292,997

David M. Neenan	Severance Payments(1)	2,687,499	—	—	2,687,499
	Value of PSUs/RSUs (2)	—	12,141,125	12,141,125	12,141,125
	Other Benefits(3)	72,513	—	—	72,513
	Total:	2,760,012	12,141,125	12,141,125	14,901,136

John T. Danaher	Severance Payments(1)	2,304,236	—	—	2,304,236
	Value of PSUs/RSUs (2),(5)	—	8,146,048	8,146,048	8,146,048
	Other Benefits(3)	72,513	—	—	72,513
	Total:	2,376,749	8,146,048	8,146,048	10,522,797

Abhi Dhar	Severance Payments(1)	1,248,630	—	—	1,248,630
	Value of PSUs/RSUs(2)	—	3,153,102	3,153,102	3,153,102
	Other Benefits(3)	72,513	—	—	72,513
	Total:	1,321,143	3,153,102	3,153,102	4,474,245

(1)

Severance payments for Mr. Cartwright represent payments under the terms of the Cartwright Employment Agreement. If Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, including following a change in control, then he receives a cash payment equal to 2 times the sum of his current base salary and target bonus, payable over eighteen (18) months in equal installments. He is also eligible for a pro rata target annual incentive payment based on the number of days worked during the calendar year. The severance payments for the other NEOs (Mr. Cello, Mr. Neenan, Mr. Danaher and Mr. Dhar) represent payments under the terms of their individual Severance Agreement. If the NEO is involuntarily terminated without cause or voluntarily resigns for good reason, including following a change in control, then they would receive an amount equal to 1.5 times the sum of their annualized base salary and the average of their two previous years of actual bonuses under the annual incentive plan, which is paid in equal installments over 18 months. Since Mr. Dhar has not received a prior bonus payout, his severance payment equals 1.5 times his base salary. The other NEOs are also eligible for a pro rata target annual incentive payment based on the number of days worked during the calendar year.
(2)

Upon death or disability, all RSUs and PSUs vest. Similarly, upon a qualifying termination within two years following a change in control, all RSUs and PSUs vest. The RSU and PSU values above are based on the closing share price on December 31, 2019 ($85.61) and assume target performance for the PSUs in all cases. Under the terms of the Cartwright Employment Agreement, if Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, any outstanding RSUs or PSUs granted on or after January 1, 2019 will pro rata vest based on the number of full and partial months he was actively employed during either the vesting period (RSUs) or performance period (PSUs). All PSUs are subject to actual Company performance during the full performance period. For Mr. Cello, upon death, disability or a change in control, all outstanding stock options immediately vest. The stock option value is calculated by multiplying the number of unvested stock options by the difference between the exercise price and the closing share price on December 31, 2019 ($85.61).

(3)

Under the terms of the Cartwright Employment Agreement and NEO Severance Agreements, upon an involuntary termination without cause, termination following a non-renewal of the agreement by the Company (Cartwright Employment Agreement only) or voluntary resignation for good reason, including following a change in control, each NEO receives outplacement services for a period of one year (up to a maximum value of $50,000 for Mr. Cartwright and $35,000 for all other NEOs) and a lump sum amount equal to COBRA premiums for 18 months. The amounts reflect the maximum value of the outplacement services and the value of 18 months of health and dental coverage using our 2020 COBRA premium rate.

(4)

Under the terms of the Peck Employment Agreement, he cannot be terminated by the Company except for Cause and therefore would not be eligible to receive any payments under the above scenarios except for death, disability or a change in control, which are governed by the terms of the 2015 Plan.

(5)

Mr. Danaher is eligible for pro rata vesting treatment of all outstanding RSUs and PSUs granted prior to 2019 upon his retirement. All PSUs are subject to actual Company performance during the full performance period. Based on the closing share price on December 31, 2019 ($85.61) and target performance for the PSUs, the value of Mr. Danaher’s pro rata vesting treatment upon retirement on December 31, 2019 is $3,234,603.

PAY RATIO DISCLOSURE

TransUnion is a leading global risk and information solutions provider to businesses and consumers with a diversified presence in over 30 countries and territories. We calculated our President and CEO pay ratio described below in compliance with the requirements set forth in Item 402(u) of Regulation S-K. Due to increased hiring and acquisitions, our population increased by over 10% in 2019. Given these circumstances, we chose to select a new median employee for 2019. We identified the median employee, using our estimated employee population as of October 1, 2019, which included 7,908 global full-time, part-time, temporary, and seasonal employees employed on that date, and applied our consistently-applied compensation measure of annual base salary in effect on October 1, 2019. Nearly all of our employees receive an annual base salary (paid on an hourly, weekly, biweekly or monthly basis), which reasonably reflects the annual compensation of our employees. For employees outside the United States, we converted the annual base salary into United States dollars using the applicable exchange rates on October 1, 2019.

Once we identified our median employee, we then calculated the median employee’s annual total compensation in the same manner as the named executive officers found in the Summary Compensation Table on page 78. Our median employee’s annual total compensation was $81,423. In light of the CEO transition that occurred on the Succession Date, we elected to use Mr. Cartwright’s annualized compensation, given that he was the active CEO on October 1, 2019. In determining Mr. Cartwright’s compensation for purposes of calculating our pay ratio, we annualized his base salary and non-equity incentive plan compensation, resulting in a total annual compensation of $8,417,153. Accordingly, our estimated President and CEO to median employee pay ratio for 2019 was 103:1.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

Our compensation programs, including our incentive compensation plans, are designed with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through appropriate risk taking. The following elements are incorporated into our compensation programs to mitigate risk:

•

A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of base salary, annual cash-based incentives and long-term incentive awards, representing a mix that is not overly weighted toward short-term cash incentives. For example, our RSUs and PSUs granted in 2019 have a three-year vesting or performance period, complementing our annual incentive.

•

Multiple Performance Factors—Our annual incentive plan uses both corporate and business unit financial metrics and individual performance, which encourages focus on the achievement of various strategic objectives for the overall benefit of the Company.

•	Capped Incentive Awards—Annual incentive awards and performance share units are capped at 200% of target.

•	Stock Ownership—We have stock ownership requirements for our executives aligning the interests of our executive officers with the long-term interests of stockholders.

•	Prohibited Transactions—Our executives are prohibited from various pledging and hedging transactions.

•

Clawback Provision—Our annual incentive plan and long-term incentive grants contain a clawback provision, which, among other things, provides for the recoupment of compensation upon a financial restatement.

Based on these factors, the Compensation Committee, in consultation with management and FW Cook, concluded that our compensation programs are appropriate and do not create risks that are reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2019, with respect to our equity compensation plans under which common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
TransUnion Holding Company, Inc. 2012 Management Equity Plan (approved by security holders)	1,462,096	$7.96	—
TransUnion 2015 Omnibus Incentive Plan (approved by security holders)	—	—	1,816,107
TransUnion 2015 Employee Stock Purchase Plan (approved by security holders)	—	—	1,737,958
Equity compensation plans not approved by security holders	—	—	—

Total	1,462,096	$7.96	3,554,056

OTHER INFORMATION

Other Business

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

Proxy Solicitation

The expense of soliciting proxies will be paid by TransUnion. We have retained Georgeson to assist with the solicitation of proxies at an estimated fee of $8,500 plus expenses. Some of the executive officers and other employees of TransUnion may solicit proxies personally, by telephone, mail, facsimile, or other means of communication, if deemed appropriate. TransUnion will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of TransUnion’s common stock.

Stockholder Proposals for 2021 Annual Meeting and Director Nominations

Under SEC regulations, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for our 2021 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices at 555 West Adams Street, Chicago, Illinois 60661 by December 2, 2020.

Under our bylaws, stockholders wishing to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders (but not include it in our proxy materials), must submit the proposed nominee or item of business by delivering notice to our Corporate Secretary at our principal executive offices, as follows:

•

Normally, for an Annual Meeting, we must receive the notice not less than 90 days or more than 120 days before the first anniversary of the prior year’s meeting. For our 2021 Annual Meeting, we must receive notice no earlier than January 12, 2021 and no later than February 11, 2021.

•

However, if we hold the Annual Meeting on a date that is more than 30 days before or 70 days after such anniversary date, we must receive the notice not earlier than 120 days before such annual meeting and no later than the close of business on the later of (i) 90 days before such annual meeting and (ii) 10 days after the date on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal. Any such proposal must also comply with the requirements of Rule 14a-8 of the Exchange Act. A nomination or proposal that does not comply with the foregoing requirements will be disregarded.

Additional Information Available

For stockholders receiving paper copies of this proxy statement, a copy of our 2019 Annual Report (which includes our 2019 Form 10-K) will accompany the proxy statement. For stockholders receiving the Notice only, the proxy statement and our 2019 Annual Report (which includes our 2019 Form 10-K) will be available electronically.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2019, along with our proxy statement, as filed with the SEC, are also available on our Investor Relations website, www.transunion.com/tru, on the “Financials” page, or you may request a copy of the Annual Report on Form 10-K and/or the proxy statement, without charge, by writing to our Investor Relations department at 555 West Adams Street, Chicago, Illinois 60661.

Appendix A

Excerpt from TransUnion Third Amended and Restated Certificate of Incorporation

(with deletion indicated by strike-out and addition indicated by underlining)

(Declassification Amendment)

Article VI would be amended as follows:

ARTICLE VI

BOARD OF DIRECTORS

A.    Except as otherwise provided in this ~~Second~~Third Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. ~~The~~Until the election of directors at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. ~~Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. At each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If~~Prior to the 2022 Annual Meeting, if the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. ~~Subject to the terms of the Major Stockholders’ Agreement (as defined below), any~~Each director elected prior to the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Each director elected at the 2020 Annual Meeting shall be elected for a one-year term expiring at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”). Each director elected at the 2021 Annual Meeting shall be elected for a one-year term expiring at the 2022 Annual Meeting. At the 2022 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.~~

B.    Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding ~~or the rights granted pursuant to the Amended and Restated Major Stockholders’ Agreement, dated as of June 24, 2015, by and among the Corporation and certain affiliates of Advent International Corporation (together with its affiliates and subsidiaries and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “Advent” and certain affiliates of Goldman, Sachs & Co. (together with its affiliates and subsidiaries and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “GS”) (as the same may be amended, supplemented, restated or otherwise modified~~

A-1

~~from time to time, the “Major Stockholders’ Agreement”),~~, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled ~~by a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders; provided, however, that at any time when Advent and GS beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled~~ only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy ~~or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier~~resulting from the death, resignation, retirement, disqualification or removal from office of a director shall hold office for the remaining term of his or her predecessor.

C.    ~~Subject to rights granted to Advent and GS under the Major Stockholders’ Agreement, any~~Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed ~~at any time either with or without cause~~(i) until the full declassification of the Board of Directors commencing at the 2022 Annual Meeting, only for cause and (ii) beginning at the 2022 Annual Meeting, with or without cause, in each case by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class~~; provided, however, that at any time when Advent and GS beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.~~.

D.    Elections of directors need not be by written ballot unless the Bylaws shall so provide.

E.    During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

A-2

Appendix B

Excerpt from TransUnion Third Amended and Restated Certificate of Incorporation

(with deletion indicated by strike-out and addition indicated by underlining)

(Majority Amendment)

[Proposal 2(a)]

Article V would be amended as follows:

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

~~A.    Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, at any time when Advent and GS (each as defined below) beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in this Second Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Article VI, Article VII, Article VIII, Article IX and Article X. For the purposes of this Second Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).~~

A.    The Corporation reserves the right to amend, alter, repeal or rescind, in whole or in part, any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are subject to this reservation.

B.    The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the ~~laws of the State of Delaware or this Second Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, at any time when Advent and GS (each as defined below) beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.~~ DGCL or this Third Amended and Restated Certificate of Incorporation.

[Proposal 2(b)]

Article VI would be amended as follows:

ARTICLE VI

BOARD OF DIRECTORS

C.    ~~Subject to rights granted to Advent and GS under the Major Stockholder’s Agreement, any~~Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation,

B-1

voting separately as a series or together with one or more other such series, as the case may be) may be removed ~~at any time either with or without cause~~(i) until the full declassification of the Board of Directors commencing at the 2022 Annual Meeting, only for cause and (ii) beginning at the 2022 Annual Meeting, with or without cause, in each case by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class~~; provided, however, that at any time when Advent and GS beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2⁄3% in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class~~.

B-2

Appendix C

Excerpt from TransUnion Third Amended and Restated Bylaws

(with deletion indicated by strike-out and addition indicated by underlining)

(Majority Amendment)

Article IX of the Bylaws would be amended as follows:

ARTICLE IX

Amendments

SECTION 9.01    Amendments. ~~The~~These Bylaws may be amended or repealed at any meeting of stockholders or at any meeting of the Board of Directors ~~is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Second Amended and Restated Certificate of Incorporation. Notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote of the stockholders, at any time when Advent and GS beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock (as defined in the Second Amended and Restated Certificate of Incorporation), these Bylaws or applicable law, the affirmative vote of the holders of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation <entitled to vote thereon>, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Section 9.01) or to adopt any provision inconsistent herewith.~~, provided the notice of such meeting thereof shall contain a statement of the substance of the proposed amendment or repeal. All such amendments must be approved by either the holders of a majority in voting power of the outstanding shares entitled to vote thereon or by a majority vote of the directors then in office.

C-1

Appendix D

Excerpt from TransUnion Third Amended and Restated Certificate of Incorporation

(with deletion indicated by strike-out and addition indicated by underlining)

(Sponsor Amendment)

Article VIII, Section A would be amended as follows:

A.    ~~At any time when Advent and GS beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested. At any time when Advent and GS beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any~~ Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

Article VIII, Section B would be revised as follows:

B.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the ~~Chairman~~ Chairperson of the Board of Directors~~; provided, however, that at any time when GS beneficially owns at least 20% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of GS, and at any time when Advent beneficially owns at least 20% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of Advent~~.

Article X would be amended as follows:

ARTICLE X

DGCL SECTION 203 AND BUSINESS COMBINATIONS

~~A.~~    The Corporation hereby expressly elects ~~not~~ to be governed by Section 203 of the DGCL.

~~B.    Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:~~

~~1. prior~~	~~to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or~~

~~2. upon~~

~~consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or~~

~~3. at~~

~~or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662⁄3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.~~

~~C.    For purposes of this Article X, references to:~~

~~1. “affiliate”~~	~~means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.~~

~~2. “associate,”~~

~~when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.~~

~~3. “Advent/GS~~

~~Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from either Advent, GS or any of their respective affiliates or successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 5% or more of the then outstanding voting stock of the Corporation.~~

~~4. “Advent/GS~~

~~Indirect Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any Advent/GS Direct Transferee or any other Advent/GS Indirect Transferee beneficial ownership of 5% or more of the then outstanding voting stock of the Corporation.~~

~~5. “business~~	~~combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:~~

~~(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;~~

~~(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;~~

~~(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);~~

~~(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or~~

~~(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.~~

~~6. “control,”~~

~~including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other~~

~~entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.~~

~~7. “interested~~

~~stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case, (a) Advent, GS, any Advent/GS Direct Transferee, any Advent/GS Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~8. “owner,”~~	~~including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:~~

~~(i) beneficially owns such stock, directly or indirectly; or~~

~~(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or~~

~~(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.~~

~~9. “person”~~	~~means any individual, corporation, partnership, unincorporated association or other entity.~~

~~10. “stock”~~	~~means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.~~

~~11. “voting~~	~~stock” means stock of any class or series entitled to vote generally in the election of directors.~~

Appendix E

TransUnion Third Amended and Restated Certificate of Incorporation

(with deletion indicated by strike-out and addition indicated by underlining)

~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANSUNION

* * * * *

The present name of the corporation is TransUnion (the “Corporation”). The Corporation was incorporated under the name “Spartan Parent Holdings Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 15, 2012, and the Certificate of Incorporation was amended and restated on ~~April 30~~May 8, 2012 ~~(the “First Amended~~ and ~~Restated Certificate of Incorporation”). This~~ on June 24, 2015 (the “Second Amended and Restated Certificate of Incorporation”). This Third Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates ~~and integrates and also further amends~~ the provisions of the ~~First~~Second Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ~~and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.~~. The ~~First~~Second Amended and Restated Certificate of Incorporation is hereby amended~~, integrated~~ and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is TransUnion.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is ~~Corporation Trust Center, 1209 Orange Street~~251 Little Falls Drive in the City of Wilmington, County of New Castle, ~~19801~~19808. The name of the registered agent of the Corporation in the State of Delaware at such address is ~~The~~ Corporation ~~Trust~~Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,100,000,000, which shall be divided into two classes as follows:

1,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

I.    Capital Stock.

A.    Common Stock and Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

B.    Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

C.    Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

D.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

E.    Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

F.    The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this ~~Second~~Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

~~C.    Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, at any time when Advent and GS (each as defined below) beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in this Second Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Article VI, Article VII, Article VIII, Article IX and Article X. For the purposes of this Second Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).~~

~~C~~A.    The Corporation reserves the right to amend, alter, repeal or rescind, in whole or in part, any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are subject to this reservation.

~~D~~B.    The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the ~~laws of the State of Delaware or this Second Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, at any time when Advent and GS (each as defined below) beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.~~DGCL or this Third Amended and Restated Certificate of Incorporation.

ARTICLE VI

BOARD OF DIRECTORS

~~F~~A.    Except as otherwise provided in this ~~Second~~Third Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. ~~The~~Until the election of directors at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. ~~Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. At each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If~~Prior to the 2022 Annual Meeting, if the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. ~~Subject to the terms of the Major Stockholders’ Agreement (as defined below), any~~Each director elected prior to the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Each director elected at the 2020 Annual Meeting shall be elected for a one-year term expiring at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”). Each director elected at the 2021 Annual Meeting shall be elected for a one-year term expiring at the 2022 Annual Meeting. At the 2022 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.~~

~~G~~B.    Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding ~~or the rights granted pursuant to the Amended and Restated Major Stockholders’ Agreement, dated as of June 24, 2015, by and among the Corporation and certain affiliates of Advent International Corporation (together with its affiliates and subsidiaries and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “Advent” and certain affiliates of Goldman, Sachs & Co. (together with its affiliates and subsidiaries and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “GS”) (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Major Stockholders’ Agreement”),~~, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled ~~by a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders; provided, however, that at any time when Advent and GS beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled~~ only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy ~~or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier~~resulting from the death, resignation, retirement, disqualification or removal from office of a director shall hold office for the remaining term of his or her predecessor.

~~H~~C.    ~~Subject to rights granted to Advent and GS under the Major Stockholders’ Agreement, any~~Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed ~~at any time~~

~~either with or without cause~~(i) until the full declassification of the Board of Directors commencing at the 2022 Annual Meeting, only for cause and (ii) beginning at the 2022 Annual Meeting, with or without cause, in each case by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class~~; provided, however, that at any time when Advent and GS beneficially own, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.~~.

~~I~~D.    Elections of directors need not be by written ballot unless the Bylaws shall so provide.

~~J~~E.    During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY

A.    To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B.    Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this ~~Second~~Third Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

A.    ~~At any time when Advent and GS beneficially own, in the aggregate, at least 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of~~

~~Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested. At any time when Advent and GS beneficially own, in the aggregate, less than 40% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, any~~Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

B.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the ~~Chairman~~ Chairperson of the Board of Directors~~; provided, however, that at any time when GS beneficially owns at least 20% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of GS, and at any time when Advent beneficially owns at least 20% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board of Directors or the Chairman of the Board of Directors at the request of Advent~~.

C.    An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

~~ARTICLE IX~~

~~COMPETITION AND CORPORATE OPPORTUNITIES~~

~~A.    In recognition and anticipation that (i) certain directors, principals, members, officers, associated funds, employees and/or other representatives of Advent International Corporation, Goldman, Sachs & Co. and their Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (ii) Advent International Corporation, Goldman, Sachs & Co. and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of Advent International Corporation, Goldman, Sachs & Co., the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith, subject to the provisions set out in the Major Stockholders’ Agreement.~~

~~B.    None of (i) Advent International Corporation, Goldman, Sachs & Co. or any of their Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined~~

~~below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section (D) of this Article IX. Subject to said Section (D) of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.~~

~~C.    The Corporation and its Affiliates do not have any rights in and to the business ventures of any Identified Person, or the income or profits derived therefrom, and the Corporation agrees that each of the Identified Persons may do business with any potential or actual customer or supplier of the Corporation or may employ or otherwise engage any officer or employee of the Corporation.~~

~~D.    The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this Article IX shall not apply to any such corporate opportunity.~~

~~E.    In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.~~

~~F.    For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of Advent International Corporation, any Person that, directly or indirectly, is controlled by Advent International Corporation, controls Advent International Corporation or is under common control with Advent International Corporation and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of Goldman, Sachs & Co., any Person that, directly or indirectly, is controlled by Goldman, Sachs & Co., controls Goldman, Sachs & Co. or is under common control with Goldman, Sachs & Co. and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (c) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (d) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.~~

~~G.    To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.~~

~~ARTICLE X~~ARTICLE IX

DGCL SECTION 203 AND BUSINESS COMBINATIONS

~~1.~~    The Corporation hereby expressly elects ~~not~~ to be governed by Section 203 of the DGCL.

~~A.    Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:~~

~~1. prior~~	~~to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or~~

~~2. upon~~

~~consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or~~

~~3. at~~

~~or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662⁄3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.~~

~~B.    For purposes of this Article X, references to:~~

~~1. “affiliate”means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.~~

~~2. “associate,”when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.~~

~~3. “Advent/GS~~	~~Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-~~

~~counter market) directly from either Advent, GS or any of their respective affiliates or successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 5% or more of the then outstanding voting stock of the Corporation.~~

~~4. “Advent/GS~~

~~Indirect Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any Advent/GS Direct Transferee or any other Advent/GS Indirect Transferee beneficial ownership of 5% or more of the then outstanding voting stock of the Corporation.~~

~~5. “business~~	~~combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:~~

~~(i) any~~

~~merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;~~

~~(ii) any~~

~~sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;~~

~~(iii) any~~

~~transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);~~

~~(iv) any~~

~~transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or~~

~~(v) any~~

~~receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.~~

~~6. “control,”including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.~~

~~7. “interested~~

~~stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case, (a) Advent, GS, any Advent/GS Direct Transferee, any Advent/GS Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~8. “owner,”including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:~~

~~(i) beneficially~~	~~owns such stock, directly or indirectly; or~~

~~(ii) has~~

~~(a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or~~

~~(iii) has~~

~~any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.~~

~~9. “person”means any individual, corporation, partnership, unincorporated association or other entity.~~

~~10. “stock”means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.~~

~~11. “voting~~	~~stock” means stock of any class or series entitled to vote generally in the election of directors.~~

~~ARTICLE XI~~ARTICLE X

MISCELLANEOUS

A.    If any provision or provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this ~~Second~~Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this ~~Second~~Third Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this ~~Second~~Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B.    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or this ~~Second~~Third Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article ~~XI~~X(B).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, TransUnion has caused this ~~Second~~Third Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this ~~24th~~[•] day of ~~June, 2015~~May, 2020.

TransUnion

By:	/s/
Name:	Michael J. Forde
Title:	Senior Vice President, Deputy General Counsel ~~– Legal & Regulatory~~ and ~~Assistant~~ Corporate Secretary

Appendix F

TRANSUNION

AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

Effective May [●], 2020

1.    Purpose. The purpose of the TransUnion Amended and Restated 2015 Omnibus Incentive Plan is to provide a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2.    Definitions. The following definitions shall be applicable throughout the Plan.

(a)    “Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.

(b)    “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(c)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Other Cash-Based Award and Performance Compensation Award granted under the Plan.

(d)    “Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause”, as defined in any employment, consulting or similar agreement between the Participant and any member of the Company Group in effect at the time of such Termination, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) the breach by Participant of the terms of any employment or severance agreement to which Participant is a party with any member of the Company Group, (B) if Participant has no such agreement, a breach of the terms of Participant’s employment (including, without limitation, the material policies of the Service Recipient, as applicable relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient), (C) the willful failure or refusal to perform Participant’s material duties for the Service Recipient or any member of the Company Group, as applicable, (D) the insubordination or disregard of the legal directives of the Board or senior management of the Company, as applicable, which are not inconsistent with the scope, ethics and nature of Participant’s duties and responsibilities, (E) engaging in misconduct that has, or could reasonably be expected to have, a material and adverse impact on the reputation, business, business relationships or financial condition of any member of the Company Group, (F) the commission of an act of fraud or embezzlement or acts of personal dishonesty involving personal profit against any member of the Company Group or (G) commission of acts constituting, any conviction of, or plea of guilty or nolo contendere to, a felony or of a crime involving fraud or misrepresentation, or any other crime that results, or could reasonably be expected to result in, material harm to the business or reputation of any member of the Company Group.

(g)    “Change in Control” means:

(i)    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii)    during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)    “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(j)    “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(k)    “Company” means TransUnion, a Delaware corporation, and any successor thereto.

(l)    “Company Group” means, collectively, the Company and any of its Subsidiaries.

(m)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)    “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(o)    “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with any member of the Company Group; or (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

(p)    “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability”, as defined in any employment, consulting or similar agreement between the Participant and the Service Recipient in effect at the time of determination; or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Company (or designee) in its sole and absolute discretion.

(q)    “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions undertaken to comply with the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(r)    “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(t)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(u)    “Fair Market Value” means, on a given date, if (i) the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(v)    “GAAP” has the meaning given such term in Section 14(b) of the Plan

(w)    “Immediate Family Members” has the meaning given such term in Section 14(b) of the Plan.

(x)    “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(y)    “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(z)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(aa)    “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(bb)    “NYSE” means the New York Stock Exchange.

(cc)    “Option” means an Award granted under Section 7 of the Plan.

(dd)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee)    “Original Effective Date” has the meaning given such term in Section 3 of the Plan.

(ff)    “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is payable without reference to the value of Common Stock.

(gg)    “Other Stock-Based Award” means an Award granted under Section 10 of the Plan that is payable by reference to the value of Common Stock.

(hh)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(ii)    “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(jj)    “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(kk)    “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ll)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(mm)    “Performance Period” means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(nn)    “Permitted Transferee” has the meaning given such term in Section 14(b) of the Plan.

(oo)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

(pp)    “Plan” means this TransUnion Amended and Restated 2015 Omnibus Incentive Plan, as it may be amended from time to time.

(qq)    “Qualifying Termination” means a Termination of a Participant’s employment or service with a Successor Company and its Subsidiaries without Cause during the period beginning on a Change in Control, and ending on the first anniversary of such Change in Control.

(rr)    “Restatement Effective Date” has the meaning given such term in Section 3 of the Plan.

(ss)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(uu)    “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(vv)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ww)    “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(xx)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(yy)    “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(zz)    “Subsidiary” means, with respect to any specified Person:

(i)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)    any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(aaa)    “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(bbb)    “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(ccc)    “Successor Award” has the meaning given such term in Section 12(b)(i) of the Plan.

(ddd)    “Successor Company” means an acquiring company or successor to the Company, or the surviving company of a Change in Control, or, if any, the parent or holding company thereof.

(eee)    “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.

(fff)    “Vesting Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

3.    Effective Date; Duration. The Plan was originally effective on June 18, 2015 (the “Original Effective Date”). The Plan, as hereby amended and restated, shall become effective on May 12, 2020 (the “Restatement Effective Date”), the date on which the Plan is approved by the Company’s stockholders, subject to such approval. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Restatement Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. If the Plan, as amended and restated hereby, is not approved by stockholders, the originally adopted Plan shall continue to remain in effect in accordance with its terms until the tenth anniversary of the Original Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.    Administration.

(a)    The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the

Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (x) adopt Sub-Plans.

(c)    Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act will be taken only by the Board or by a committee or subcommittee of two or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.

(d)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any other member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)    No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award granted hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Person harmless.

(f)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.    Grant of Awards; Shares Subject to the Plan; Limitations.

(a)    The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b)    Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, as of the Restatement Effective Date, no more than 12,400,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan, which shall include 5,400,000 shares of Common Stock authorized as of the Original Effective Date and 7,000,000 shares of Common Stock authorized as of the Restatement Effective Date; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,333,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 1,333,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year in respect of such Non-Employee Director’s service on the Board, shall not exceed $1,500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); and (vi) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $25,000,000.

(c)    Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant. Shares of Common Stock withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price or Strike Price, or taxes relating to an Award, shall be deemed to constitute shares not issued to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either: (i) the applicable shares are withheld or surrendered following the termination of the Plan; or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Common Stock is listed.

(d)    Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6.    Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7.    Options.

(a)    General. Each Option granted under the Plan shall be evidenced by an Award Agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c)    Vesting and Expiration; Termination.

(i)    Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason. Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(ii)    Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d)    Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for not less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.    Stock Appreciation Rights.

(a)    General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)    Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c)    Vesting and Expiration; Termination.

(i)    A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii)    Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d)    Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9.    Restricted Stock and Restricted Stock Units.

(a)    General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)    Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than, or in addition to, the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c)    Vesting; Termination.

(i)    Restricted Stock and Restricted Stock Units shall vest, and any applicable Vesting Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that, notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Vesting Period at any time and for any reason.

(ii)    Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

(d)    Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i)    Upon the expiration of the Vesting Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Vesting Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)    Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Vesting Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Vesting Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in settlement of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Vesting Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Vesting Period lapses with respect to such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(e)    Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE TRANSUNION AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN TRANSUNION AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TRANSUNION.

10.    Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock, valued by reference to, or are otherwise based on the Fair Market Value per share of Common Stock, including, without limitation, performance shares or performance units, or other Awards denominated in cash, (including, without limitation, cash bonuses), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement, and each Other Cash-Based Awards shall be evidenced such form as the Committee may determine from time to time. Each Other Stock-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(c) of the Plan.

11.    Performance Compensation Awards.

(a)    General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award.

(b)    Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e).

(c)    Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include, but are not limited to, any of the following, which may be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis: (i) net earnings, net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage year-end cash position or book value; (xxvii) strategic objectives; (xxviii) any other objective or subjective Performance Criteria specified by the Committee; or (xxix) any combination of the foregoing. The Committee may specify any reasonable definition of the Performance Criteria that it uses, and any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(d)    Modification of Performance Goal(s). Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) any other adjustments specified by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable, the Committee may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted, or transferred to a different business unit or function during a Performance Period, the Committee may determine that the Performance Goals or Performance Period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Committee.

(e)    Payment of Performance Compensation Awards.

(i)    Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)    Limitation. Unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)    Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period, and in so doing, the Committee may make such adjustments to the amount of the Performance Compensation Award earned as it determines in its sole discretion.

(f)    Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

12.    Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (except Other Cash-Based awards):

(a)    General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award, or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment made under this Section 12 shall be conclusive and binding for all purposes.

(b)    Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:

(i)    providing for (A) subject to Section 12(c), a substitution or assumption of Awards (any substituted Award or assumed Award, a “Successor Award”), (B) accelerating the exercisability of, lapse of restrictions on, or termination of, Awards, or (C) providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(ii)    subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancelling any one or more outstanding Awards and causing to be paid to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards prior to such cancellation, or the underlying shares in respect thereof;

(c)    Corporate Transactions. Except as may otherwise be provided in an Award Agreement or otherwise determined by the Committee, in the event of (x) any sale, transfer, disposition, or other transaction of assets to any Person that is not an Affiliate of the Company which results in the Participant’s ceasing to provide services to any member of the Company Group, or (y) a Change in Control of the Company:

(i)    with respect to each Successor Award issued pursuant to the first clause of Section 12(b)(i) which vests solely based upon the continued employment or service of the Participant, if the Participant experiences a Qualifying Termination, such Successor Award shall become fully vested and exercisable (to the extent applicable), and any forfeiture provisions will lapse; and

(ii)    with respect to each outstanding and unvested Award that is subject to any performance-based vesting conditions or criteria, (A) satisfaction of the performance-based conditions or criteria shall be measured based on actual performance through the date of such Change in Control (and to the extent the Committee cannot determine whether a performance level has been achieved, satisfaction shall be deemed to have occurred at target levels), and (B) a Successor Award may be issued with respect to a prorated portion of such Award (with such proration determined based on the satisfaction of the performance-based conditions or criteria), provided, that, any such Successor Award shall become fully vested and exercisable (to the extent applicable), and any forfeiture provisions will lapse, on the last day of the performance period that was applicable to such Award prior to the Change in Control, subject to the Participant’s continued employment with the Successor Company and its Subsidiaries through such date, or, if earlier, on the date the Participant experiences a Qualifying Termination.

Payments to holders pursuant to clause (b)(ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(d)    Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

13.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan) or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14.    General.

(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom the award was granted, and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.

(b)    Nontransferability.

(i)    Each Award shall be exercisable only by such Participant to whom the award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)    The terms of any Award transferred in accordance with clauses (ii), above, shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)    Dividends and Dividend Equivalents. The Committee, in its sole discretion, may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than, or in addition to, the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

(d)    Tax Withholding.

(i)    A Participant shall be required to pay to the Company or any other member of the Company Group, and the Company or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.

(ii)    Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the maximum required statutory withholding liability.

(e)    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.

(f)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any other member of the Company Group, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other member of the Company Group.

(h)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(i)    Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k)    Government and Other Regulations.

(i)    The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

(l)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n)    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting equity awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any other member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company or any other member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

(s)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u)    409A of the Code.

(i)    Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code and any Treasury Regulations promulgated thereunder (collectively, “Section 409A of the Code”), and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of
Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v)    Clawback/Forfeiture. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law, including, but not limited to, the applicable rules and regulations of the Securities and Exchange Commission and the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Company may require the Participant to repay any such excess amount to the Company.

(w)    Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:

(i)    cancel any or all of such Participant’s outstanding Awards; or

(ii)    require such Participant to forfeit any amount or gain realized due to the vesting or exercise of Awards, and to repay any such amount or gain promptly to the Company.

(x)    Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any other member of the Company Group, as applicable, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(y)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Before the meeting - go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 11, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRU2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 11, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TransUnion 555 West Adams Street Chicago, Illinois 60661 E99965-P35505 TRANSUNION The Board of Directors recommends you vote FOR proposals 1 through 4: Against Abstain For 1. To amend and restate our Amended and Restated Certificate of Incorporation (Charter) to declassify the Board of Directors over the next three years such that all directors will stand for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders. ! ! ! The Board of Directors recommends you vote FOR each of the nominees for director: 5. Election of Directors For Against Nominees: ! ! 2. To amend and restate our Charter to eliminate the supermajority voting requirements relating to: 5a. Suzanne P. Clark ! ! ! ! ! 5b. Kermit R. Crawford 2a. Amendments to the Charter and Bylaws; and ! ! ! ! ! 5c. Thomas L. Monahan, III 2b. Removal of directors. The Board of Directors recommends you vote FOR proposals 6 and 7: ! ! ! For Against Abstain 3. To amend and restate our Charter to remove the corporate opportunity waiver provisions of the Charter. 6. To amend and restate our 2015 Omnibus Incentive Plan to, among other things, increase the number of shares authorized for issuance by 7 million shares and extend the term of our plan through the tenth anniversary of the date of such amendment and restatement. ! ! ! 4. To amend and restate our Charter to remove certain rights, privileges and protections included in the Charter relating to former significant stockholders of TransUnion that have expired by their terms and to make other technical revisions to the Charter. ! ! ! ! ! ! 7. Ratification of appointment of PricewaterhouseCoopers LLP as TransUnion's independent registered public accounting firm for the fiscal year ending December 31, 2020. ! For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof. Your signature should appear exactly the same as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and our 2019 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2019) are available at www.proxyvote.com. E99966-P35505 TRANSUNION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2020 The undersigned stockholder(s) of TransUnion hereby appoint(s) Heather J. Russell and Michael J. Forde, or either of them, as proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TransUnion that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Central Daylight Time on May 12, 2020, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually via live audio webcast at: www.virtualshareholdermeeting.com/TRU2020. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 5, FOR PROPOSALS 1, 2, 3, 4, 6 AND 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE.